SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Southwest Gas Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ], 2022

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders of Southwest Gas Holdings, Inc. (“we,” “us,” “our,” or the “Company”) scheduled to be held on [                ], [            ], 2022 at [    ] PDT in a completely virtual format. You can attend the Annual Meeting by visiting [www.zzz], where you will be able to listen to the meeting live, submit questions and vote online. The Board of Directors has determined that a virtual meeting is a prudent precaution due to the uncertainty related to the ongoing coronavirus (COVID-19) pandemic. Please see page 1 of the Proxy Statement for instructions regarding access to the virtual Annual Meeting.

The Notice of Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting.

The Company is committed to building stockholder value by focusing on our fundamental business strategies of operational excellence, strategic growth, and financial stewardship. Our business segments have established track records of achievement as we work to grow and serve our markets across North America.

As you may have heard, IEP Utility Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of Icahn Enterprises Holdings L.P., a Delaware limited partnership, and Icahn Enterprises Holdings, along with other entities affiliated with Carl C. Icahn (collectively, the “Icahn Group”) has notified the Company of its intent to nominate a slate of ten nominees for election to our Board of Directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. You may receive a proxy statement, gold proxy card and other solicitation materials from the Icahn Group. We are not responsible for the accuracy of any information provided by or relating to the Icahn Group or its nominees contained in solicitation materials filed or disseminated by or on behalf of the Icahn Group, or any other statements that the Icahn Group may make.

The Board of Directors does not endorse any Icahn Group nominee and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on your WHITE proxy card. The Board of Directors strongly urges you not to sign or return any gold proxy card sent to you by the Icahn Group. If you have previously submitted a gold proxy card sent to you by the Icahn Group, you can revoke that proxy and vote for our Board of Directors’ director nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card.

Your Board of Directors asks you to support the Board of Directors’ director nominees and to follow its recommendations with respect to the other proposals set forth in the Proxy Statement.

It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you vote, as instructed in the WHITE proxy card, online, by telephone or by mail on the WHITE proxy card, as promptly as possible.

Your interest and participation in the affairs of our Company are greatly appreciated.

Sincerely yours,

John P. Hester

President and Chief Executive Officer

8360 S. Durango Drive Las Vegas, Nevada 89113

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

[                    ], 2022

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Southwest Gas Holdings, Inc. (“we,” “us,” “our,” or the “Company”) will be held on [         ], [        ], 2022, at [                    ] PDT at [www.zzz], in a completely virtual format, for the following purposes:

(1)	To elect ten directors of the Company;
(2)	To approve, on a non-binding, advisory basis, the Company’s executive compensation;
(3)	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2022;
(4)	To consider a proposal by the Icahn Group (as defined below) to repeal any Bylaw amendments adopted after October 19, 2021 and prior to the Annual Meeting that could interfere with the seating of Icahn’s director nominees for election at the Annual Meeting or any subsequent special meeting of stockholders, if such proposal is properly brought before the meeting; and
(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company established [                    ], 2022, as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

Please note that IEP Utility Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of Icahn Enterprises Holdings L.P., a Delaware limited partnership, and Icahn Enterprises Holdings, along with other entities affiliated with Carl C. Icahn (collectively, the “Icahn Group”), has notified the Company of its intent to nominate a slate of ten nominees for election to the Board of Directors at the meeting. The Company does not endorse any Icahn Group nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on your WHITE proxy card. The Board of Directors strongly urges you not to sign or return any gold proxy card sent to you by the Icahn Group.

HOW TO VOTE
Please review the proxy statement and vote, at your earliest convenience, using any of the following methods:
Call the phone number listed on your WHITE proxy card to vote BY TELEPHONE.
Visit the website listed on your WHITE proxy card to vote ONLINE.
Sign, date and return your WHITE proxy card in the enclosed postage-paid envelope to vote BY MAIL.
Access the virtual meeting to vote by ballot. See “How Do I Attend the Annual Meeting?” (page 1) for instructions.

It is extremely important that your shares be represented at the Annual Meeting in light of the proxy contest being conducted by the Icahn Group. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to use the enclosed WHITE proxy card to vote online, by telephone or by signing, dating and returning the WHITE proxy card in the envelope provided. Please submit your proxy even if you plan to attend the Annual Meeting virtually, so that if you are unable to attend the Annual Meeting your shares can still be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you attend the Annual Meeting virtually and decide to vote by ballot at the Annual Meeting, such vote will revoke any prior proxy you may have submitted. If your shares are held in the name of a bank, broker or other holder of record, you may vote at the Annual Meeting only if you provide a legal proxy from such bank, broker or other holder of record.

By Order of the Board of Directors

Thomas E. Moran

Vice President, Corporate Secretary/Legal Counsel

Important Notice Regarding the Virtual Annual Meeting: The format of the virtual Annual Meeting ensures that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. For more information about the virtual Annual Meeting, see “General Information” in this Proxy Statement.

Southwest Gas Holdings 2022 Notice and Proxy	i

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on [            ], 2022

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Southwest Gas Holdings, Inc. (“we,” “us,” “our,” or the “Company”) for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held in a completely virtual format at [www.zzz], on [        ], [    ], 2022 at [            ] PDT.

We will be mailing these proxy materials to stockholders on or about [            ], 2022. We are also making this Proxy Statement, a form of WHITE proxy card and our 2021 Annual Report to Stockholders available to stockholders on our website at [http://www.xxx] on or about [            ], 2022.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders and described in these materials, including:

▪	The election of ten directors of the Company;
▪	The approval, on a non-binding, advisory basis, of the Company’s executive compensation;
▪	The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2022;
▪	The consideration of a proposal by the Icahn Group (defined below) to repeal any Bylaw amendments adopted after October 19, 2021 and prior to the Annual Meeting that could interfere with the seating of Icahn’s director nominees for election at the Annual Meeting or any subsequent special meeting of stockholders, if such proposal is properly brought before the meeting; and
▪	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Has the Company been notified that a stockholder intends to nominate alternate director nominees at the Annual Meeting?

Yes. IEP Utility Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of Icahn Enterprises Holdings L.P., a Delaware limited partnership, and Icahn Enterprises Holdings, along with other entities affiliated with Carl C. Icahn (collectively, the “Icahn Group”), has notified the Company that it intends to nominate ten director nominees for election at the Annual Meeting in opposition to the director nominees recommended by the Board. The Icahn Group’s director nominees have NOT been endorsed by the Board, and the Board unanimously recommends you submit your voting instructions “FOR” all of the Board’s director nominees on the enclosed WHITE proxy card. The Board strongly urges you NOT to sign or return any gold proxy card sent to you by the Icahn Group. If you have previously submitted a gold proxy card sent to you by the Icahn Group, you can revoke that gold proxy card and submit your voting instructions for the Board’s director nominees and on the other matters to be voted upon at the Annual Meeting by signing, dating and returning the enclosed WHITE proxy card or by submitting a proxy by telephone or online by following the instructions on the enclosed WHITE proxy card.

Southwest Gas Holdings 2022 Notice and Proxy	1

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders. You can attend the Annual Meeting by visiting [www.zzz], where you will be able to listen to the meeting live, submit questions and vote online, as long as you have pre-registered. Attendance at the Annual Meeting will be limited to stockholders of the Company as of the record date, and guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location.

In order to attend the virtual Annual Meeting, you will need to pre-register by [                ], PDT on [        ] [    ], 2022. To pre-register for the meeting, please follow these instructions:

Registered Stockholders. Stockholders of record as of the record date may register to participate in the Annual Meeting by visiting the website [www.zzz]. Please have your WHITE proxy card containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting must be received no later than [                ], PDT, on [        ] [    ], 2022.

Street Name Stockholders. Stockholders whose shares are held through a broker, bank or other nominee as of the record date may register to participate in the Annual Meeting by visiting the website [www.zzz]. Please have your voting instruction form or other communication containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting must be received no later than [                ] PDT, on [        ] [    ], 2022.

If you have any difficulty following the registration process, please email the support team at the email address indicated on the meeting website [www.zzz].

Attending the Virtual Annual Meeting. Once your registration is validated, you will receive a confirmation email with instructions for accessing the Annual Meeting. The confirmation email will also contain contact information for technical support or any other questions on how to participate in the Annual Meeting.

Technical Disruptions. In the event of any technical disruptions or connectivity issues during the course of the Annual Meeting, please allow for some time for the meeting website to refresh automatically, and/or for the meeting operator to provide updates through the phone bridge.

Stockholder List. We will make available a list of registered stockholders as of the record date for inspection by stockholders for any purpose germane to the Annual Meeting from [            ], 2022 through [            ], 2022 at our headquarters located at 8360 S. Durango Dr., Las Vegas, Nevada. Due to the fact that the normal business hours of our headquarters have been affected due to the COVID-19 pandemic, if you wish to inspect the list, please submit your request, along with proof of ownership, by email to SWX@swgas.com. The stockholder list will also be available electronically on the meeting website during the live webcast of the Annual Meeting.

Voting by Ballot at the Annual Meeting. Although the meeting webcast will begin at [                ] PDT on [            ], 2022, we encourage you to access the meeting site 30 minutes prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Annual Meeting site will first be accessible to stockholders who have pre-registered beginning at [                ] PDT on the day of the Annual Meeting.

For street name stockholders who wish to vote by ballot at the Annual Meeting, you must also provide a legal proxy from your broker, bank or other custodian when submitting your ballot before the polls close at the Annual Meeting. Any voting instruction form you receive in connection with the Annual Meeting is not a legal proxy. Please also note that if you do request a legal proxy from your broker, bank or other agent, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your broker, bank or custodian to vote on your behalf. Consequently, you will only be able to vote by ballot at the Annual Meeting. Your legal proxy, in electronic form (PDF, JPEG, GIF or PNG file format), must be submitted along with your ballot before the polls close at the Annual Meeting in order for your vote by ballot to count. Multiple legal proxies must be combined into one document for uploading at the Annual Meeting.

How can I submit questions prior to and during the Annual Meeting?

Prior to the Annual Meeting, stockholders may submit questions pertaining to the business of the meeting by emailing the Company’s Corporate Secretary, Thomas Moran, at: SWX@swgas.com. During the Annual Meeting, as well as 30 minutes prior to the start time, stockholders will also be able to submit questions through the online

2	Southwest Gas Holdings 2022 Notice and Proxy

platform used for the Annual Meeting. As has been the case at prior Annual Meetings of Stockholders, the Company will respond to questions during the meeting or shortly after the meeting on our website as applicable. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to edit questions to remove inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters. If we receive substantially similar questions, we may group such questions together and provide a single response.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on [            ], 2022, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. If you are a stockholder of record on that date, you are entitled to vote all of the shares that you held on that date at the Annual Meeting, or any adjournment or postponement of the Annual Meeting. No dissenters’ rights are provided under the Delaware General Corporation Law, our Articles of Incorporation, or our Bylaws with respect to any of the proposals described in this Proxy Statement.

How many votes do I have?

You have one vote for each share of the Company’s common stock (“Common Stock”) you owned as of the record date for the Annual Meeting.

How do I vote?

If your shares are registered directly in your name, you are the holder of record of those shares and can vote your shares either by proxy whether or not you attend the Annual Meeting, or by ballot by attending the virtual Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy promptly by using the WHITE proxy card to vote online, by telephone or by signing, dating and returning the WHITE proxy card to ensure that your votes are counted. You may still attend the Annual Meeting and vote by ballot even if you have already submitted a proxy.

The Board strongly urges you NOT to sign or return any gold proxy card sent to you by the Icahn Group. If you have previously submitted a gold proxy card sent to you by the Icahn Group, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the Annual Meeting by submitting a WHITE proxy card. Only your latest-dated proxy will count.

To vote by proxy, you may either:

Call the phone number listed on your WHITE proxy card to vote BY TELEPHONE.

Visit the website listed on your WHITE proxy card to vote ONLINE.

Sign, date and return your WHITE proxy card in the enclosed postage-paid envelope to vote BY MAIL.

If you hold your shares in a brokerage account or through a bank or other holder of record, you are the beneficial owner of the shares, and the shares are held in “street name.” Your broker, bank or other holder of record (collectively referred to as “broker”) is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker how to vote by following the instructions provided by your broker, or to obtain a legal proxy from your broker in order to vote by ballot at the virtual Annual Meeting.

If you hold your shares indirectly in the Southwest Gas Corporation Employees’ Investment Plan (the “EIP”), you have the right to direct the EIP trustee how to vote your shares by following the instructions from the EIP trustee accompanying the Proxy Statement. Please note that the EIP trustee must receive your vote directions by no later than [    ] on [            ], 2022. If you do not timely direct the EIP trustee how to vote your shares, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants. EIP Participants may not vote their EIP shares by ballot at the Annual Meeting.

Can I revoke or change my vote?

Yes, a record holder can revoke or change a vote at any time prior to the voting of shares at the Annual Meeting by (a) casting a new vote by telephone or online; (b) sending a new WHITE proxy card with a later date; (c) sending a

Southwest Gas Holdings 2022 Notice and Proxy	3

written notice of revocation that is received on or prior to [            ], 2022, by mail to Southwest Gas Holdings, Inc. c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095; or (d) voting by ballot at the virtual Annual Meeting. If a broker, bank, trustee or other nominee holds your shares, you must contact them in order to find out how to change your vote.

If you have previously signed a gold proxy card sent to you by the Icahn Group or otherwise voted according to instructions provided by the Icahn Group, you may change your vote by signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or online by following the instructions on the WHITE proxy card. Submitting a gold proxy card sent to you by the Icahn Group will revoke votes you have previously submitted using the Company’s WHITE proxy card.

What should I do if I receive a gold proxy card from the Icahn Group?

Please do not vote using any gold proxy card from the Icahn Group. The Icahn Group has notified the Company that it intends to propose ten director nominees for election at the Annual Meeting in opposition to the director nominees recommended by the Board. If the Icahn Group proceeds with its proposal, you may receive proxy solicitation materials from the Icahn Group, including an opposition proxy statement and gold proxy card. The Company is not responsible for the accuracy of any information contained in any proxy materials used by the Icahn Group or any other statements that the Icahn Group may otherwise make. The Board has not endorsed any of the Icahn Group’s director nominees and unanimously recommends that you disregard any gold proxy card or solicitation materials that may be sent to you by the Icahn Group.

Please note that instructing to “WITHHOLD” with respect to any of the Icahn Group’s director nominees on a gold proxy card is not the same as voting FOR the Board’s director nominees, because any vote using the gold proxy card will revoke any WHITE proxy you previously submitted. If you have already submitted a proxy using the gold proxy card, you have every right to change your vote by using the enclosed WHITE proxy card to submit a proxy by telephone or online, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will count.

If you have any questions or need assistance in voting, please call the Company’s proxy solicitor:

INNISFREE M&A INCORPORATED

at

1 (877) 825-8621 (toll-free from the U.S. and Canada)

or

+1 (412) 232-3651 (from other locations)

What are the Board’s recommendations?

The Board’s recommendations are set forth within the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

▪	FOR the election of the slate of directors nominated by the Board (see Proposal 1);
▪	FOR the approval, on a non-binding, advisory basis, of the Company’s executive compensation (see Proposal 2);
▪	FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022 (see Proposal 3); and
▪	AGAINST a proposal by the Icahn Group to repeal any Bylaw amendments adopted after October 19, 2021 and prior to the Annual Meeting that could interfere with the seating of Icahn’s director nominees for election at the Annual Meeting or any subsequent special meeting of stockholders, if such proposal is properly brought before the meeting (see Proposal 4).

The Board strongly urges you not to vote using any gold proxy card sent to you by the Icahn Group. If you have previously submitted a gold proxy card sent to you by the Icahn Group, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card, or by submitting a proxy by telephone or online.

4	Southwest Gas Holdings 2022 Notice and Proxy

How many votes must be present to hold the Annual Meeting?

In order to conduct business at the Annual Meeting, the holders of a majority of the shares of Common Stock entitled to vote must be represented by virtual attendance or by proxy at the meeting. This is called a quorum. As of the close of business on [            ], 2022, [            ] shares of Common Stock were outstanding and entitled to vote; therefore a quorum will be established by the presence of [                ] shares by virtual attendance or by proxy at the Annual Meeting. Proxies received but marked as abstentions and any broker non-votes will be included in the calculation of the votes considered to be present at the meeting.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker lacks discretionary authority to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange (the “NYSE”) determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. The election of directors is considered a “non-routine” matter. Similarly, the proposal to approve the Company’s executive compensation (on a non-binding, advisory basis) is considered a “non-routine” matter. Therefore, beneficial owners who hold their shares in street name must provide voting instructions to their brokers in order for their broker to vote their shares on these matters. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022 is usually considered a “routine” matter, however, because the Icahn Group has indicated its intention to deliver proxy materials in opposition to our Board’s director nominees, with respect to accounts to which the Icahn Group mails its proxy materials, brokers will not have discretion to vote on any matter, including the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022, without your voting instructions. The proposal to repeal any Bylaw amendments adopted after October 19, 2021 and prior to the Annual Meeting that could interfere with the seating of Icahn’s director nominees for election is considered a “non-routine” matter. As a result, if you do not instruct your broker on how to vote your shares, then your shares will not be voted on any of these proposals. We urge you to instruct your broker about how you wish your shares to be voted.

What vote is required to approve each Proposal?

The ten nominees for director who receive the highest number of votes “FOR” their election will be elected as directors. This is called a “plurality vote.” Since the Majority Voting Policy adopted by the Board (as described in “GOVERNANCE OF THE COMPANY—Majority Voting Policy” below), applies only to uncontested elections, we do not anticipate that it will apply to the 2022 election of directors in light of the Icahn Group’s stated intentions to propose ten director nominees for election. The affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Annual Meeting at which a quorum is present (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum) is necessary to ratify PricewaterhouseCoopers LLP’s selection as the independent registered public accounting firm for the Company for fiscal year 2022; to approve, on an advisory basis, the Company’s executive compensation; and to approve a proposal by the Icahn Group to repeal any Bylaw amendments adopted after October 19, 2021 and prior to the Annual Meeting that could interfere with the seating of Icahn’s director nominees for election at the Annual Meeting or any subsequent special meeting of stockholders, if such proposal is properly brought before the meeting. Although the result of the vote to approve executive compensation is non-binding, the Board will consider the outcome of the vote when making future executive compensation decisions.

How are my votes counted?

▪	Election of Directors: You may vote “FOR ALL,” or “WITHHOLD ALL,” or “FOR ALL EXCEPT.” If you mark “FOR ALL,” your votes will be counted for all of the director nominees. As a result of the Icahn Group’s intention to nominate ten director nominees in opposition to the ten director nominees recommended by the Board, there will be twenty director nominees as of [ ], 2022 and only the ten director nominees receiving the greatest number of “FOR” votes will be elected. Abstentions and any broker non-votes will not be counted as votes cast and will, therefore, have no effect on the election of directors.
▪	Advisory Vote to Approve Executive Compensation: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the advisory vote to approve the Company’s executive compensation. The result of this vote is non-binding. However, the Board will consider the outcome of the vote when making future executive compensation decisions. Abstentions and any broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of this proposal.

Southwest Gas Holdings 2022 Notice and Proxy	5

▪	Ratification of the selection of PricewaterhouseCoopers LLP: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022. Abstentions and any broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of this proposal.
▪	Bylaw Restoration Proposal: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the approval of a proposal by the Icahn Group to repeal any Bylaw amendments adopted after October 19, 2021 and prior the Annual Meeting that could interfere with the seating of Icahn’s director nominees for election at the Annual Meeting or any subsequent special meeting of stockholders, if such proposal is properly brought before the meeting. Abstentions and any broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of this proposal.

We will appoint an independent inspector of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present, and to determine the voting results on all matters presented to Company stockholders.

What if I do not vote for any or all of the matters listed on my WHITE proxy card?

As a stockholder of record, if you return a signed WHITE proxy card without indicating your vote on any or all of the matters to be considered at the Annual Meeting, your shares will be voted “FOR” the director nominees listed on the WHITE proxy card, “FOR” the advisory vote to approve executive compensation, “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022, and “AGAINST” the proposal by the Icahn Group to repeal any Bylaw amendments adopted after October 19, 2021 and prior to the Annual Meeting that could interfere with the seating of Icahn’s director nominees for election at the Annual Meeting or any subsequent special meeting of stockholders, if such proposal is properly brought before the meeting, if you have not voted otherwise on a particular proposal. With respect to any other matter that properly comes before the Annual Meeting, Karen S. Haller and Thomas E. Moran, the proxies designated by the Board and identified in the accompanying WHITE proxy card, will vote all proxies granted to them at their discretion.

Can the shares that I hold in a brokerage account or the EIP be voted if I do not instruct my broker or the EIP trustee?

▪	Shares held in street name: If you do not instruct your broker to vote your shares of Common Stock held in street name, your broker has the discretion to vote your shares on all “routine” matters scheduled to come before the Annual Meeting. For “non-routine” matters, your broker does not have discretion to vote your shares and, if you do not give your broker voting instructions, your shares will be considered broker non-votes. The election of directors and the advisory vote to approve executive compensation are considered “non-routine” matters, and in order to vote on these matters, you will need to instruct your broker how to vote your shares. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022 is usually considered a “routine” matter, however, because the Icahn Group has indicated its intention to deliver proxy materials in opposition to our Board’s director nominees, with respect to accounts to which the Icahn Group mails its proxy materials, brokers will not have discretion to vote on any matter, including the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022, without your voting instructions. The proposal to repeal any Bylaw amendments adopted after October 19, 2021 and prior to the Annual Meeting that could interfere with the seating of Icahn’s director nominees for election is considered a “non-routine” matter. As a result, if you do not instruct your broker on how to vote your shares, then your shares will not be voted on any of these proposals. We urge you to instruct your broker about how you wish your shares to be voted.
▪	Shares held in the EIP: If you do not provide instructions to the EIP trustee for the shares of Common Stock that you hold in the EIP, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants.

Are proxy materials available online?

Complete copies of this Proxy Statement and the 2021 Annual Report to Stockholders are available at [www.xxx].

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted at the Annual Meeting.

6	Southwest Gas Holdings 2022 Notice and Proxy

Who is soliciting my proxy?

Your proxy is being solicited by the Board, and the Company will bear the entire cost of the proxy solicitation (see “COSTS OF SOLICITATION,” below). Innisfree M&A Incorporated, (“Innisfree”), 501 Madison Avenue, New York, NY 10022, has been retained to assist in obtaining proxies from certain stockholders. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to you, if your shares are held in “street name.” In addition, our directors, officers or employees may solicit proxies in person or by telephone, e-mail or facsimile. Annex A sets forth information relating to our directors, nominees for directors and certain of our officers and employees who are considered “participants” in our solicitation under the rules of the U.S. Securities and Exchange Commission (“SEC”) by reason of their position as directors of the Company, as nominees for directors or because they may be soliciting proxies on our behalf.

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ADDITIONAL BACKGROUND OF THE SOLICITATION

The following discussion provides background information regarding the Company’s engagement with Mr. Icahn and certain of his affiliates beginning in October 2021 through the date of this Proxy Statement.

During this period, the Company, under the leadership of the Board and management, (i) continued its extensive engagement program with the Company’s stockholders, (ii) reaffirmed its ongoing commitment to Board refreshment, which is underscored by the addition of two new independent directors earlier this year and the retirement of two long-serving directors immediately before the Annual Meeting, (iii) completed its acquisition of Questar (as defined below) and continued to successfully integrate Riggs Distler & Company, Inc. (“Riggs Distler”) into the Company’s wholly-owned subsidiary, Centuri Group, Inc., both of which are expected to be accretive to the Company’s earnings in the first full year following their completion, and (iv) continued to maintain a disciplined, risk adjusted approach to capital allocation that has resulted in a strong balance sheet that is currently providing the Company with substantial financial flexibility.

Also during this period, Mr. Icahn, on the other hand has, to the Company’s knowledge, failed to seek the regulatory approvals that he claims will be sought in order for his slate of director nominees to be elected to the Board and which are necessary to consummate his tender offer. Mr. Icahn states in his Offer to Purchase (as defined below) that regulatory approval in Arizona may be required to elect his slate to the Board, and that he will be seeking approval for the election of his slate in Arizona, California and Nevada. As of the date of this filing, none of these approvals has been obtained nor, to the Company’s knowledge, have any applications in respect thereof been made.

On October 4, 2021, the Company received a letter from Mr. Icahn, purportedly in response to a Reuters article published the prior day about the Company’s pursuit of an acquisition of Dominion Energy Questar Pipeline, LLC (together with its subsidiaries and certain associated affiliates, “Questar”). Although the terms of the acquisition had not yet been disclosed by the Company, Mr. Icahn’s letter stated that he opposed the Questar transaction and criticized the Company’s performance and management.

On October 5, 2021, the Board met via video conference with certain members of management and outside advisors to review and discuss the potential acquisition of Questar. The Board also discussed Mr. Icahn’s October 4, 2021 letter and Mr. Icahn’s disclosed and potential ownership position in the Company, as well as the views Mr. Icahn had expressed with respect to the Company’s business and the Questar transaction. After careful consideration of, among other things, the due diligence conducted by management with the assistance of financial, legal and other outside advisors, the terms of the definitive agreement for the acquisition of Questar, and the significant financial and strategic benefits to the Company and its stockholders, the Board unanimously approved the Company entering into the definitive agreement. The Board also discussed Mr. Icahn’s approach to the Company and the steps the Board should take to consider and respond to Mr. Icahn’s letter and to the potential threat posed to the Company and its stockholders if Mr. Icahn rapidly increased his ownership position in light of his proposals for the Company, including the potential adoption of a stockholder rights plan. The Board reiterated their desire to obtain the perspective of the Company’s stockholders as part of their oversight of the business.

Later that day, the Company entered into a definitive agreement with Dominion Energy Questar Corporation to acquire Questar and issued a press release announcing the transaction. The press release stated, among other things, that the Questar acquisition “will provide significant financial and strategic benefits to our company, shareholders, employees and partners, as we continue to significantly increase our role in the transitioning energy landscape. In particular, this transaction further enhances our earnings metrics, further diversifies our business with FERC-regulated infrastructure, secures consistent rate-regulated cash flow, supports dividend growth, and increases our business flexibility for funding our capital needs, thereby creating significant near- and long-term value for shareholders. This acquisition accelerates our energy transition strategy by strengthening our ability to provide affordable, low carbon energy to customers while positioning us to transport renewable natural gas, responsibly sourced gas, and eventually, hydrogen and CO2.” The press release also provided that the transaction is expected to be accretive to earnings per share in 2022, the first full year after close.

Also on October 5, 2021, Mr. Icahn publicly released his October 4, 2021 letter to the Board opposing the Company’s decision to enter into the Questar transaction.

On October 7, 2021, Mr. Hester, President and Chief Executive Officer of the Company, and certain other members of management had a telephone call with Mr. Icahn and several of his representatives. During that conversation, Mr. Icahn expressed his opposition to the Questar transaction and the possibility that, to pay for the Questar transaction, the Company would raise equity financing that might be dilutive to the Company’s current stockholders. Mr. Icahn proposed that the Company raise equity financing through a rights offering to the Company’s stockholders, which Mr. Icahn would “backstop” by agreeing to purchase all the equity in the Company that was not purchased by

8	Southwest Gas Holdings 2022 Notice and Proxy

other stockholders. Mr. Icahn also said he thought he could secure up to three or four seats on the Board, but said he might settle for two seats. Mr. Hester and Mr. Icahn agreed to speak again in a few days.

On October 10, 2021, the Board met via video conference with certain members of management and outside advisors. The Board, among other things, discussed Mr. Hester’s conversation with Mr. Icahn. The Board then reviewed with its outside advisors various factors in determining whether it was appropriate and in the best interest of the Company’s stockholders to adopt a stockholder rights plan, including, among other things, Mr. Icahn’s ownership in the Company, the potential impact of Mr. Icahn’s stockholding on management’s ability to focus on operating the business and delivering long-term stockholder value, the potential for Mr. Icahn to acquire a large or even controlling block of shares without paying an appropriate premium, and Mr. Icahn’s history of activist campaigns and hostile takeovers at other companies. After considering various factors, including those described in the preceding sentence, and concluding that the further accumulation by Mr. Icahn of additional shares and derivative positions in the Company was a threat to the Company and its stockholders, the Board unanimously determined that it was in the best interests of the Company and its stockholders to adopt a stockholder rights plan (the “Rights Agreement”). In doing so, the Board reiterated its desire to engage with stockholders and noted that the Rights Agreement was intended to ensure that all stockholders receive fair and equal treatment and maintain the ability to realize the long-term value of their investment in the Company.

On October 11, 2021, the Company issued a press release announcing that the Board had adopted the Rights Agreement, and noted that the Rights Agreement was designed to protect stockholder interests by reducing the likelihood that any person or group would gain control of the Company without appropriately compensating the Company’s stockholders for control. The Company also stated that the Rights Agreement was not designed to prevent any action with respect to the Company, but rather intended to position the Board to fulfill its fiduciary duties on behalf of all stockholders by ensuring that the Board has sufficient time to make informed judgments about any attempts to control the Company and to encourage anyone seeking to gain a controlling interest in the Company to negotiate directly with the Board prior to attempting a takeover.

On October 13, 2021, the Company issued an open letter to Mr. Icahn responding to points raised by Mr. Icahn in his October 4, 2021 letter. The letter reiterated that the Company was open to listening to ideas for enhancing stockholder value, and responded to points raised by Mr. Icahn in his October 4, 2021 letter, including that:

▪	“Questar Pipelines Is an Especially Compelling Asset That Aligns with Southwest Gas Holdings”
▪	“The Acquisition of Questar Pipelines is Appropriately and Fairly Priced”
▪	“Our Financing Plan Rebalances Our Capital Structure and Supports Our Balance Sheet”
▪	“We Have a Long and Demonstrated History of Constructive Relationships with Our Regulators”.

Also, on October 13, 2021, Mr. Hester and certain other members of management had another telephone call with Mr. Icahn and several of his representatives. During this call, Mr. Icahn reiterated his previous views with respect to the Questar transaction and the potential equity financing. In addition, although he did not provide any specific proposal to Mr. Hester, Mr. Icahn indicated that he would be making a public announcement as soon as the following day.

On October 14, 2021, Mr. Icahn publicly announced his intention to commence an unsolicited tender offer for the Company’s securities and to nominate a full slate of directors for election at the Annual Meeting. That same day, the Company issued a press release acknowledging Mr. Icahn’s announcement.

On October 19, 2021, certain affiliates of Mr. Icahn sent a letter to the Company requesting the director candidate questionnaire and the director nominee agreement. The Company provided both documents to Mr. Icahn the next day.

On October 20, 2021, Mr. Icahn issued an open letter to the Company’s stockholders asserting rebuttals to the Company’s letter dated October 13, 2021. That same day, the Company issued a statement reiterating that the “Board and management team remain committed to pursuing long-term value for the Company and all of our shareholders, whether coming from ideas through our shareholders or otherwise.”

On October 22, 2021, certain affiliates of Mr. Icahn delivered a letter to representatives of the Company demanding, pursuant to Section 220 of the Delaware General Corporation Law, inspection of the Company’s stockholder list, security position listing and other information.

On October 25, 2021, Mr. Icahn issued an open letter to the Board, which, among other things, reiterated Mr. Icahn’s belief that a rights offering was the preferred method to finance the Questar transaction and Mr. Icahn’s offer to backstop such a rights offering. In the letter, Mr. Icahn also offered to provide all of the equity financing necessary for the Questar transaction at $75 per share, despite the fact that such transaction would be in violation of U.S. securities laws due to Mr. Icahn’s announcement of the tender offer.

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On October 27, 2021, affiliates of Mr. Icahn commenced his tender offer to purchase any and all of the outstanding shares for $75 per share in cash upon the terms set forth in the Offer to Purchase dated October 27, 2021 (the “Offer to Purchase”). The Offer to Purchase contained no information about Mr. Icahn’s plans for managing the Company, except for statements that Mr. Icahn intends to conduct a detailed review of the Company. In addition, the Offer to Purchase stated that the tender offer was conditioned upon the receipt of any necessary regulatory approvals, but failed to provide what regulatory approvals would satisfy the condition, failed to make any commitment to take actions to obtain the regulatory approvals and did not provide a timeline for making an application for, or receiving, the regulatory approvals.

Also on October 27, 2021, the Company issued a press release acknowledging Mr. Icahn’s announcement, confirming that the Board would carefully review and evaluate the tender offer, and advising the Company’s stockholders to take no action pending the Board’s review and evaluation of the tender offer.

On November 1, 2021, the Board met via video conference with certain members of management and outside advisors to review in detail the terms of the tender offer, as well as to review and discuss, among other things, the Company’s operational performance and financial forecasts.

On November 5 and November 8, 2021, the Board met via video conference with certain members of management and outside advisors and considered various factors relating to the tender offer, including the financial analyses of the tender offer by the Company’s financial advisors. At the November 8, 2021 meeting, each of the Company’s financial advisors rendered their respective oral opinions to the Board, each subsequently confirmed in writing, to the effect that, as of November 8, 2021, and based upon and subject to the assumptions, qualifications, matters and limitations set forth in their respective written opinions, the consideration proposed to be paid to the stockholders (other than to Mr. Icahn and any of his affiliates) pursuant to the tender offer was inadequate from a financial point of view to such stockholders. After discussion, the Board unanimously determined (i) that the tender offer is inadequate, undervalues the Company, is coercive, and is not in the best interests of the Company and its stockholders, and (ii) that the Board would recommend that stockholders reject the tender offer and not tender any shares into the tender offer.

On November 9, 2021, the Company filed its Solicitation/Recommendation Statement on Schedule 14D-9 (the “Recommendation Statement”) and issued a press release and letter to its stockholders, which, in each case, provided the recommendation from the Board that the Company’s stockholders reject the tender offer and not tender their shares into the tender offer.

Also on November 9, 2021, continuing its commitment to Board refreshment, the Board announced the appointment of E. Renae Conley and Carlos A. Ruisanchez to the Board, in each case, effective January 1, 2022, and the retirement of Michael J. Melarkey and Stephen C. Comer, effective immediately before the Annual Meeting, due to their attainment of the Company’s mandatory retirement age. Ms. Conley’s and Mr. Ruisanchez’s appointment was the culmination of an extensive Board-led search which began in the first quarter of 2021. With these changes to the Board, following the Annual Meeting, the Board would be comprised of 10 directors, 9 of whom are independent and 4 of whom had joined the Board in the last 3 years.

Later that day, the Company conducted its third quarter 2021 earnings call. During the call, Mr. Hester highlighted how the Questar transaction is forecasted to be accretive to earnings in 2022 and that the transaction will, among other things, position the Company to support the delivery of reliable and affordable energy services in both the short- and long-term. The earnings call also included further insight from Mr. Hester as to how the Riggs Distler transaction will accelerate earnings per share and dividends for the Company’s stockholders.

Also on November 9, 2021, Mr. Icahn issued an open letter to the Company’s stockholders in response to the Recommendation Statement.

On November 11, 2021, Mr. Icahn issued an open letter to the Board, threatening to sue the Company if it raises equity financing at a share price of less than $75 per share without first negotiating with him.

On November 15, 2021, Mr. Icahn notified the Company of, and issued a press release announcing, Mr. Icahn’s intent to nominate 10 nominees for election to the Board at the Annual Meeting and to submit two proposals for stockholder approval.

Mr. Icahn’s first proposal would ask the stockholders to call a special stockholders’ meeting in the event that Mr. Icahn’s slate of director nominees were unable to be elected at the Annual Meeting because the regulatory approvals necessary to elect Mr. Icahn’s nominees had not yet been obtained (the “Special Meeting Proposal”). If approved, the special stockholders’ meeting would take place no later than 45 days following the receipt of all such regulatory approvals. At the special stockholders’ meeting, Mr. Icahn’s slate of director nominees would be up for

10	Southwest Gas Holdings 2022 Notice and Proxy

nomination to the Board. The Company has rejected the Special Meeting Proposal, on the basis that it is illegal under Delaware law as well as not permitted by the Company’s organizational documents. The second proposal would be to repeal any amendment to the Company’s Bylaws after October 19, 2021 that prevents Mr. Icahn’s full slate of director nominees from being elected to the Board (the “Bylaw Restoration Proposal”).

Also on November 15, 2021, the Company issued a public statement, stating among other things that, consistent with the Company’s governance arrangements, the Board would review Mr. Icahn’s slate of directors with the Nominating and Corporate Governance Committee. In addition, the public statement asserted that the nomination of Mr. Icahn’s slate of directors “is the latest step in Mr. Icahn’s efforts to take control of Southwest Gas without paying a control premium” and that the Board is committed to determining the financing strategy for the Questar transaction that is in the long-term best interest of all of the Company’s stockholders. The public statement also provided that “the Board values constructive dialogue with its investors with the mutual goal of enhancing value for all stakeholders – including for our local communities in partnership with our regulators in each of our three state commissions. As we do with all stockholders, members of the Company’s management team have engaged directly with Icahn to hear his views and share ours. In these conversations, Icahn has criticized the pending Questar Pipelines acquisition and pressured Southwest Gas to pursue different alternatives for financing the acquisition – some of which treat Icahn differently than other stockholders.”

Between November 18, 2021 and November 22, 2021, the respective counsel for Mr. Icahn and the Company exchanged communications regarding the Company’s rejection of the Special Meeting Proposal.

On November 24, 2021, Mr. Icahn publicly circulated a stockholder presentation critical of the Company’s management and the Board and in which, among other things, Mr. Icahn disclosed certain of his plans regarding the operation of the Company. Mr. Icahn did not discuss these plans with the Company before publicly disclosing them.

Also on November 24, 2021, Mr. Hester and certain other members of management had a telephone call with Mr. Icahn and several of his representatives. Mr. Icahn again repeated his criticism of the Questar transaction and the potential equity financing and again mentioned his proposal to backstop a rights offering. He also indicated his desire for Board representation.

On November 29, 2021, certain affiliates of Mr. Icahn sued the Company and the Board in the Delaware Court of Chancery (the “Lawsuit”). The Lawsuit, among other things, sought to impede the Company’s permanent financing for the Questar transaction by seeking a restraining order that would prevent the Company from selling shares at a price below $75 per share or to anyone that the Board reasonably knows is likely to support the Board at the Annual Meeting. The Lawsuit also alleged that the Company improperly rejected the Special Meeting Proposal, which the Company rejected on the basis that it is illegal under Delaware Law as well as not permitted by the Company’s organizational documents.

Since its initial consideration of the Questar transaction, the Board, together with its outside financial advisors, has continued its ongoing evaluation of the various financial alternatives for the permanent financing for the Questar transaction that would be in the long-term best interest of all of the Company’s stockholders. This review includes a comprehensive assessment of a range of alternatives, including Mr. Icahn’s financing proposals and the pro rata rights offering proposed by Mr. Icahn. Over the course of its review process, the Company and its financial advisors contacted and engaged with numerous financing sources, including both debt financing and equity financing. In accordance with the Board’s ongoing evaluation, Southwest Gas entered into a 364-day term loan agreement (the “Bridge Facility”) on November 1, 2021, which has provided the Company with the flexibility to consider a range of permanent financing alternatives for the Questar transaction.

In addition, the Company has continued its extensive engagement program with the Company’s stockholders, including various meetings (in person or electronically) with a number of the Company’s stockholders.

On December 7, 2021, affiliates of Mr. Icahn amended the Offer to Purchase and provided additional disclosure with respect to Mr. Icahn’s plans for the Company. Mr. Icahn did not discuss these plans with the Company before filing the amendment. In addition, the amended Offer to Purchase provided additional disclosure with respect to certain of the regulatory approvals required to seat Mr. Icahn’s slate of nominees as well as to consummate the tender offer. In particular, the amended Offer to Purchase provided that Mr. Icahn would be seeking approval for the election of his slate and for consummating the tender offer from regulators in Arizona, California and Nevada (the “Regulatory Approval Condition”). The amended Offer to Purchase only provided that Mr. Icahn “intends” to file applications for such approvals and did not otherwise provide a timeline for making these applications. It also stated that Mr. Icahn does not know how long the process for satisfying the Regulatory Approval Condition will take.

On December 15, 2021, Mr. Icahn publicly circulated a stockholder presentation, substantially similar to the one filed on November 24, 2021, critical of the Company’s management and the Board and in which, among other things,

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Mr. Icahn disclosed certain of his plans regarding the operation of the Company. Mr. Icahn did not discuss these plans with the Company before publicly disclosing them.

On December 21, 2021, the Delaware Court of Chancery denied Mr. Icahn’s motion for a temporary restraining order that would have constrained the Company’s ability to raise permanent financing for the Questar transaction.

On December 24, 2021, Mr. Icahn extended the expiration date of the tender offer from December 27, 2021 to January 26, 2022. In response, the Company issued a press release announcing that it continues to recommend that the Company’s stockholders not tender any shares into the tender offer.

On December 27, 2021, Mr. Hester and certain other members of management had a telephone call with Mr. Icahn and several of his representatives. During that call, the Company discussed the status of the Questar transaction with Mr. Icahn. Mr. Icahn reiterated his interest in providing financing to the Company.

On December 31, 2021, the Company completed the Questar acquisition, which was financed with the Bridge Facility.

On January 14, 2022, the Company amended the Recommendation Statement and disclosed that the Board adopted a Board resolution designating Mr. Icahn’s slate as “continuing directors,” should they be elected to the Board by the Company’s stockholders at the Annual Meeting, for the sole purpose of ensuring that their election would not trigger an event of default under certain of the Company’s indebtedness.

On January 20, 2022, as part of the nominee evaluation process in connection with the Annual Meeting, the Company invited each of Mr. Icahn’s nominees to be interviewed by members of the Nominating and Corporate Governance Committee of the Board. None of the nominees has responded to the Company’s invitation, let alone agreed to be interviewed.

On January 26, 2022, Mr. Icahn amended the Offer to Purchase to add, as a new condition to the tender offer, the requirement that a majority of Mr. Icahn’s slate of director nominees be elected to the Board at either the Annual Meeting or any subsequently called special meeting. The amended Offer to Purchase also extended the expiration date of the tender offer from January 26, 2022 to February 23, 2022.

In addition, Mr. Icahn announced that he intends to restructure the tender offer so that, upon its closing, if shares are tendered that would result in Mr. Icahn and his affiliates holding more than 24.9% of the outstanding shares, then all shares held by Mr. Icahn and his affiliates in excess of 24.9% would be transferred to one or more independent trusts with third-party trustees. The trust or trusts will be the record owner of the transferred shares and the trustee(s) would have the right to vote the shares in the trustee(s)’ discretion. Mr. Icahn would select the trustee or trustees, and would also have the power to remove and replace the trustee(s) at any time with or without cause. Mr. Icahn would also retain all of the economics, and the trustee(s) would generally not have dispositive control over the shares in the trust(s).

According to Mr. Icahn, as stated in an open letter to the Company’s stockholders on January 26, 2022, he amended the Offer to Purchase in this manner because he believes it circumvents the need to obtain the regulatory approvals set forth in the Regulatory Approval Condition in order to consummate the tender offer. Despite this belief, Mr. Icahn neither amended the Offer to Purchase to remove the Regulatory Approval Condition nor revoked his intention to submit the Special Meeting Proposal at the Annual Meeting. In addition, to the Company’s knowledge, none of the applicable state regulatory authorities has endorsed this structure as removing the requirement for regulatory approval.

In the amended Offer to Purchase, Mr. Icahn also did not alter his belief that certain state regulatory approvals would be required before Mr. Icahn’s slate could be elected to the Board. As of the date of this filing, none of these approvals has been obtained nor, to the Company’s knowledge, have any applications in respect thereof been made.

On January 27, 2022, the Company issued a press release stating that Mr. Icahn’s amended Offer to Purchase “further reinforces our belief that the Icahn slate has been assembled with one goal in mind—to facilitate Mr. Icahn’s effort to take control of Southwest Gas without paying a control premium to Southwest Gas stockholders.” In addition, the Company noted in the press release that “Mr. Icahn does not have regulatory approval to proceed with his Offer or take control of the Southwest Gas Board through a proxy contest. Further, Mr. Icahn has not waived, nor satisfied, the Regulatory Approval condition to his Offer.”

On February 11, 2022, the Company filed a motion for summary judgment in the Lawsuit regarding the Special Meeting Proposal on the basis that the Special Meeting Proposal is not lawful and not consistent with the Company’s organizational documents.

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On February 21, 2022, representatives of Lazard Frères & Co. LLC (“Lazard”), financial advisor to the Company, had a telephone call with Mr. Icahn and several of his representatives. The purpose of the call was for Lazard to invite Mr. Icahn and his representatives to share the terms they proposed for Mr. Icahn’s potential financing to replace the Bridge Facility. However, Mr. Icahn declined to propose any terms. Mr. Icahn restated his objective to purchase the Company for $75 per share as his priority as compared to providing any financing on its own. Moreover, Mr. Icahn stated that he would only be willing to provide financing if his tender offer closed first or, if the Company agreed to move forward with the tender offer and it did not close, he would provide financing on terms that he declined to define. Lazard followed up by email with a request for proposed financing terms but did not receive a response.

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GOVERNANCE OF THE COMPANY

Board of Directors

Under the provisions of the Delaware General Corporation Law and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. The Board is kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers and by reviewing reports and other materials provided to it by management at the Board and committee meetings.

Independence

The Board determines the independence of our directors by applying the independence principles and standards established by the NYSE and included in our Corporate Governance Guidelines. Our guidelines require that the Board be comprised of a majority of independent directors, consistent with the NYSE rules. The Board determined that directors Boughner, Cárdenas, Comer, Conley, Lewis-Raymond, Mariucci, Melarkey, Ruisanchez, Thoman, Thomas and Thornton have no material relationships with the Company and are independent (“Independent Directors”). The independence determination for Messrs. Comer and Melarkey related to their service on the Board prior to their retirement immediately before the 2022 Annual Meeting. The Board also determined that all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent.

In making these determinations, the Board reviewed all transactions or relationships with the Company using a definition of “material relationships” that (i) includes the criteria listed in Section 303A of the listing requirements of the NYSE and (ii) presumes that matters not subject to disclosure pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and matters above the Item 404 threshold which are authorized by Southwest Gas Corporation’s (“Southwest”) regulatory tariffs, are not “material relationships.” The definition of “material relationships” for directors on the Audit Committee also includes the criteria listed in Section 10A(m)(3) of the Exchange Act. The definition of “material relationships” for directors serving on the Compensation Committee also includes the criteria listed in Section 16(b) of the Exchange Act. The independence criteria used are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.swgasholdings.com. The Board based its independence determination primarily on a review of the responses of the directors and officers to questions regarding employment and compensation history, affiliations and family relationships, discussions with directors, and a review of Company payment histories.

In concluding that the directors listed above are independent, the Board reviewed transactions pursuant to which we purchased approximately $1.7 million in datacenter and communications-related products and services in 2021 from Switch, Inc. (NYSE: SWCH) or its subsidiaries (“Switch”). Director Thomas and certain members of his family have an equity interest in Switch, and director Thomas is a director of Switch. The Nominating and Corporate Governance Committee, excluding director Thomas, has reviewed the Switch transaction annually since 2011 under the Company’s policy for related person transactions, taking into account all relevant information, and has determined each year that director Thomas does not have a direct or indirect material interest in the transaction. The principal considerations in this determination are that the relationship with Switch was negotiated on an arm’s-length basis in the ordinary course of business, the transaction represents less than 1% of Switch’s annual revenues and director Thomas and his relatives and affiliates hold, collectively, a minority interest in Switch. Additionally, the committee considered the nature and scope of the relationship of director Thomas’ family with Switch, which does not involve any relative of director Thomas acting as an officer or employee of Switch or in any similar capacity. The transaction also represents less than 1% of Southwest’s annual operations and maintenance expense. Based on the committee’s recommendation and its own review, the Board has determined that director Thomas is an Independent Director.

Board Meetings

The Board held five regular meetings and 13 special meetings in 2021 and an organizational meeting immediately following the 2021 Annual Meeting of Stockholders. Each incumbent director attended at least 95% of the Board and committee meetings on which he or she served during 2021. The Independent Directors meet in executive session, without management present, in connection with every regularly scheduled Board meeting. These sessions are presided over by Michael J. Melarkey, Chairman of the Board (the “Chair”), who is the current “Presiding Director.”

Board Leadership Structure

The policy of the Board is that the role of Chair should be separate from that of the Chief Executive Officer. The Chair is elected annually, at the organizational meeting, by the full Board. Every three years or upon a Chair’s

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resignation, retirement, or failure to be reelected to the Board by stockholders, the Board conducts an in-depth assessment of potential candidates for that position. The Board believes that this leadership structure is the appropriate structure for the Company at this time because it allows the Board to exercise true independent oversight of management. The Board recently elected director Boughner to serve as Chair, following the retirement from the Board of director Melarkey, subject to Mr. Boughner’s reelection as a director at the Annual Meeting.

The Board believes the structure described above provides strong leadership for our Board, while positioning our Chief Executive Officer as the leader of the Company for our investors, counterparties, employees and other stakeholders. The Board believes that the current structure, which includes an independent Chair serving as Presiding Director, helps ensure independent oversight of the Company and allows the Chief Executive Officer to focus his energies on management of the Company.

All members of the Board are independent, with the exception of the Chief Executive Officer. A number of the independent Board members are currently serving or have served as directors or as members of senior management of other public companies and large institutions. All of the Board committees are comprised solely of Independent Directors, each with a different Independent Director serving as Chair of the committee. The Board believes that the number of independent experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Chair, benefits the Company and its stockholders.

The Board recognizes that in the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and its stockholders.

Risk Oversight

The entire Board is responsible for reviewing and overseeing the Company’s internal risk management processes and policies to help ensure that the Company’s corporate strategy is functioning as directed and that necessary steps are taken to foster a culture of risk-aware and risk-adjusted decision making throughout the Company.

Regulation by various state and federal utility regulatory commissions is one of the key risks that the Company’s utility subsidiary faces. The limits imposed on Southwest as a public utility permeate its business operating model (including pricing of services, authorized areas of service and obligations to serve the public). Other risks affecting the Company include risks associated with credit, liquidity, cybersecurity and operational matters, including electrification or decarbonization policies, and have evolved with changes in the natural gas distribution and utility infrastructure services industries.

The Board receives regular reports from management in areas of material risk to the Company, including credit risk, liquidity risk and operational risk. Credit and liquidity risks are addressed in the review of capital budgets and ongoing capital requirements. Liquidity risks are also addressed in the review of gas supply acquisition and related regulatory cost recovery. Operational risks are addressed in the review of operating budgets, key performance indicators and regulatory compliance requirements, including pipeline safety requirements.

Oversight responsibility rests with the full Board and is not assigned to any of the Board committees. However, the committees assist the Board’s oversight role through their focus on risks in their assigned areas of responsibility - such as financial risk by the Audit Committee and Environmental, Social and Governance (“ESG”) related matters by the Nominating and Corporate Governance Committee.

Cybersecurity Oversight

Cybersecurity is a risk overseen by the full Board, along with subject matter experts within the Company. It is a priority that is regularly addressed by the Board with the relevant functional leaders of the Company, including frequent in-person reports of the Chief Information Officer at Board meetings. The full Board receives these reports, as well as regular reports on the Company’s enterprise risk management program, from management to help enable it to oversee and manage the Company’s risks in these areas.

ESG Practices and Oversight

The Company strives to make a positive impact on our customers, employees and the environment, and we are dedicated to improving energy efficiency, protecting the environment, and supporting our communities. We continue to implement sustainable business practices in key aspects of our operations, with a goal of refining these practices over time. The Nominating and Corporate Governance Committee of the Board of Directors oversees the Company’s policies and performance on sustainability, climate change, diversity, equity and inclusion, human rights and other

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ESG topics. The committee and management provide regular updates to the full Board as these topics apply to our business practices and operations. The Company recently completed an in-depth strategic analysis considering the role of, and opportunities for, the Company in the energy transition as well as other strategic, stockholder-value creating directives. Additionally, the Compensation Committee has begun to develop metrics to align executive incentive compensation with success in the ESG arena.

Sustainability

We understand our business has an impact on the environment, and we remain steadfast in our commitment to minimize this impact. The Company recognizes that climate change implications, such as severe weather events, greenhouse gas (“GHG”) emissions regulations, and increased public awareness of the impacts of climate change, pose strategic risks for our Company and our stockholders. The Company has demonstrated its commitment to minimize our environmental impact through a history of sustainable practices. For example, with the oversight of and guidance from our Board and management, the Company is taking proactive measures to help communities achieve their emissions reduction goals and to manage relevant climate change risks in our operations. These measures include:

▪	Delivering lower-carbon fuels to our communities, including compressed natural gas (“CNG”) and renewable natural gas (“RNG”).
▪	Partnering with Arizona State University and the University of Nevada, Las Vegas on hydrogen blending and creation projects.
▪	Investing in methane emissions-capture systems.
▪	Investing in the integrity of and preventing excavation damages to our infrastructure.
▪	Switching our fleet to CNG.
▪	Investing in energy-efficient technologies and renewable energies to power our buildings.
▪	Developing and promoting customer energy efficiency programs.

Given the large number of ESG reporting agencies and frameworks, it is of ongoing importance to the Company to identify and report under widely accepted disclosure frameworks that are most relevant to our industries and most informative to our stakeholders. The Company adopted and began disclosure under the Sustainability Accounting Standards Board (“SASB”) reporting framework in 2020. Recently, some large investors have asked their portfolio companies, including us, to track and disclose under Task Force on Climate-Related Financial Disclosures (“TCFD”) standards. We are currently considering the system changes needed to begin TCFD reporting, and identifying the internal and external resources needed for this purpose.

In support of a comprehensive sustainability undertaking, Centuri Group, Inc. (“Centuri”) founded several cross-functional enterprise excellence teams, furthering our strategic sustainability goals across a growing family of companies. As our business expands, we continue building upon our sustainable environmental practices.

In 2021, Centuri announced its plan to reduce GHG emissions by 25% by 2030. At the same time, Southwest embarked on a critical evaluation of the pathways to attaining shared emissions reduction goals in its service territories. Demonstrating progress in this area, Southwest continues to actively reduce its carbon footprint through improvements to its fleet and building facilities. Southwest has also made significant progress in delivering low-carbon fuels to the marketplace through RNG projects and hydrogen blending pilot programs.

Through collaboration with industry associations, Southwest discloses GHG emissions data annually as reported on the U.S. Environmental Protection Agency’s Greenhouse Gas Reporting Program Subpart W and the AGA/EEI Template. Efforts to include RNG in our gas supply portfolio are ongoing. Several of our RNG activities were approved in 2020 by state utility commissions. In late 2021, Southwest began delivery of RNG to the Regional Transportation Commission of Southern Nevada for use in its fleet of buses. This step will help in the effort to further drive down transportation emissions in the Las Vegas, Nevada region. Additionally, both the Tres Rios Wastewater facility and the Paloma Dairy RNG interconnect projects located in Arizona were completed and placed into operation.

Southwest’s Distribution and Transmission Integrity Management Programs help ensure that we find and repair leaks more frequently and perform proactive pipe replacement as part of its monitoring and management of aging infrastructure. The replacement of Early Vintage Plastic Pipe, for example, supports our efforts to reduce unintentional release from potential infrastructure degradation. Southwest is also beginning to test new methane emissions-capture systems which will allow us to minimize our carbon footprint from maintenance and other operations functions, while having the ability to re-purpose the gas for alternative uses.

16	Southwest Gas Holdings 2022 Notice and Proxy

Diversity, Equity and Inclusion

At Southwest and Centuri, and throughout our collective operations, employees are critical to our success. Their talent and dedication are what allow us to provide safe and reliable service to customers and explore new opportunities that align with our strategies, while carrying out organizational core values related to safety, quality, and stewardship, among others. The Board oversees matters relating to our vision, values, and culture where diversity, equity, and inclusion (“DEI”); human and workplace rights; and employee health and safety are priorities. The Board receives regular reports from management and subject matter experts in these areas, and in turn provides guidance on current and future initiatives. The Board also assists management in integrating responsibility and sustainability into strategic activities to create long-term customer and stockholder value.

The Company and each of our subsidiaries are committed to Equal Employment Opportunity and Affirmative Action. We have implemented policies and programs which emphasize the importance of recruiting, hiring, training and promoting persons without regard to race, color, religion, sex, sexual orientation, national origin, age, disability, pregnancy, veteran status or any other non-job-related characteristic protected by local, state or federal law. The Company fosters diverse, equitable and inclusive workplaces that are free from harassment and discrimination. Southwest’s DEI strategy includes a focus on senior management by identifying baselines, building a talent acquisition strategy that incorporates DEI when sourcing internal and external talent, and implementing an emerging leaders program to integrate mentorship, sponsorship and skills development to develop and retain underrepresented diverse talent. The Board Skills and Composition Matrix (below) discloses the demographic background of each of our directors.

We endeavor to foster employee connectedness, engagement, and a diverse, equitable and inclusive environment through our SWGreat! Employee Engagement Committees and Diversity Councils. Southwest uses all-employee engagement surveys to gather our colleagues’ thoughts on workplace issues. Our Employee Engagement Committees develop employee-led activities to improve employee engagement. Diversity Councils and Employee Resource Groups, along with officer and management training, provide support for diversity of background, experience and thought. These committees and councils provide an opportunity for coworkers to develop team camaraderie, which helps to drive cross-functional operational results for stockholders. ESG efforts at Centuri focus on furthering employee and contractor safety and training; recruiting, developing and retaining a diverse workforce; promoting supplier diversity; educational outreach; and employee charitable giving and volunteer efforts. These initiatives help to build an inclusive and high performance culture with an engaged workforce to drive business results.

The Company and our employees actively support non-profit organizations in our areas of operation through financial support and hands-on volunteerism. As a Company, we continue to prioritize our efforts to mitigate the pandemic’s impact on the communities where we live and work. In early 2021, Southwest and Centuri put forth a collaborative effort toward the COVID-19 vaccine rollout, partnering with a local nonprofit in Arizona to administer over 18,500 doses in five days. Combined with the myriad of volunteer efforts we participate in throughout the year, we are heartened by how our employees’ dedication continues to evolve, invariably reaching new and meaningful heights. In 2021, Southwest employees selflessly pledged $2.19 million to over 238 local nonprofits, assisting when and where our communities needed them most.

Code of Conduct

The Company’s major business segments have each adopted a Code of Conduct to promote fairness, mutual respect and strong ethical standards. Southwest’s Code of Conduct encourages employees, officers and directors to “Take the Time to Make it Right.” Centuri’s Code of Conduct supports its strong reputation for honesty and integrity. These Codes of Conduct provide guidance to employees, officers and directors by helping them to recognize and deal with ethical issues including conflicts of interest, gifts and entertainment, confidential information, fair dealing, protection of assets, and our culture of compliance. Toll-free compliance helplines and websites are available to anonymously report suspected unethical behavior or violations of our Codes of Conduct.

Southwest Gas Holdings 2022 Notice and Proxy	17

Committees of the Board

The standing committees of the Board are the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The committees are composed solely of Independent Directors as outlined above. The table below shows the directors who are currently members or chairs of each committee.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert L. Boughner	✓		✓
José A. Cárdenas		✓	Chair
Stephen C. Comer*	✓	✓
E. Renae Conley	✓	✓
John P. Hester
Jane Lewis-Raymond	✓	Chair
Anne L. Mariucci		✓	✓
Michael J. Melarkey*		✓	✓
Carlos A. Ruisanchez	✓		✓
A. Randall Thoman	Chair	✓
Thomas A. Thomas	✓		✓
Leslie T. Thornton	✓		✓
*	Messrs. Comer and Melarkey have attained retirement age, as specified in the Corporate Governance Guidelines, and will retire from Board service immediately prior to the 2022 Annual Meeting.

Audit Committee Meetings Held in 2021: Five	Separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The committee meets periodically with management to consider, among other things, the adequacy of the Company’s internal control and financial reporting. The committee also discusses these matters with the Company’s independent registered public accounting firm, internal auditors and Company financial personnel. The Board has determined that directors Comer, Conley, Ruisanchez, and Thoman each qualify as an “audit committee financial expert,” as the term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act.

Compensation Committee Meetings Held in 2021: Four	Responsible for determining Chief Executive Officer compensation and making recommendations to the Board annually on such matters as directors’ fees and benefit programs, executive compensation and benefits, and the compensation structure and incentive compensation plans of the Company’s significant subsidiaries. The committee’s responsibilities, as outlined in its charter, can be delegated to subcommittees made up of committee members. The committee receives recommendations from management on the amount and form of executive and director compensation, and the committee has the ability to directly employ consultants to assess the executive compensation program and director compensation, which it routinely does. The committee is also responsible for the “Compensation Committee Report” and related disclosures contained in this Proxy Statement.

Nominating and Corporate Governance Committee Meetings Held in 2021: Four Special Meetings Held in 2021: Two	Responsible for making recommendations to the Board regarding nominees to be proposed for election as directors; evaluating the Board’s size, composition, organization, processes, practices and committee structures; and developing criteria for the selection of directors. The committee will consider director candidates suggested by stockholders. The process for selecting directors is addressed in more detail below under the caption “Selection of Directors.” The committee is responsible for developing and recommending to the Board corporate governance principles and implementing and monitoring compliance with the Company’s Code of Business Conduct and Ethics. The committee is also responsible for assisting the Board with oversight of Company ESG policies and practices, and monitoring compliance with such policies.

18	Southwest Gas Holdings 2022 Notice and Proxy

The charters for the Audit, Compensation and Nominating and Corporate Governance Committees, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics that applies to all employees, officers and directors are available on the Company’s website at www.swgasholdings.com. Print versions of these documents are available to stockholders upon request directed to the Corporate Secretary, Southwest Gas Holdings, Inc., 8360 S. Durango Drive, Las Vegas, NV 89113.

Selection of Directors

We believe the Board should be comprised of individuals with varied backgrounds, who possess certain core competencies, some of which may include broad experience in business, finance or administration and familiarity with national and international business matters. Additional factors that will be considered in the selection process include the following:

▪	Independence from management;
▪	Diversity, education and geographic location;
▪	Knowledge and business experience;
▪	Integrity, leadership, reputation and ability to understand the Company’s business;
▪	Existing commitments to other businesses and boards; and
▪	The current number and competencies of our existing directors.

We define “diversity” in a broad sense, i.e., age, race, color, gender, geographic origin, ethnic background, religion, disability and professional experience. The Nominating and Corporate Governance Committee takes diversity into consideration as it does the other factors listed above in selecting the director nominees for approval by the Board. The Nominating and Corporate Governance Committee does not assign a specific weight to any one factor. The Board Skills and Composition Matrix below enumerates some diversity factors regarding the Board’s nominees.

The Nominating and Corporate Governance Committee will consider director candidates suggested by stockholders by applying the criteria for candidates described above and considering the additional information referred to below. Stockholders who would like to suggest a director candidate should write to the Company’s Corporate Secretary and include:

▪	A statement that the writer is a stockholder and is proposing a candidate for consideration as a director nominee;
▪	The name of and contact information for the candidate;
▪	A statement of the candidate’s business and educational experience;
▪	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;
▪	A statement detailing any relationship between the candidate and the Company, Company affiliates and any competitor of the Company;
▪	Detailed information about any relationship or understanding between the proposing stockholder and the candidate;
▪	Information on the candidate’s share ownership in the Company; and
▪	The candidate’s written consent to being named a nominee and serving as a director, if elected.

The Nominating and Corporate Governance Committee has an ongoing program for identifying and evaluating potential director candidates. When seeking a candidate for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. As candidates are identified, their qualifications are reviewed in light of the selection criteria outlined above. Whether any of such candidates are selected depends upon the current Board composition, the dynamics of the Board and the ongoing requirements of the Company (see “Board Evaluation and Director Succession Planning” below).

Stockholders may also nominate a person for election to the Board at an annual meeting by giving written notice to the Company not less than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, or within 10 days after notice is mailed or public disclosure is made regarding either a change of the annual meeting by more than 30 days or a special meeting at which directors are to be elected. In order to make such a nomination, a stockholder is required to include in the written notice the following:

▪

As to each person whom the stockholder proposes to nominate for election or reelection as a director, all the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A of the Exchange Act;

▪	Each person’s written consent to being named a nominee and serving as a director, if elected;
▪	The name and address of the proposing stockholder or beneficial owner; and
▪	The class and number of shares of the Common Stock held directly or indirectly by the proposing stockholder.

All candidates for the Board may also be required to complete a director questionnaire provided by the Company.

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The foregoing summary of the Company’s stockholder director nomination procedure is not complete and is qualified in its entirety by reference to the full text of the Company’s Bylaws that have been publicly filed with the SEC and are available at www.sec.gov.

Board Evaluation and Director Succession Planning

Each year, the Board and its committees conduct self-evaluations of their performance. This process is overseen by the Nominating and Corporate Governance Committee and is reviewed annually to ensure that it is effective and that all appropriate feedback is being sought and obtained. As part of the Board’s most recent self-evaluation process, the directors considered various topics relating to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee self-evaluation processes are led by their respective committee chairs, as provided in the committee charters. Each committee performance evaluation includes a review of the committee charter to consider the necessity and appropriateness of changes.

Annual evaluations are a key component of the director nomination process and director succession planning. In planning for succession, the Nominating and Corporate Governance Committee and the Board consider the results of Board evaluations, as well as other appropriate information, including the overall mix of tenure and experience of the Board, the types of skills and experience desirable for future Board members and the needs of the Board and its committees at the time. Recent succession planning discussions have focused on the size and composition of the Board, including Board diversity, skill-set and anticipated director retirements.

Given the importance of recruiting qualified, independent individuals to serve as directors of the Company, the Board believes that it is prudent to conduct a dedicated search for potential director candidates in order to preserve the high quality of the Board and maintain its diversity of experience. Director Cárdenas is the current Chair of the Nominating and Corporate Governance Committee, which is responsible to lead the execution of our succession plans over the course of the next several years. In 2021, the process led to the selection of two new directors, E. Renae Conley and Carlos A. Ruisanchez, who began Board service on January 1, 2022.

Stockholder Engagement

The Company believes that maintaining an active dialogue with our stockholders is of utmost importance in delivering sustainable, long-term value for our stockholders. Throughout the year the Company’s Investor Relations group engages with stockholders on a variety of topics to ensure the Company addresses questions and concerns, seeks input, and provides perspective on the Company’s policies and practices. The Company also engages with proxy advisory firms that represent various stockholder interests. Feedback gathered from this outreach is regularly reviewed and considered by the Board and is reflected in adjustments and enhancements made to our policy and practices, particularly with regard to executive compensation and Company subsidiary structure. The Company highly values the time spent with stockholders and actively seeks to increase transparency and to better understand stockholder views on key issues.

Majority Voting Policy

The Company’s Corporate Governance Guidelines set forth our majority voting policy for directors, which states that, in an uncontested election, if any director nominee receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election (a “Majority Withheld Vote”), the director nominee must promptly tender his or her resignation to the Board following certification of the stockholder vote. Since the majority voting policy applies only to uncontested elections, we do not anticipate that it will apply to the 2022 election of directors in light of the Icahn Group’s stated intention to propose ten director nominees for election.

The Nominating and Corporate Governance Committee must promptly consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant, including, but not limited to:

▪	The stated reasons, if any, why stockholders withheld their votes and whether they can be cured;
▪	The director’s tenure;
▪	The director’s qualifications;
▪	The director’s past and expected future contributions to the Company; and
▪	The overall composition of the Board.

20	Southwest Gas Holdings 2022 Notice and Proxy

The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. The Board may accept a director’s resignation or reject the resignation. Thereafter, the Company will promptly publicly disclose the Board’s decision whether to accept or reject the tendered resignation and its rationale for rejecting the tendered resignation, if applicable.

If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s decision to accept or reject the tendered resignation. If each member of the Nominating and Corporate Governance Committee receives a Majority Withheld Vote at the same election, then the Independent Directors who do not receive a Majority Withheld Vote must appoint another committee to consider any tendered resignations and recommend to the Board whether to accept such resignations.

Through this policy, the Board seeks to be accountable to all stockholders and to respect the rights of stockholders to express their views through their votes for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a Majority Withheld Vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. Accordingly, the Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum or would otherwise adversely impact the Company.

Transactions with Related Persons

The Company has written policies and procedures for the review, approval or ratification of any transaction in which the Company was, is or will be a participant, the amount involved exceeds $120,000 and any director or officer of the Company, any director nominee, any person who is the beneficial owner of more than 5% of the Common Stock, or any immediate family members of the foregoing (each, a “Related Person”), had a direct or indirect material interest (“Related Person Transactions”). Under the Corporate Governance Guidelines, prior to entering into a potential Related Person Transaction, including transactions that involve less than $120,000, the Related Person or applicable business unit leader must notify the General Counsel who will assess whether the transaction is a Related Person Transaction. If the General Counsel is involved in the transaction, the Chair of the Nominating and Corporate Governance Committee will assess the transaction. If it is determined that a transaction is a Related Person Transaction, the details of the transaction will be submitted to the Nominating and Corporate Governance Committee for review.

The Nominating and Corporate Governance Committee will approve and ratify the Related Person Transaction only if the committee determines that the transaction is not inconsistent with the best interests of the Company and may, in its discretion, impose any conditions it deems appropriate on the Company or the Related Person in connection with the Related Person Transaction.

Each transaction with a related person is unique and must be assessed on a case-by-case basis. In determining whether or not a transaction is inconsistent with the best interests of the Company, the Nominating and Corporate Governance Committee considers all of the relevant facts and circumstances available to the committee, including without limitation:

▪	The related person’s interest in the proposed transaction;
▪	The approximate dollar value of the amount involved in the proposed transaction;
▪	The approximate dollar value of the amount of the related person’s interest in the proposed transaction without regard to the amount of any profit or loss;
▪	Whether the transaction is proposed to be, or was, undertaken in the ordinary course of business of the Company;
▪	Whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
▪	The purpose of, and the potential benefits to the Company from, the transaction;
▪	The impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; and
▪	Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

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The Company did not enter into any reportable Related Person Transactions in 2021.

Directors and Officers Share Ownership Guidelines

In order to better align the interests of management and the Board with those of all stockholders, the Company has adopted Common Stock ownership guidelines for directors and officers.

Each non-employee director is required to retain at least five times the value of his or her annual cash retainer in Common Stock (or equivalents). Each non-employee director is required to fulfill the requirement within five years of being elected to the Board. All non-employee directors are currently in compliance with these guidelines.

Each Company officer and each officer of Southwest is required to accumulate Common Stock with a target value equal to a multiple of the officer’s base salary, ranging from one times base salary for vice presidents, three times base salary at the senior vice president level and above, and five times base salary for the Chief Executive Officer. If an officer has not yet reached the applicable target ownership requirement, he or she is required to retain a portion of the shares of Common Stock acquired from any stock option exercise or the vesting of restricted stock units or performance shares. The applicable retention rate is 75% for the Chief Executive Officer and 50% for all other officers. Qualified shares include Common Stock owned directly by the officer or his or her spouse, Common Stock held by the officer or his or her spouse in Southwest’s EIP or Dividend Reinvestment Plan and restricted stock units which have been granted but are subject to time vesting requirements. Similar to the requirement for Company officers, certain senior officers of Centuri, including Centuri’s Chief Executive Officer, are required to defer cash compensation into a deferral plan account with returns based on Centuri’s financial performance. The Centuri Chief Executive Officer is also required to accumulate Common Stock with a target value equal to two times base salary.

Pledging, Hedging and Other Transactions in Company Securities

Our Insider Trading Policy prohibits directors and officers of the Company from pledging Company securities as collateral for a loan. Transactions by directors and officers in Company securities involving short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. Directors and officers are also prohibited from entering into hedging, monetization transactions or similar arrangements involving Company securities. We believe these prohibitions ensure that levels of stock ownership in accordance with our stock ownership guidelines are effective in aligning each individual’s interests with those of our stockholders. Our Insider Trading Policy expressly discourages, but does not prohibit, other Company employees from engaging in any hedging or pledging transactions involving Company securities.

Clawback Policy

The Company’s clawback policy is contained in the Company’s Omnibus Incentive Plan (the “Omnibus Plan”) and allows the Company to recoup the value of any stock incentive award paid pursuant to the Omnibus Plan in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. There is no time limit on the Company’s power to require reimbursement to the Company and it applies to all participants in the Omnibus Plan, including NEOs. At the discretion of the Board, the Company may be reimbursed for all or any portion of a stock incentive award.

Compensation Committee Interlocks and Insider Participation

Board members who served on the Compensation Committee during 2021 were directors Comer, Cárdenas, Lewis-Raymond, Mariucci, Melarkey, and Thoman. None of these directors has ever been an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K of the Exchange Act. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2021.

Director Attendance at Annual Meetings

We strongly support and encourage each member of our Board to attend our annual meeting of stockholders. Last year, all of the ten director nominees attended the 2021 Annual Meeting of Stockholders, except for Ms. Conley and Mr. Ruisanchez who were not directors at that time.

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Communications with Directors

Any stockholder and other interested parties who would like to communicate with the Board, the Presiding Director or any individual director can write to:

Southwest Gas Holdings, Inc.

Corporate Secretary

8360 S. Durango Drive

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Depending on the subject matter, the Corporate Secretary will either:

▪	Forward the communication to the director or directors to whom it is addressed;
▪	Attempt to handle the inquiry directly, for example, where it is a request for information about the Company or a stock-related matter; or
▪	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.

At each regular Board meeting, management presents a summary of all communications received since the last Board meeting which were not previously forwarded and such communications are made available to all of the directors.

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Securities Ownership by Directors, Director Nominees, Executive Officers,

and Certain Beneficial Owners

Directors, Director Nominees and Executive Officers. The following table discloses all Common Stock beneficially owned by the Company’s directors, the nominees for director and the executive officers of the Company, as of February 15, 2022.

Directors, Nominees & Executive Officers	No. of Shares of Common Stock Beneficially Owned(1)		Percent of Outstanding Common Stock
Robert L. Boughner	57,142			*
José A. Cárdenas	24,934			*
Stephen C. Comer(7)	36,304	(2)		*
E. Renae Conley	—			*
John. P. Hester	100,504	(3)(4)		*
Jane Lewis-Raymond	7,416			*
Anne L. Mariucci	36,142			*
Michael J. Melarkey(7)	40,376			*
Carlos A. Ruisanchez	—			*
A. Randall Thoman	30,686	(5)		*
Thomas A. Thomas	36,142			*
Leslie T. Thornton	5,916			*
Gregory J. Peterson	20,516	(4)		*
Paul M. Daily	5,431			*
Karen S. Haller	39,169	(4)(6)		*
Eric DeBonis	18,481			*
Other Executive Officers	10,432			*
All Directors and Executive Officers	469,592		0.78%
*	Represents less than 1% of the issued and outstanding shares of the Company’s Common Stock as of February 15, 2022.

(1)	Common Stock holdings listed in this column include restricted stock units that are vested as of February 15, 2022, and those that are scheduled to vest within 60 days after that date.

(2)	The holdings include 5,127 shares over which Mr. Comer has shared voting and investment power with his spouse through a family trust.

(3)	The holdings include 7,765 shares over which Mr. Hester’s spouse has voting and investment control.

(4)	Number of shares does not include 28,018 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Hester and Peterson and Ms. Haller are trustees of the Foundation but disclaim beneficial ownership of the shares held by the Foundation.

(5)	The holdings include 3,440 shares over which Mr. Thoman has shared voting and investment power with his spouse through a family trust.

(6)	The holdings include 996 shares over which Ms. Haller’s spouse has voting and investment control.

(7)	Messrs. Comer and Melarkey have attained retirement age, as specified in the Corporate Governance Guidelines, and will retire from Board service immediately prior to the 2022 Annual Meeting.

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Beneficial Owners. The following table discloses all Common Stock beneficially owned by anyone that the Company believes beneficially owns more than 5% of the Company’s outstanding shares of Common Stock based solely on the Company’s review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.

Beneficial Owner	No. of Shares Beneficially Owned	Percent of Outstanding Common Stock as of February 15, 2022
BlackRock, Inc.(1)	9,283,165	15.36%
55 East 52nd Street New York, New York 10055
The Vanguard Group(2)	5,956,240	9.85%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
T. Rowe Price Associates, Inc.(3)	3,388,301	5.60%
100 E. Pratt Street Baltimore, Maryland 21202
(1)	According to a Schedule 13G filed on February 8, 2022, BlackRock, Inc. has no sole voting power, no shared voting power, no sole dispositive power, and no shared dispositive power.

(2)	According to Schedule 13G filed on February 9, 2022, The Vanguard Group has no sole voting power, but has shared voting power over 49,123 shares, sole dispositive power over 5,856,061 shares, and shared dispositive power over 100,179 shares.

(3)	According to Schedule 13G filed on February 14, 2022, T. Rowe Price Associates, Inc. has sole voting power over 887,765 shares, no shared voting power, sole dispositive power over all of the shares beneficially owned, and no shared dispositive power.

Southwest Gas Holdings 2022 Notice and Proxy	25

ELECTION OF DIRECTORS

(Proposal 1 on the WHITE Proxy Card)

The Board Recommends a Vote “FOR” each of the Nominees Named Below on the WHITE Proxy Card

General

The authorized number of directors is currently fixed at twelve. However, Messrs. Comer and Melarkey will retire from the Board immediately prior to the Annual Meeting, and the number of directors of the Company will be fixed at ten upon their retirement. At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders or until their successors shall be elected and duly qualified.

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Robert L. Boughner, José A. Cárdenas, E. Renae Conley, John P. Hester, Jane Lewis-Raymond, Anne L. Mariucci, Carlos A. Ruisanchez, A. Randall Thoman, Thomas A. Thomas, and Leslie T. Thornton to serve as directors of the Company. All of the nominees are independent under the NYSE corporate governance rules except for Mr. Hester. Each of the nominees was elected to his or her present term of office by stockholders at our 2021 Annual Meeting, except for Ms. Conley and Mr. Ruisanchez who began Board service on January 1, 2022. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Vote Required

The ten nominees for director who receive the highest number of votes “FOR” election will be elected as directors. As a result of the Icahn Group’s intention to nominate ten director nominees in opposition to the ten director nominees recommended by the Board, there will be twenty director nominees as of [            ], 2022, and only the ten director nominees receiving the greatest number of “FOR” votes will be elected. Only the last submitted proxy card will count and will invalidate a previously submitted proxy card.

Names, Qualifications and Reasons for Selection of Nominees

The Board’s director nominees, as outlined below, possess core competencies in management, operations, finance, administration and strategic transactions, and they have significant expertise in the industries that matter most to our business. The nominees have also demonstrated personal integrity and strong leadership while overseeing impressive growth in both of the Company’s business segments. They bring diverse and unique perspectives, are able to challenge management and also possess vast experience with mergers and acquisitions. We believe that the nominees’ skills and experience, including their combined knowledge of financial, legal and regulatory matters, enhance the Board’s ability to make decisions that create stockholder value. The table below lists some of the skills and experiences that we consider important for our director nominees in light of our current business strategy and structure. The director nominees’ biographies note their relevant experience, qualifications and skills relative to the list below.

26	Southwest Gas Holdings 2022 Notice and Proxy

Board Skills and Composition Matrix

	Hester	Boughner	Cárdenas	Conley	Lewis- Raymond	Mariucci	Ruisanchez	Thoman	Thomas	Thornton
Experience, Skills, Expertise
Public Company Board Service		✓	✓	✓		✓	✓	✓	✓	✓
Public Company Executive Officer	✓	✓		✓	✓	✓	✓			✓
Legal/Regulatory Experience	✓	✓	✓	✓	✓	✓	✓		✓	✓
Finance/Accounting	✓	✓		✓		✓	✓	✓
Energy Utility Experience	✓			✓	✓					✓
Technology/Cybersecurity		✓			✓				✓	✓
Sustainability/Environmental Experience	✓		✓	✓	✓	✓				✓
Operations Responsibility	✓	✓		✓	✓	✓	✓	✓	✓
Demographic Background
Board Tenure (Years)	7	14	11	0.33	3	16	0.33	12	14	3
Age	59	69	69	64	55	64	51	70	64	63
Male	M	M	M				M	M	M
Female				F	F	F				F
African American										✓
Caucasian	✓	✓		✓	✓	✓		✓	✓
Hispanic/Latino			✓				✓

Southwest Gas Holdings 2022 Notice and Proxy	27

The names of the nominees, their principal occupation and the Board’s reasons for their selection are set forth below. Except as noted, each of the nominees has held the position listed beside their name for at least the past five years.

Robert L. Boughner

Mr. Boughner, 69, is a Senior Partner with Global Market Advisors, an international hospitality and gaming advisory firm. He has more than 30 years of executive management and more than 20 years of board-level experience with substantial experience in highly regulated industries, including casino gaming and financial services. He retired from Boyd Gaming Corporation (NYSE: BYD) following a

Investor

Hospitality and Gaming Executive

Director Since: 2008

Chair-Elect of the Board

Board Committees: Audit, Nominating and Corporate Governance

Qualifications, Skills and Experience

The Board determined that Mr. Boughner should serve as a director of the Company because of his significant executive leadership experience in business development, legal and regulatory affairs, corporate transactions, cybersecurity, integrations and operations management—all areas of importance to the Company and its subsidiaries. Mr. Boughner brings extensive public affairs experience in Nevada, California and Arizona. Mr. Boughner also has public company board experience, both in Nevada and nationally, as a director of Boyd Gaming and Western Alliance Bancorporation entities.

Number of Other Public Company

Boards: 0

40-year career, most recently serving as Boyd’s Executive Vice President and Chief Business Development Officer. Prior to that appointment, Mr. Boughner held other senior executive positions with Boyd for the design, development, operation and expansion of hotels and casinos. During various phases of his career with Boyd his roles included primary accountability for new market expansion, top line and profit margin growth and optimization of significant administrative and business processes. Mr. Boughner served as a director of Boyd from 1996 until 2021, and he served as an independent director for 20 years on boards of subsidiaries of Western Alliance Bancorporation (NYSE: WAL), including Bank of Nevada and Western Alliance Bank, during periods of asset acquisition, multiple rounds of capital-raising and rapid expansion in Nevada, California and Arizona. Mr. Boughner is involved in various educational, philanthropic and civic organizations.

José A. Cárdenas

Mr. Cárdenas, 69, has been Senior Vice President and General Counsel for Arizona State University (ASU) since January 2009. In addition to serving as chief legal officer of the University, he serves as a representative on and to the boards of directors of ASU affiliated and related entities such as the ASU Foundation. From 1982 through 2008, Mr. Cárdenas was a partner in the

Senior Vice President and General Counsel Arizona State University

Director Since: 2011

Board Committees: Compensation, Nominating and Corporate Governance (Chair)

Qualifications, Skills and Experience

The Board determined that Mr. Cárdenas should serve as a director because of his broad and expert knowledge of legal and regulatory issues, as well as knowledge of ESG issues of importance to the Company and its subsidiaries. Mr. Cárdenas also brings public company board experience as a previous director of Swift Transportation Company.

Number of Other Public Company

Boards: 0

Phoenix based law firm of Lewis and Roca. He was the firm’s managing partner (chief executive) in 1999 and chairman in 2003. Mr. Cárdenas has been admitted to practice law in Arizona, California, the Ninth Circuit Court of Appeals and the United States Supreme Court and is a member of various bar associations, including the Hispanic National Bar Association. Mr. Cárdenas was a member of the Board of Directors of Swift Transportation Company until the completion of its merger with Knight Transportation, Inc. in 2017. He serves as a trustee of the Virginia G. Piper Charitable Trust and is a past chairman of the boards of Greater Phoenix Leadership, Valley of the Sun United Way, the Translational Genomics Research Institute and O’Connor House. Mr. Cárdenas received his undergraduate degree from the University of Nevada, Las Vegas and a law degree from Stanford University Law School.

28	Southwest Gas Holdings 2022 Notice and Proxy

E. Renae Conley

E. Renae Conley, 64, is the CEO of ER Solutions, LLC, an energy consulting firm. She has over 30 years of business experience in the energy industry, including leadership positions in finance, management, operations and human resources. Ms. Conley served as EVP, Human Resources and Administration and Chief Diversity Officer of Entergy Corporation from 2010 to 2013. She previously served

CEO, ER Solutions, LLC

Former Utility Company Executive

Director Since: 2022

Board Committees: Audit, Compensation

Qualifications, Skills and Experience

The Board determined that Ms. Conley should serve as a director given Ms. Conley’s strong energy background and substantial ESG expertise. She brings vast knowledge and experience in the energy utility industry, financial topics, and legal and regulatory affairs, along with experience in corporate functional leadership and with public company governance processes.

Number of Other Public Company Boards: 2

as Chairman, President and CEO of Entergy Louisiana and Gulf States Louisiana (2000 – 2010). Prior to joining Entergy, Ms. Conley held a variety of positions at PSI Energy/Cinergy Corporation, including President of Cincinnati Gas and Electric. Ms. Conley currently serves on the Ball State University Board of Trustees as Chair of the Board, and on the Ball State Foundation. She is a director of U.S. Ecology, Inc., (NASDAQ: ECOL) an integrated environmental services company, and of PNM Resources, Inc. (NYSE: PNM) an electricity utility company. She has a B.S. in Accounting and M.B.A. from Ball State University Miller College of Business. Ms. Conley was identified as a director candidate through a search effort by Company human resources professionals under the direction of the Nominating and Corporate Governance Committee.

John P. Hester

Mr. Hester, 59, has been President and Chief Executive Officer since March 2015 and President since August 2014. He joined Southwest Gas in 1989, and became Director/Regulatory Affairs and Systems Planning in 2002, Vice President/Regulatory Affairs and Systems Planning in 2003, Senior Vice President/Regulatory Affairs and Energy Resources in 2006, and Executive Vice President in 2013. Prior to joining Southwest Gas, he

President and Chief Executive Officer

Southwest Gas Holdings, Inc.

Southwest Gas Corporation

Director Since: 2015

Board Committees: None

Qualifications, Skills and Experience

The Board determined that Mr. Hester should serve as a director because, as President and Chief Executive Officer of the Company, he has a unique understanding of the Company’s businesses, customers, end markets, supply chains, utility operations, talent development, policies and internal functions through his service in a wide range of management roles. Mr. Hester also brings experience with environmental, regulatory and legal issues of importance to the Company and its subsidiaries.

Number of Other Public Company Boards: 0

worked at the Illinois Department of Energy and Natural Resources, as well as the Illinois Commerce Commission. Mr. Hester currently serves on the American Gas Association Board of Directors, the Catholic Charities of Southern Nevada Board of Trustees and the College of Southern Nevada Foundation Board of Trustees. He received his bachelor’s and master’s degrees in economics from Northern Illinois University.

Southwest Gas Holdings 2022 Notice and Proxy	29

Jane Lewis-Raymond

Ms. Lewis-Raymond, 55, is principal of Hilltop Strategies, LLC, a strategy and consulting firm engaged with corporate leaders on strategic leadership. Ms. Lewis-Raymond has served the natural gas industry as an attorney and executive for over three decades. She was previously an attorney with Parker Poe Adams and Bernstein LLP and Senior Vice President and Chief Legal, Compliance and External Relations

Principal

Hilltop Strategies, LLC

Retired Executive

Piedmont Natural Gas Company, Inc.

Director Since: 2019

Board Committees: Audit, Compensation (Chair, as of August 2021)

Qualifications, Skills and Experience

The Board determined that Ms. Lewis-Raymond should serve as a director of the Company because of her legal and public company director experience, as well as her work as a natural gas industry senior executive. In addition, her knowledge and experience with ESG topics and with corporate governance initiatives relating to enterprise risk management, federal regulatory pipeline safety, cybersecurity and crisis management planning were key to the Board’s recommendation.

Number of Other Public Company Boards: 0

Officer of Piedmont Natural Gas Company, Inc., where she led top line growth and measurable strategic and sustainability directives to build long-term value for shareholders. Earlier in her career, she served as the American Gas Association’s Vice President of Regulatory Affairs. Ms. Lewis-Raymond serves on the board of MeckEd, where she chairs the Governance Committee and on the board of Keystone Energy, where she is a member of the Steering Committee. She served on the National Advisory Council for Teach For America and is a member of Women Executives, Charlotte. She previously served as Chair of Teach for America’s Charlotte-Piedmont Triad Advisory Board. In 2021, she earned a certificate in ESG: Navigating the Board’s Role from Berkeley Law Executive Education. She is a graduate of the University of Maryland and an Order of the Coif graduate of the University of Maryland School of Law.

Anne L. Mariucci

Ms. Mariucci, 64, has over 30 years of experience in finance, homebuilding and real estate. She currently serves as the General Partner of MFLP, a family office and investment entity. Ms. Mariucci previously held a number of senior executive management roles with Del Webb Corporation and was responsible for its large-scale community development and homebuilding business. She also served as President of Del

Private Investor

Retired Real Estate Development and Homebuilding Executive

Director Since: 2006

Board Committees: Compensation, Nominating and Corporate Governance

Qualifications, Skills and Experience

The Board determined that Ms. Mariucci should serve as a director of the Company because of her business, investment and financial expertise and experience in the housing industry with Del Webb Corporation and Pulte Homes throughout the Company’s service territories. She also brings valuable public company board experience.

Number of Other Public Company Boards: 3

Webb following its merger with Pulte Homes, Inc. in 2001 until 2003. She serves as a director of CoreCivic, Inc. (NYSE: CXW), Taylor Morrison Home Corporation (NYSE: TMHC), Berry Corporation (NASDAQ: BRY), and several non-profit boards. She is an investor and Advisory Board member of Hawkeye Partners, a real estate private equity firm. Ms. Mariucci is a past chair of the Arizona Board of Regents, and a past director of the Arizona State Retirement System, HonorHealth and Action Performance Companies. Ms. Mariucci received her undergraduate degree in accounting and finance from the University of Arizona. She completed the Corporate Financial Management Program at Stanford’s Graduate School of Business, and has been certified as a CPA and a FINRA Securities financial and operations principal.

30	Southwest Gas Holdings 2022 Notice and Proxy

Carlos A. Ruisanchez

Carlos A. Ruisanchez, 51, is the co-founder of Sorelle Capital and Sorelle Hospitality, firms investing in and developing hospitality and consumer businesses. Prior to Sorelle, he served as President and Chief Financial Officer of Pinnacle Entertainment, Inc., a leading gaming entertainment company, until its sale in 2018. He joined Pinnacle in 2008 as Executive Vice President, Strategic Planning and Development. He became

Co-founder, Sorelle Capital and Sorelle Hospitality

Director Since: 2022

Board Committees: Audit, Nominating and Corporate Governance

Qualifications, Skills and Experience

The Board determined that Mr. Ruisanchez should serve as a director because of his expertise in corporate finance, investment banking, and highly regulated industries - areas of importance to the Company and its subsidiaries. Mr. Ruisanchez also brings public company leadership and board experience.

Number of Other Public Company Boards: 1

Pinnacle’s Chief Financial Officer in 2011, President and Chief Financial Officer in 2013, and Board Member in 2016. Prior to joining Pinnacle Entertainment, Inc., Mr. Ruisanchez was Senior Managing Director at Bear Stearns & Co., Inc., an investment banking firm, where he held various positions from 1997 to 2008. As Senior Managing Director of Bear Stearns & Co., he was responsible for corporate clients in the gaming, lodging and leisure industries, as well as financial sponsor banking relationships. He is an independent board member of Cedar Fair Entertainment Company (NYSE: FUN), where he serves on the Audit and Compensation Committees. He has a B.S. in Finance from University of Connecticut School of Business and M.B.A from University of California, HAAS School of Business. Mr. Ruisanchez was identified as a potential director candidate by a non-management director.

A. Randall Thoman

Mr. Thoman, 70, is principal of Thoman International, LLC, a business advisory and consulting firm. He has been a Certified Public Accountant for more than 40 years. He began his career with Deloitte & Touche LLP and became a Partner in June 1991. For 15 years, Mr. Thoman was the Partner with primary responsibility for the technical interpretation and application of accounting principles and audit standards

Principal

Thoman International, LLC

Retired Partner

Deloitte & Touche LLP

Director Since: 2010

Board Committees: Audit (Chair), Compensation

Qualifications, Skills and Experience

The Board determined that Mr. Thoman should serve as a director of the Company because of his business, accounting and auditing experience with Deloitte & Touche LLP, his leadership positions at the firm and his experience with SEC reporting and compliance, as well as his experience as a director of another publicly traded company. Mr. Thoman’s comprehensive corporate auditing and finance experience qualifies him to provide guidance and oversight in his role as Chair of the Audit Committee.

Number of Other Public Company

Boards: 1

and the review of all reporting issues and financial statements for Nevada-based companies registered with the SEC. He retired from Deloitte & Touche LLP in October 2009. Mr. Thoman serves on the board of Boyd Gaming Corporation (NYSE: BYD) and previously served on the board of SHFL entertainment, Inc. until its acquisition in 2013. Mr. Thoman received his degree in accounting from the University of Utah.

Southwest Gas Holdings 2022 Notice and Proxy	31

Thomas A. Thomas

Mr. Thomas, 64, is the Managing Partner of Thomas & Mack Co. LLC, an investment management and commercial real estate development company with properties and developments in Nevada, California, Arizona, and Utah. Mr. Thomas previously served in executive roles at Valley Bank of Nevada until its merger with Bank of America in 1992. Mr. Thomas is a member of the Board of Directors of Switch, Inc. (NYSE:

Managing Partner

Thomas & Mack Co. LLC

Director Since: 2008

Board Committees: Audit, Nominating and Corporate Governance

Qualifications, Skills and Experience

The Board determined that Mr. Thomas should serve as a director because of his banking and business experience, and his familiarity with the commercial markets throughout the Company’s service territories. Mr. Thomas has extensive knowledge of business management and services, corporate strategy, legal and regulatory affairs, and commercial real estate - all areas of importance to the Company and its subsidiaries. Mr. Thomas also brings public company board experience.

Number of Other Public Company Boards: 1

SWCH). He is actively involved in numerous charitable organizations including the Opportunity Village Foundation, the UNLV Foundation Board, the Las Vegas Rotary Club Foundation and the BYU President’s Leadership Council. He is a member of the Nevada Bar Association and was instrumental in establishing the Thomas & Mack Legal Clinic and Moot Court Facility at the UNLV Boyd School of Law. Mr. Thomas received his undergraduate degree in finance and his juris doctorate from the University of Utah.

Leslie T. Thornton

Leslie T. Thornton, 63, is a retired utility company executive and former law firm partner at two Washington D.C. based national law firms. In the Clinton administration, she served in various senior roles including Chief of Staff to the U.S. Secretary of Education and Deputy Advisor for the 1996 Presidential Debates. She previously served as Senior Vice President, General Counsel & Corporate Secretary, and

Retired Executive

WGL Holdings, Inc. & Washington Gas Light Company

Director Since: 2019

Board Committees: Audit, Nominating and Corporate Governance

Qualifications, Skills and Experience The Board determined that Ms. Thornton should serve as a director because of her legal experience, service as a utility industry senior executive, and her expertise in the areas of critical infrastructure cybersecurity and data protection, labor and employment issues, corporate governance, and corporate transactional matters. She also brings extensive public affairs expertise, as well as public company board experience.

Number of Other Public Company Boards: 1

Merger Transition Counsel, at WGL Holdings, Inc. until her retirement in 2018. During her tenure with WGL, Ms. Thornton earned her Master of Laws degree in National Security Law with a cybersecurity focus. Since 2005, she has been a member of the Board of Directors of Perdoceo Education Corporation (NASDAQ: PRDO). Ms. Thornton is a Board Leadership Fellow for the National Association of Corporate Directors, where she is a frequent speaker on governance, compliance, cybersecurity and data protection, and diversity and inclusion. Ms. Thornton also serves on the Board of Trustees for the University of the District of Columbia David A. Clarke School of Law, and is on the Advisory Board of the Association of Corporate Counsel Leadership Academy. She is a graduate of the University of Pennsylvania and Georgetown University Law Center.

32	Southwest Gas Holdings 2022 Notice and Proxy

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

EACH OF THE NOMINEES NAMED ABOVE ON THE WHITE PROXY CARD

Following a thorough review of the qualifications of the Icahn Group nominees and extensive discussion, the Nominating and Corporate Governance Committee concluded that the Icahn Group nominees have been assembled with one goal in mind—to facilitate Mr. Icahn’s effort to take control of the Company without paying a control premium to stockholders.

Following the recommendation of the Nominating and Corporate Governance Committee, the Board unanimously determined not to nominate any of the Icahn Group nominees. As a result, our Board does not endorse any Icahn Group nominee and unanimously recommends that you disregard any gold proxy card that may be sent to you by the Icahn Group. Voting to “withhold” with respect to any of the Icahn Group’s nominees on its gold proxy card is not the same as voting for our Board’s nominees, because any vote on its gold proxy card will revoke any previous WHITE proxy submitted by you. If you have already authorized a proxy to vote your shares using a gold proxy card sent to you by the Icahn Group, you have every right to change your vote and vote in favor of our Board’s nominees by using the enclosed WHITE proxy card to vote online or by phone or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will count.

If you have any questions or require any assistance with voting your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

at

1 (877) 825-8621 (toll-free from the U.S. and Canada)

or

+1 (412) 232-3651 (from other locations)

Southwest Gas Holdings 2022 Notice and Proxy	33

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our 2021 executive compensation program, the compensation decisions made by the Compensation Committee (the “Committee”) under our executive compensation program and the factors considered in making such decisions. This section focuses on the compensation of the Company’s named executive officers (“NEOs”) for fiscal 2021, who were:

▪	John P. Hester, President and Chief Executive Officer (the “CEO”)
▪	Gregory J. Peterson, Senior Vice President/Chief Financial Officer
▪	Paul M. Daily, President and Chief Executive Officer, Centuri Group, Inc.
▪	Karen S. Haller, Executive Vice President/Chief Legal and Administrative Officer
▪	Eric DeBonis, Senior Vice President/Operations, Southwest Gas Corporation

Company Overview

Southwest Gas Holdings, Inc. (the “Company”) is a holding company, owning all of the shares of common stock of Southwest Gas Corporation (“Southwest”), Centuri Group, Inc. (“Centuri”) and MountainWest Pipelines Holding Company (“MountainWest”). Southwest is engaged in the business of purchasing, distributing, and transporting natural gas for customers in portions of Arizona, California and Nevada. Centuri is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada. The MountainWest subsidiaries provide natural gas storage and interstate pipeline services within the Rocky Mountain region.

Each of the officers listed above were determined to be NEOs due to their position as CEO, Chief Financial Officer or one of the other three most highly compensated officers of the Company during 2021. Therefore, this Compensation Discussion and Analysis addresses the compensation programs of the Company, including elements of Southwest and Centuri compensation, where and as applicable to each of the NEOs. In this Compensation Discussion and Analysis, we sometimes refer to Messrs. Hester, Peterson and DeBonis and Ms. Haller as the “Southwest Officers.”

Executive Summary

2021 Business Performance Overview

In 2021, we continued to provide stockholders with an attractive blend of steady regulated returns and utility services growth. We have assembled a group of businesses—organically and through strategic acquisitions—that we believe will be at the forefront of making our nation’s energy transition work in a number of interrelated areas. We continued to scale our business and balance our exposure.

Under our natural gas operations business, Southwest safely and reliably purchases, distributes and transports natural gas to over two million customers in parts of Arizona, California and Nevada. In late 2021, we finalized our acquisition of Dominion Energy Questar Pipeline, LLC and its subsidiaries—now to be known as MountainWest—and we now operate 2,160 miles of highly contracted, FERC-regulated interstate natural gas pipelines in the Rocky Mountain Region. This acquisition positions us to expand our role as a clean energy provider with increased opportunities in renewable natural gas that builds on what Southwest has already accomplished, as well as responsibly sourced gas, hydrogen and CO2 transportation.

Southwest added 37,000 new customers across its service territories in Arizona, California and Nevada for the second year in a row in 2021, and despite macro headwinds, is positioned for continued long-term value creation as we continue supporting the growing societal demand and industry trends such as gas infrastructure replacement, and safety and reliability investments.

Within our wholly-owned subsidiary, Centuri, we run a comprehensive utility infrastructure services enterprise that delivers a diverse array of solutions to North America’s blue-chip electric, gas and combination utilities. Centuri has nearly doubled its revenue over the last four years and has strong continuing growth potential as it continues to benefit from infrastructure spending in areas including gas and electric infrastructure. The recent acquisition of Riggs Distler & Company, Inc. (“Riggs Distler”) contributed to Centuri’s record revenues of $2.2 billion in 2021 while providing significant growth opportunities in additional markets such as union electric utility services, 5G Datacom buildout, and offshore wind and other renewable energy transition infrastructure.

34	Southwest Gas Holdings 2022 Notice and Proxy

2021 Financial Performance Highlights

▪	Basic earnings per share in 2021 of $3.39, adjusted for acquisition costs, partial period operating results, and stockholder activism response costs. Adjustments were made so that operating results may be compared on a year to year basis and to remove costs determined by the Committee to be out of the control of Company officers.
▪	Annualized dividends declared per share were $2.18 in 2019, $2.28 in 2020, and $2.38 in 2021. In February 2022, the Board increased the quarterly dividend from 59.5 cents per share to 62 cents per share ($2.48 on an annual basis and a 4.2% increase), effective with the June 2022 dividend payment.
▪	Centuri experienced record revenues of $2.2 billion in 2021, an increase of $210 million, or 11%, compared to 2020.

Other Notable Accomplishments

▪	Southwest customers awarded us a 95% satisfaction rating for the fifth straight year in 2021.
▪	In studies conducted by a leading national consumer insights firm, Southwest also ranked No. 1 among its peers in the West for business and residential utility customer satisfaction for the second year in a row.
▪	The same firm also ranked Southwest No. 1 in the West for digital experience among utilities in 2021—affirming the enhancements we made to our digital channels, including launching our modernized customer information system earlier that year.
▪	CSO honored Southwest’s proactive cybersecurity efforts with the CSO50 award, a distinction recognizing the world’s top 50 organizations driving exceptional security projects and initiatives.

Incentive Compensation Structure

The Committee believes our incentive compensation program (i) is a competitive program relative to the market and our peers, (ii) aligns with the market best governance practices, (iii) supports robust pay-for-performance alignment, and (iv) provides the appropriate linkage between executive compensation and the Company’s long-term business strategy.

The executive compensation program provides for cash-based annual incentive awards. For Southwest Officers, long-term equity compensation is comprised of restricted stock units (“Performance Shares”) that vest at the end of the three-year performance period based on the achieved performance results against rigorous pre-set targets, and time-lapse restricted stock units (“time-lapse RSUs”) that vest over a three-year period. The Centuri CEO is eligible to receive performance-based and time-based equity and cash incentive compensation based on Centuri’s financial performance. Under this structure, a greater portion of our NEOs’ total compensation is at-risk and variable based on performance relative to metrics that are more directly aligned with our long-term performance, customer interests and stockholder returns.

In 2021, the Committee made changes to the long term incentive plan and pension plan to enhance alignment with stockholders. Southwest will no longer offer the Retirement Plan and supplemental plan for officers to anyone hired after December 31, 2021. For the long term incentive plan, the modifier that potentially reduces incentive payments was increased to 30% and a cap was introduced to reduce incentive payments in the event of negative total shareholder return and poor relative performance. This modification reduces long term incentive payments when the Company’s total shareholder return compares poorly with the peer group, or results in a negative return to stockholders, and strengthens the link between our financial performance results and the market’s reaction to that performance.

Annual Incentive Compensation Paid for 2021 Performance

The Company achieved $239 million in adjusted consolidated net income, and Southwest achieved $182 million in adjusted utility net income in fiscal 2021, exceeding maximum performance. Centuri achieved $92.46 million in pretax income and exceeded threshold performance under this metric. These results, coupled with achievements under applicable operational, safety and individual performance goals, resulted in Messrs. Hester and Peterson and Ms. Haller receiving annual incentive awards equal to 97% of their respective target awards, Mr. DeBonis receiving an award equal to 111% of his target award and Mr. Daily receiving an award equal to 98.83% of his target award (each as a specified percentage of base salary). Adjusted consolidated net income and adjusted utility net income are non-GAAP measures. See “Details of Compensation Program—Annual Incentive Compensation” below for a description of all adjustments made.

Past Company performance has established a strong financial platform for sustainable growth into the future, and this year’s continued accomplishments are expected to contribute to our ability to provide stockholder returns over the long term. Going forward, we expect our incentive compensation structure (as discussed in more detail below), to continue to strengthen alignment between executive compensation and stockholder returns.

Southwest Gas Holdings 2022 Notice and Proxy	35

Commitment to Best Practices

We believe in the importance of aligning the financial interests of the Company’s executives with those of stockholders and maintain executive compensation policies that are consistent with robust corporate and compensation program governance. The Compensation Committee reviews our executive compensation program annually to ensure it maintains its competitiveness with the market and supports our long-term growth strategy. Key policies include:

▪	Robust stock ownership guidelines for NEOs and directors.
▪	Compensation Committee composed only of Independent Directors.
▪	Independent compensation consultant retained by the Compensation Committee.
▪	Change in control arrangements which do not provide for excise tax gross-ups or severance amounts greater than three times base salary, excluding incentive compensation, welfare benefits, retirement benefits and outplacement services.
▪	Double trigger equity acceleration following a change in control.
▪	No dividends paid on unvested stock-based awards until the underlying awards have vested.
▪	No tax gross-up on benefits or perquisites.
▪	Clawback policy that is broader than the 2015 draft SEC regulations and which permits the Company to recover from our NEOs’ incentive compensation awarded under the Omnibus Incentive Plan in certain circumstances.
▪	Regular peer group review used to assess executive compensation.
▪	Annual say-on-pay vote for stockholders.
▪	Anti-pledging and anti-hedging policies that apply to all of our NEOs, other Section 16 officers and directors.

Compensation Program Objectives, Key Considerations and Principles

Philosophy and Objectives

We believe in the importance of aligning the financial interests of the Company’s executives with those of stockholders. By emphasizing our mission and core values of safety, excellence, quality, partnership, stewardship and value, the Committee believes that it motivates achievements that are the platform for increased stockholder returns. A significant portion of our NEOs’ compensation is designed to be variable and tied to the achievement of key financial and strategic performance objectives, the performance of our stock price, or both, which helps us to incentivize our NEOs to create long-term value for our stockholders.

In our utility segment, we strive to work collaboratively with regulators to achieve positive results for both customers and stockholders, and we recognize that customer satisfaction and the Company’s safety record are both essential elements in the regulatory process. Safety is also critical to the success of our utility infrastructure services segment, and safety goals carry significant weight under Centuri’s annual incentive plan.

In particular, the compensation programs have been designed to accomplish the following objectives:

▪	Establish competitive compensation plans to attract, retain and motivate high performing senior leaders;
▪	Emphasize pay-for-performance culture to reward both annual and long-term Company performance while not encouraging excessive risk-taking;
▪	Create long-term alignment between the senior executives and stockholder interests; and
▪	Support our strategic initiatives and financial goals.

36	Southwest Gas Holdings 2022 Notice and Proxy

Pay for Performance

With respect to each of our NEOs, all annual cash incentives and long-term equity incentives are “at risk” and performance-based, as those awards are either variable based on the level of performance against incentive targets or are subject to continued employment and stock price performance during a three-year vesting period. The portion of total direct compensation designed to be at risk depends upon the NEO’s position and the ability to influence outcomes, as well as market pay levels and risk mitigation considerations. Mr. Hester, the Company’s CEO, has the largest portion of pay at risk. In 2021, the percentage of his targeted total direct compensation opportunity at risk was 78%. For the other NEOs, the average percentage of such compensation at risk was 71%.

CEO Target Compensation	Other NEOs Target Compensation

Compensation Program Administration

Role of the Committee

The Committee oversees our executive compensation program and is responsible for reviewing and approving all executive compensation and benefit plans of the Company’s executive officers, including its NEOs. The Committee meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance, composition of our peer group, corporate goals and objectives relevant to the CEO’s compensation, the CEO’s performance in relation to such goals and objectives and, together with the other Independent Directors of the Board, the CEO’s actual compensation. The Committee also reviews, based on the recommendations provided by the CEO, and approves the salaries and incentive compensation for the other executive officers, including the NEOs. The Committee’s Charter is available on the Company’s website at www.swgasholdings.com.

Role of Management

Management, including the NEOs, receives direction from the Committee regarding executive compensation. Management annually provides information to the Committee regarding market practices and pay levels of the various elements of direct compensation (including target awards for incentive compensation), as well as the thresholds, targets and maximums of the performance measures. Information is gathered from Company operating data, external independent surveys and publicly available compensation comparisons. Decisions regarding CEO compensation are made solely by the Committee meeting in an executive session without the CEO or any other NEOs present.

Role of Independent Compensation Consultant

In 2021, the Committee directly retained Korn Ferry as an independent compensation consultant to the Committee. Management also engaged Pay Governance LLC to advise on executive compensation and other topics. The compensation consultant’s engagement with the Committee included a review and analysis of several aspects of the executive compensation program, including the following:

▪	Peer group review;
▪	Providing and analyzing compensation market data;
▪	Advising on the reasonableness of our NEO compensation levels and programs;
▪	Review of our Compensation Discussion and Analysis disclosure;
▪	Performing benchmarking and analysis of our Board of Directors’ compensation; and

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▪	Attending each Compensation Committee meeting, including meeting with the Compensation Committee in private sessions, without management present.

Korn Ferry did not receive any fees from the Company for services other than the fees paid for work requested by the Committee with respect to executive and director compensation. For 2021, the Committee analyzed whether the work of Pay Governance, Korn Ferry, or any other executive compensation adviser raised any conflicts of interest, taking into consideration all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The Committee determined, based on its analysis of all relevant factors, that no conflicts of interest were present.

How We Determine Amounts Paid for Each Element of Compensation

We operate in a competitive environment for talented executives, and the Committee analyzes a variety of information as it seeks to identify competitive levels of compensation within the relevant markets in which we operate.

Peer Group

The companies in the compensation peer group for the Southwest Officers were selected because they represent those publicly traded companies considered by the Committee to be the most comparable to the Company in terms of revenue, market capitalization, business operations, operational complexity and overall financial performance. To maintain a meaningful comparison, the Compensation Committee reviews the peer group regularly to reflect changes due to M&A activity or shifts in our peers business focus or operations. For setting 2021 executive compensation, the Committee reviewed the peer group used in 2020 and determined that no changes were necessary. As in 2020, the peer group was composed of 20 companies in the utility industry, placing the Company in the 67th percentile for 2021 annual revenue.

▪ Alliant Energy Corporation	▪ New Jersey Resources Corporation
▪ Ameren Corporation	▪ NiSource Inc.
▪ Atmos Energy Corporation	▪ NorthWestern Corporation
▪ Avista Corporation	▪ OGE Energy Corporation
▪ Black Hills Corporation	▪ ONE Gas, Inc.
▪ CMS Energy Corporation	▪ Pinnacle West Capital Corporation
▪ Evergy, Inc	▪ Portland General Electric Company
▪ Hawaiian Electric Company, Inc.	▪ PNM Resources, Inc.
▪ IDACORP, Inc.	▪ South Jersey Industries
▪ MDU Resources Group, Inc.	▪ Spire, Inc.

For Centuri, the peer group approved by the Committee contained 10 companies as shown below. Centuri placed in the 63rd percentile for 2021 EBITDA in the peer group.

▪ Aegion Corporation	▪ MYR Group Inc.
▪ Comfort Systems USA	▪ Primoris Services Corporation
▪ Dycom Industries, Inc.	▪ Sterling Construction Company
▪ Granite Construction Inc.	▪ Team Construction Company
▪ Matrix Service Company	▪ Tetra Tech, Inc.

Compensation Review

Korn Ferry performed comprehensive competitive compensation benchmarking, which included assessments of all elements of compensation for the Southwest Officers and Mr. Daily. The competitive compensation benchmarking data reviewed by the Committee included base salary, annual incentive compensation and long-term incentive compensation found in the proxy statements filed by companies in the peer groups for Southwest and Centuri.

Benchmarking of Compensation

In reference to the data and analyses discussed above, the Committee reviewed competitive target compensation levels for each NEO relative to the 50th percentile of the relevant market. For each NEO position, base salary, target total cash compensation (base salary plus annual incentive award) and target total direct compensation (base salary plus annual incentive award plus the target value of long-term incentive compensation) were benchmarked and analyzed at the median level. The Committee found that overall target total direct compensation for each NEO was generally aligned with the relevant market benchmarks.

38	Southwest Gas Holdings 2022 Notice and Proxy

Other elements of overall compensation for the NEOs (perquisites, welfare benefits, retirement benefits and post-termination benefits) were implemented at various times over the past several years to remain competitive with the relevant market and are reviewed periodically. In determining the NEOs’ overall compensation, we annually compare elements of compensation with those of the relevant market to ensure the Company remains competitive.

Consideration of 2021 Say-on-Pay Vote

The Company holds an annual say-on-pay advisory vote regarding executive compensation. At the 2021 Annual Meeting of Stockholders, approximately 93% of the votes cast were in favor of the compensation of the NEOs as described in the proxy statement for the 2021 Annual Meeting. The Board and Committee reviewed these vote results and determined that, given the significant level of support, no changes to our executive compensation philosophy, policies and decisions were necessary based solely on the vote results. We determined that our stockholders should vote on a say-on-pay proposal each year as recommended by stockholders at the most recent “say-on-frequency” vote in 2017. The Board recommends that you vote FOR Proposal 2 at the Annual Meeting. For more information, see “ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION” in this Proxy Statement.

We maintain a regular ongoing dialogue with our stockholders and welcome stockholder perspectives regarding our executive compensation program.

Details of Compensation Program

The nature of the Company’s operations and competitive considerations have led the Committee to design and employ compensation programs that we believe are comparable to compensation programs widely used in the natural gas operations and utility infrastructure services industries, as applicable. To accomplish our objectives, our programs are designed to respond to changing market conditions and to offer a broad spectrum of compensation opportunities. Performance is the critical component of our programs, and both individual and overall Company performance can impact an NEO’s level of compensation on an annual basis.

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Why We Pay Each Element

The elements of executive compensation for the NEOs and the purpose for providing each element are described below:

Element	Purpose	Summary of Features
Base Salary	▪ Recognize leadership responsibilities and value of executive’s role to the Company. ▪ Serve as a competitive compensation foundation.

▪  Targeted at 50th percentile of relevant peer group companies.

▪  Adjustments are made based upon the value of the position to the business, individual performance and pay relative to the appropriate market.

Annual Incentive Plans

▪  Encourage and reward NEO contributions in achieving short-term performance goals, including important social goals of safety and customer satisfaction.

▪  Align management interests with customers and stockholders.

▪  No awards paid unless at least 80% of target adjusted net income is achieved.

▪  Awards paid out annually in cash.

▪  Award values are subject to downward adjustment to avoid windfalls and maintain internal equity.

Long-Term Incentives	▪ Provide executives with long-term performance goals to work toward. ▪ Align management interests with customers and stockholders. ▪ Retain management with awards subject to service vesting.

▪  Southwest Officers receive long-term incentives through both time-lapse restricted stock units and Performance Shares.

▪  Centuri and Southwest performance awards are earned based on three-year financial performance.

▪  Centuri’s CEO receives long-term incentives through both cash and equity, which includes Performance Shares with and without thresholds to generate awards.

Executive Health, Welfare and Retirement Benefits	▪ Provide executives reasonable and competitive benefits. ▪ Encourage savings for retirement. ▪ Retain executives with pension benefits subject to service vesting.

▪  Health and welfare benefits consistent with standard benefits provided to all employees.

▪  401(k) plan and nonqualified deferred compensation plans allow for deferral of compensation and Company contributions.

▪  Qualified and supplemental nonqualified pension benefits for the Southwest Officers.

Southwest Change in Control Agreements

▪  Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control.

▪  Enables executives to maintain objectivity with respect to merger or acquisition offers considered by the Board.

▪  Double trigger change in control severance agreements without any excise tax gross-up.

▪  Accelerated vesting of equity awards upon certain terminations following change in control.

▪  Potential increase to supplemental pension benefit.

Centuri CEO Employment Agreement

▪  Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control.

▪  Provide an incentive to enter into executive employment relationship.

▪  Protect the Company’s interests.

▪ Two-year term, with automatic renewals. ▪ Provides change in control severance and severance outside of change in control scenario. ▪ Non-competition and non-solicitation restrictive covenants.

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Base Salaries

Salaries for the NEOs are established based on the scope of their responsibilities, taking into account competitive market compensation paid by the peer group and additional salary survey data for similar positions. The competitive market processes and data regarding the 50th percentile pay level of peer companies were used by the Committee to help ensure that salaries are reasonable, competitive and properly address position responsibilities. The range of salaries available through this review provides an objective standard to determine the appropriate level of salary for a given executive position. Salaries are reviewed annually and are subject to mid-year adjustment to maintain alignment with the market and to reflect changes in individual responsibilities, performance, and experience. In 2021, the Committee approved merit increases of varying amounts for the NEOs to reflect performance relative to their goals and to ensure market competitiveness.

Annual Incentive Compensation

We establish cash incentive opportunities on an annual basis, expressed as a percentage of each individual’s base salary. The target level of annual incentive opportunities granted to NEOs is based primarily on the competitive compensation benchmarking. The target incentive opportunities for the NEOs were set at the following percentages of base salary for 2021:

Incentive Opportunities (% of salary)
John P. Hester	100%
Gregory J. Peterson	65%
Paul M. Daily	100%
Karen S. Haller	75%

Eric DeBonis	60%

Southwest Annual Incentives. Annual incentive opportunities are payable entirely in cash, only if at least 80% of target adjusted net income is achieved.

The 2021 performance measures for Southwest Officers were tied to measures of financial performance, customer satisfaction, productivity and safety. For 2021, the Committee derived the targets for our four performance measures as follows:

Performance Metric	Weighting	Metric Description
Adjusted Net Income	40%

Measured on a consolidated basis for Messrs. Hester and Peterson and Ms. Haller because of their influence over both of the Company’s business segments. Measured solely for the utility segment for Mr. Debonis.

Fiscal 2021 Targets: Aligned to the Company’s and Southwest’s business plans and budgets.

Customer Satisfaction	20%

Reflects our performance on independent customer surveys conducted in each of our utility operating divisions to reinforce commitment to our customers.

Fiscal 2021 Target: Set higher than 2020’s target.

Productivity	20%	Rewards success in reaching a predetermined level of operations and maintenance expense per customer. Fiscal 2021 Target: Required an improvement in cost containment over 2020’s target.
Safety ▪ Damage per 1,000 tickets ▪ Response Times within 30 minutes	20% 10% 10%

Oriented toward minimizing incidents associated with the Company’s natural gas distribution systems and thereby linked to risk reduction in areas such as regulation, operations, reputation and franchise value.

Fiscal 2021 Targets: Represents an improvement from 2020’s target.

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Actual awards for each measure are determined as of year-end by comparing the Company’s performance to the threshold, target and maximum levels set by the Committee at the beginning of the year for each performance measure. When threshold performance for any measure is achieved, an award with respect to that measure is earned. Award payouts can range from 70% (at threshold) to 100% (at target) to 140% (at maximum) of the assigned incentive opportunity for each measure, based on where actual results fall in the range from threshold to target to maximum. No awards are paid with respect to any measure if 80% of target adjusted net income is not achieved. We determine actual payouts through linear interpolation.

The thresholds, targets and maximums and actual results under the four core performance measures for 2021 are set forth below:

Measure	Threshold	Target	Maximum	Actual	Weighting	Payout (% of target)
Adjusted Net Income:
Consolidated (000s)(1)	$212,400	$236,000	$259,600	$238,979	40%	42.02%

Utility (000s)(1)	$158,100	$170,000	$181,900	$182,135	40%	56%

Customer Satisfaction	93%	96%	98%	94.7%	20%	17.4%

Productivity (O&M/Customer)(1)	$211	$207	$204	$210.03	20%	15.46%

Safety:

Damage per 1,000 Tickets	1.30	1.00	0.90	0.91	10%	13.6%

Response Times w/in 30 Min.	72%	78%	82%	75.1%	10%	8.55%

Total:

Consolidated						97%

Utility						111%
(1)	Adjusted consolidated net income and adjusted utility net income are non-GAAP measures. In the calculation of actual results under the adjusted net income measures, the Committee excluded the earnings impacts of Company-owned life insurance (“COLI”) policy value changes and other one-time items. For the Company, the Committee excluded one-time transaction costs and partial period operating results related to the recently completed acquisitions of MountainWest and Riggs Distler, and stockholder activism response costs. For Southwest, the Committee also excluded the impacts of a legal reserve related to an isolated pipeline incident. Exclusion of these costs allows operating results to be computed on a comparative basis from year to year and is appropriate because these costs were determined by the Committee to be out of the control of Company executives.

The Committee has the discretion to reduce an NEO’s overall award that would otherwise be earned to avoid windfalls and for other reasons, including internal equity. The Committee reviews the CEO’s individual performance to determine whether there will be any downward adjustment. For 2021, individual performance goals for the CEO centered on promoting fundamental business strategies, maximizing customer and stockholder value, pursuing regulatory initiatives, promoting workforce diversity and other ESG-related initiatives such as increasing renewable natural gas supplies and enhancing transparency in reporting, and overseeing the utility infrastructure services segment.

The CEO reviews the Southwest Officers’ individual performances to determine whether there will be any downward adjustment in the performance awards. As a result of such review, if the CEO recommends a downward adjustment in the performance awards, the CEO will bring the matter before the Committee for review and approval. Mr. Peterson’s goals were centered on investor relations activities, financial planning and execution, external reporting, regulatory compliance and strategic planning matters. Ms. Haller’s goals pertain to legal and regulatory matters, corporate ethics and compliance, enterprise risk management, corporate governance matters, gas resources, human resources and administrative functions. Mr. DeBonis’ goals were directed to maintaining system safety and reliability, controlling operating costs and enhancing customer service. The Committee reviewed the performance achievements of the CEO and other eligible Southwest Officers and determined that no reductions to their annual incentive awards were warranted with respect to 2021.

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Adjusted net income, both on a consolidated and utility segment basis, exceeded 80% of our target, and achievements under the performance measures aggregated for a payout of 97% of the target incentive award opportunity for Messrs. Hester and Peterson and Ms. Haller, and 111% of target for Mr. DeBonis. These aggregated percentage payouts are multiplied by the total incentive opportunity (expressed above as a percentage of base salary) to determine the overall dollar value of the annual award. The following table details the actual payouts associated with the 2021 annual incentive awards for the eligible Southwest Officers:

	Incentive Opportunities (% of salary)	Total Achievement of Performance Measures (% of target)	Incentive Earned (% of salary)	Incentive Earned
John P. Hester	100%	97%	97%	$1,091,250
Gregory J. Peterson	65%	97%	63.1%	$299,488
Karen S. Haller	75%	97%	72.8%	$411,765
Eric DeBonis	60%	111%	66.6%	$256,410

Centuri Annual Incentives. For Centuri, the Committee selected financial performance and safety goals for the 2021 annual incentive opportunities. No awards are paid unless at least 50% of target pretax income is achieved.

Performance Metric			Weighting	Metric Description
Pretax Income			80%	Focuses on profitability. Fiscal 2021 Targets: Aligned to Centuri’s business plans and budgets.
Safety ▪ DART ▪ TRIR	10 10	% %	20%

Reflects days away from work, restricted or transferred (“DART”) incident rate, which is the industry standard measurement for safety, and total recordable incident rate (“TRIR”) to ensure both incident frequency and severity measures are considered.

Fiscal 2021 Targets: DART set higher than 2020’s targets; TRIR remained the same.

Actual awards for each measure are determined as of year-end by comparing Centuri’s performance to the threshold, target and maximum levels set by the Committee at the beginning of the year for each performance measure. When threshold performance for any measure is achieved, an award with respect to that measure is earned. Award payouts can range from 65% (at threshold) to 100% (at target) to 170% (at maximum) of the assigned incentive opportunity for each measure, based on where actual results fall in the range from threshold to target to maximum. We determine actual payouts through linear interpolation.

The thresholds, targets and maximums and actual results under the performance measures for 2021 are set forth below:

Measure	Threshold	Target	Maximum	Actual	Weighting	Payout (% of target)

Pretax Income	$70.4 million	$100.6 million	$125.8 million	$92.46 million	80%	90.58%

Safety (DART)	0.9	0.45	0.36	0.31	10%	170.0%

Safety (TRIR)	2.0	1.0	0.75	1.18	10%	93.7%

Total						98.83%

No annual incentive awards are paid in any year unless 50% of target pretax income is achieved. In 2021, pretax income exceeded 50% of target, and achievements under the other performance measure aggregated for a payout of 98.83% of the target incentive award opportunity for Mr. Daily. The aggregated percentage payout is multiplied by the total incentive opportunity (expressed above as a percentage of base salary) to determine the overall dollar value of the annual award.

The Committee reviews Mr. Daily’s individual performance to determine whether there will be any downward adjustment in his performance award. For 2021, individual performance goals for Mr. Daily centered on promoting fundamental business strategies, including safety performance; organizational development, including identifying and implementing opportunities to enhance ESG efforts and workforce diversity; and operations, financial, and strategic planning improvements. The individual performance goals for Mr. Daily were satisfied, and there were no reductions to his incentive awards with respect to 2021.

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The following table details the potential and actual payouts associated with the 2021 annual incentive award to Mr. Daily:

	Incentive Opportunities (% of salary)	Total Achievement of Performance Measures (% of target)	Incentive Earned (% of salary)	Incentive Earned

Paul M. Daily	100%	98.83%	98.83%	$776,835

Long-Term Incentive Compensation

Our long-term incentive compensation is designed to provide incentives for maintaining long-term performance and strengthening customer and stockholder value over a three-year performance period. NEOs are incentivized with equity compensation and Mr. Daily’s long-term incentive opportunity also includes a cash component. The Committee based the value of incentive awards granted to NEOs primarily on competitive compensation benchmarking. To more closely align his long-term incentive opportunity with the market, in 2021 the equity portion of Mr. Daily’s long-term incentive opportunity was increased. For 2021, the target long-term incentive opportunities for the NEOs were set at the percentages of base salary shown in the following table.

	Incentive Opportunities (% of salary)
	RSUs	Non-threshold Performance Shares	Performance Shares	Non-threshold Performance Cash	Performance Cash	Total
John P. Hester	70%	—	190%	—	—	260%
Gregory J. Peterson	40%	—	100%	—	—	140%
Paul M. Daily	—	46.5%	108.5%	21%	49%	225%
Karen S. Haller	45%	—	110%	—	—	155%
Eric DeBonis	30%	—	60%	—	—	90%

Southwest Long-Term Incentives. Long-term incentives for the Southwest Officers are composed of time-lapse RSUs and Performance Shares.

▪	RSUs. The Committee believes that grants of time-lapse RSUs promote and encourage long-term retention and service to the Company, align the interests of the Southwest Officers with those of our customers and stockholders through increased share ownership, and provide a balanced approach to long-term compensation. At its February 2021 meeting, the Committee approved the 2021 grants under this Board-approved program. The number of RSUs granted was determined based on the closing price for our Common Stock for the last trading day of 2020 ($60.75 per share). The time-lapse RSUs granted in 2021 vest 40% one year after the award date and 30% following each of the next two years, assuming continued service.

The table below illustrates the target long-term incentive opportunity granted as time-lapse RSUs, and the number granted.

	RSU Component (% of salary)	RSU Component	RSUs Granted
John P. Hester	70%	$735,000	12,099
Gregory J. Peterson	40%	$174,000	2,864
Karen S. Haller	45%	$214,200	3,526
Eric DeBonis	30%	$110,100	1,812

▪	Performance Shares. The Committee believes that the payment of long-term incentive compensation in the form of Performance Shares, measured over a three-year performance period, rewards our NEOs for improved financial performance of the Company, thereby giving them an incentive to enhance long-term customer and stockholder value. The target number of Performance Shares granted was determined based on the closing price for our Common Stock for the last trading day of 2020 ($60.75 per share). Performance Shares granted in 2021 are earned upon achievement of financial performance goals for the three-year period from 2021 through 2023.

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The table below illustrates the target long-term incentive opportunity granted as Performance Shares, and the number of Performance Shares granted:

	PS Component (% of salary)	Target PS Component	Target PSs Granted
John P. Hester	190%	$1,995,000	32,840
Gregory J. Peterson	100%	$ 435,000	7,160
Karen S. Haller	110%	$ 523,600	8,619
Eric DeBonis	60%	$ 220,200	3,625

For Performance Shares granted in 2021 to Messrs. Hester and Peterson and Ms. Haller, 60% are earnable based on a consolidated earnings per share (“EPS”) performance measure, and 40% are earnable based on a utility segment return on equity (“ROE”) performance measure. ROE is calculated by dividing the utility adjusted net income by the average equity balance for 2021. For Mr. DeBonis, 60% of the Performance Shares are based on utility net income, and 40% are based on ROE. Each of these measures is adjusted to remove the impact of COLI and other one-time items to more closely represent Southwest-driven outcomes.

At its meeting in February 2021, the Committee established the threshold, target and maximum performance levels upon which Performance Share awards would be based for the 2021 through 2023 performance period, and the Board subsequently approved the grants of Performance Shares to the Southwest Officers. The target levels were based on Company and Southwest business plans and budgets and took into account such factors as budgeted capital expenditures, expected growth within the markets that the Company serves, competitive factors from other service providers, and other business considerations embedded in the Company’s annual business planning process. The following table shows the three-year performance criteria for such period:

Performance Level	EPS	Utility Adjusted Net Income (000s)	Utility Return on Equity	Base Percentage of Target Award Earned(1)
Below Threshold	<$11.15	<$514,290	<6.50%	No award
Threshold	$11.15	$514,290	6.5%	50%
Target	$12.39	$553,000	7.5%	100%
Maximum	$13.63	$591,710	8.5%	150%
(1) Subject to upward or downward adjustment based on total shareholder return performance relative to a peer group.

Linear interpolation will be used to compute the percentage of the target award earned. The awards are payable in the form of Common Stock with the Southwest Officers also receiving cumulative dividend equivalents over the three-year performance period on such awards to the extent the underlying shares are earned.

If threshold performance is met, a base number of Performance Shares in a range of 50% to 150% of the target number will be earned, subject to modification based on total shareholder return relative to a peer group. Total shareholder return of the Company over the three-year period, plus dividends, will be compared to total shareholder returns of peer companies. The peer companies list for total shareholder return comparison is the same as the peer companies list used for compensation benchmarking purposes. The previously used peer group was created by Bloomberg and has been discontinued. Relative performance that places the Company at or above the 75th percentile of the peer group would result in maximum upward adjustment of the number of shares of Common Stock earned by 30%, performance in the range between the 25th and 75th percentiles would result in no adjustment, and performance at or below the 25th percentile of the peer group would result in maximum downward adjustment by 30% (provided that if a base number of shares is earned, the lowest percentage of the target number that will vest is 50%). When total shareholder return is negative, but the Company’s relative total shareholder return performance is at or above the 75th percentile, the cap is 140% of target. When the Company’s relative total shareholder return performance is between the 50th and 75th percentiles, the cap is 115% of target. When the Company’s relative total shareholder return performance is at or below the 50th percentile, the cap is 100% of target. The Committee included the total shareholder return modification feature to strengthen the link between our financial performance results and the market’s reaction to that performance, and to reinforce alignment of our executive compensation program with stockholder experience.

▪

2019-2021 Performance Share Vesting. In 2019 the Compensation Committee approved the award of Performance Shares to the Southwest Officers. For Performance Shares granted in 2019 to Messrs. Hester and Peterson and Ms. Haller, 60% were earnable based on a consolidated EPS performance measure, and 40% were earnable based on a utility ROE performance measure. For Mr. DeBonis, 60% of the Performance Shares were

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earnable based on utility net income, and 40% were earnable based on ROE. To calculate ROE, utility net income was divided by the average equity balance for 2019 through 2021. Each of these measures was adjusted to remove the impact of COLI. For EPS, the Committee excluded one-time transaction costs and partial period operating results related to the recently completed acquisitions of MountainWest and Riggs Distler, and stockholder activism response costs. Exclusion of these costs allows operating results to be computed on a comparative basis from year to year and is appropriate because these costs were determined by the Committee to be out of the control of Company executives. Performance was measured over a three-year performance period commencing on January 1, 2019 and continuing through December 31, 2021. For the three-year period 2019-2021, the total shareholder return for the Company was between the 25th and 75th percentile of the peer group of companies selected for such 2019 awards, and therefore no adjustment was applied to the results to determine ultimate payout. On February 24, 2022, the Committee determined that for the 2019-2021 performance period, the payout is 113% of the target award level, except for those officers subject to the consolidated EPS measure. For Messrs. Hester and Peterson and Ms. Haller, who are subject to the consolidated EPS measure, the payout is 95% of the target award level. The figure below shows EPS growth over the performance period. The 2019-2021 Performance Shares are included in the “Stock Vested During 2021” table.

Centuri Long-Term Incentives. Historically, the Company did not grant Company equity awards to Centuri executives, but beginning in 2019, the Committee strengthened the link to Company performance by granting Company equity to the Centuri Chief Executive Officer for part of his long-term incentives. The table below illustrates the target long-term incentive opportunity granted to Mr. Daily for the performance period from 2021 through 2023 for both equity and cash components:

	Target PS Incentive (% of salary)	Target PS (#)	Target PS Value ($)	Target Non-threshold PS Incentive (% of salary)	Target Non-threshold PS (#)	Target Non-threshold PS Value ($)	Target PC Incentive (% of salary)	Target PC Value ($)	Target Non-threshold PC Incentive (% of salary)	Target Non-threshold PC Value ($)

Equity	108.5%	13,145	$798,560	46.5%	5,634	$342,240	—	—	—	—

Cash	—	—	—	—	—	—	49%	$360,640	21%	$154,560

The target number of Performance Shares and Non-threshold Performance Shares granted was determined based on the closing price for our Common Stock for the last trading day of 2020 ($60.75 per share). The Centuri CEO’s long-term incentive amount includes the opportunity for a cash award equal to 70% of salary and an equity award equal to 155% of salary. The equity award is further split between 70% as Performance Shares and 30% as time-based shares. Because the time-based shares may be modified based on financial performance but are not subject to a threshold to receive an award, they are referred to herein as “Non-threshold Performance Shares.” Both Performance Shares and Non-threshold Performance Shares granted in 2021 are earned upon achievement of financial performance goals for the three-year period from 2021 through 2023. The cash award is also further split between 70% as Performance Cash and 30% as time-based cash. Because the time-based cash award may be modified based on financial performance but is not subject to a threshold to receive an award, the time-based cash award is referred to herein as “Non-threshold Performance Cash.” Both Performance Cash and Non-threshold Performance Cash granted in 2021 are earned upon achievement of financial performance goals for the three-year period from 2021 through 2023.

The payment of incentive compensation under Centuri’s long-term incentive plan is measured by Centuri’s cumulative enterprise value (“EV”) growth rate over a three-year performance period. EV is defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”) for Centuri multiplied by an EBITDA multiple determined by the Committee at the beginning of the performance period, minus Centuri net debt. Net debt is calculated as debt less cash and excludes leases recorded as debt under accounting rules. Debt includes the

46	Southwest Gas Holdings 2022 Notice and Proxy

Company’s capital contribution for the Linetec Services, LLC acquisition. EV was adjusted this year to remove costs associated with the Riggs Distler acquisition.

At its meeting in February 2021, the Committee established the threshold, target and maximum performance levels of EV growth for Centuri from the baseline of Centuri’s EV as of 2020 year-end. The target EV growth rate level was based on Centuri’s business plan and budget and took into account such factors as budgeted capital expenditures, expected growth within the markets that Centuri serves, competitive factors from other service providers and other business considerations embedded in Centuri’s annual business planning process. The baseline of Centuri’s EV as of 2020 year-end increased substantially over 2019’s, primarily due to the growth of Linetec Services, LLC and a significant amount of emergency response storm restoration work performed during 2020. This higher baseline was considered in establishing the EV growth rate percentages for the three-year performance period from 2021 through 2023, and due to the impact on EV from the 2020 emergency storm restoration work, the EV growth targets are lower. The following table summarizes the performance goals for the performance period from 2021 through 2023:

Performance Shares and Performance Cash Performance Level	Three-Year Cumulative EV Growth	Percentage of Target Award Earned

Below Threshold	<6%	No award

Threshold	6%	25%

Target	21%	100%

Maximum	41%	200%

Linear interpolation will be used to compute the percentage of the target award earned. Awards under the plan are to be paid following the end of the performance period.

Non-threshold Performance Shares and Non-threshold Performance Cash are not subject to a threshold to generate payment, but they are impacted by the change in EV at the end of the three-year performance period. If EV increases over the performance period, the Non-threshold Performance Share and Non-threshold Performance Cash awards are increased by the percent of increase. Similarly, the Non-threshold Performance Share and Non-threshold Performance Cash awards are decreased by the same percent of decrease if EV decreases over the performance period. Non-threshold Performance Share awards are capped at 133.1% of the target award amount (the target award is $342,240 for 2021) and Non-threshold Performance Cash awards are capped at 133.1% of the target award amount (the target award is $154,560 for 2021).

▪	2019-2021 Performance Share and Non-Threshold Performance Share Vesting. In 2019 the Compensation Committee approved the award of Company stock for the first time to Paul Daily. The Performance Shares and Non-Threshold Performance Shares granted in 2019 to Mr. Daily were earnable based on the EV achievement over the three-year performance period from 2019-2021. EV is defined as EBITDA for Centuri multiplied by seven (the multiple determined by the Committee at the beginning of the performance period), minus Centuri net debt. Net debt is calculated as debt less cash and excludes leases recorded as debt under accounting rules. Debt includes the Company’s capital contribution for the Linetec Services, LLC acquisition. EV was adjusted for 2021 to remove costs associated with the Riggs Distler acquisition. Performance Shares are 70% of the stock award, while Non-Threshold Performance Shares are 30% of the stock award. On February 24, 2022, the Committee determined that for the 2019-2021 performance period, the payout is 96% of the target award level based on a cumulative EV increase of 14.2% over the performance period. The 2019-2021 Performance Shares are included in the “Stock Vested During 2021” table.

Perquisites

The Company provides a limited number of perquisites to its executive officers. The NEOs receive car allowances, and reimbursement for annual physical examinations and social club memberships. The Southwest Officers also receive reimbursement once every three years to assist in financial and estate planning. The CEO of Centuri receives life insurance and reimbursement annually for financial planning, estate planning and tax preparation.

Retirement Benefits

Southwest Retirement Benefits. Four retirement benefit plans are available to the Southwest Officers. Two of the plans, the Retirement Plan for Employees of Southwest (“Retirement Plan”) and the Employee Investment Plan (“EIP”), both tax-qualified plans, are available to all Southwest employees. The Retirement Plan is no longer offered to Southwest employees who started with Southwest after December 31, 2021. Two additional plans are offered to officers, the Supplemental Executive Retirement Plan (“SERP”) and the Executive Deferral Plan (“EDP”). The SERP is no longer offered to officers who started with Southwest after December 31, 2021. These additional plans were

Southwest Gas Holdings 2022 Notice and Proxy	47

established to attract and retain qualified executives and to address the dollar limitations imposed on the two tax-qualified plans.

▪	Retirement Plan for Employees Hired on or Before December 31, 2021. Benefits under the Retirement Plan are based on (i) the executive’s years of service with the Company, up to a maximum of 30 years, and (ii) the average of the executive’s highest five consecutive years’ salaries, within the final 10 years of service, not to exceed an annual maximum compensation level of $305,000 established by the Internal Revenue Service.
▪	SERP for Officers Hired on or Before December 31, 2021. The SERP is designed to supplement the benefits under the Retirement Plan to a level of 50 - 60% of salary. To qualify for benefits under the SERP, which is based on a 12-month average of the highest consecutive 36-months of salary, an executive is required to have reached (i) age 55, with 20 years of service with the Company, or (ii) age 65, with 10 years of service.
▪	EIP. Southwest Officers may participate in the EIP and defer salary up to the maximum annual dollar amount permitted for 401(k) plans under the Internal Revenue Code. Investments of these deferrals are controlled by the individual executives from a selection of investment options offered through the EIP. There are no employer matching contributions for executive deferrals into the EIP.
▪	EDP. The EDP supplements the deferral opportunities by permitting executives to defer up to 100% of their annual salary and non-equity incentive compensation. As part of the EDP, the Company provides matching contributions up to 3.5% of annual salary, which vest immediately. Amounts deferred and Company matching contributions bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate (the “Bond Rate”). At retirement with five years of service with the Company, the Southwest Officers will receive EDP balances paid out at the election of the participant over a period of 10, 15 or 20 years, and will be credited during the applicable payment period with interest at 150% of the average of the Bond Rate on each January 1st for the five years prior to the start of retirement.

Centuri Retirement Benefits. Centuri maintains two plans which provide retirement benefits for the Centuri executives, including Mr. Daily: a 401(k) plan and a nonqualified deferred compensation plan, the Executive Deferred Compensation Plan (the “EDCP”).

▪	Centuri 401(k) Plan. Mr. Daily receives matching contributions from Centuri to his account in the Centuri 401(k) Plan, consistent with all other employees participating in the plan. Centuri matches 100% of Mr. Daily’s pre-tax contributions up to the first 3% of his base salary and 50% on the next 4%. All matching contributions are subject to certain limits as determined by law.
▪	EDCP. Under the nonqualified deferred compensation plan maintained by Centuri, certain employees, including Mr. Daily, are permitted to voluntarily defer receipt of up to 80% of base salary and up to 80% of other cash compensation. Employer matching contributions in the deferred compensation plan are equal to the first 5% of the compensation deferred by the employee under the plan. Matching contributions vest immediately. Participants may allocate deferred cash amounts among (i) a group of notional accounts that mirror the gains and/or losses of various investment alternatives that do not provide for above-market or preferential earnings and (ii) an account with returns based on Centuri’s financial performance (“Performance Fund”). Mr. Daily must invest at least 25% of his annual incentive compensation in the Performance Fund until he meets the established investment requirement of four times his base salary. The four times base salary amount is split equally between the Performance Fund and Company stock ownership. Performance Fund investments grow or depreciate based on Centuri’s EV growth rate. The maximum annual loss of the Performance Fund is negative five percent and the maximum annual gain is fifteen percent.

Executive Agreements

Southwest Change in Control Agreements. The Company offers change in control agreements to the Southwest Officers to align their interests with stockholders and to retain and motivate high caliber executive talent. Providing change in control benefits is designed to reduce the reluctance of management to pursue potential change in control transactions that may be in the best interests of stockholders and helps ensure stability and continued performance during the potentially protracted process of merging with or acquiring entities subject to utility regulation. These change in control agreements do not include gross-up payments to reimburse the executive for certain excise taxes imposed under Internal Revenue Code Section 4999. Instead, the change in control agreements employ a “best net” approach whereby change in control benefits would be reduced if a reduced benefit would result in a greater after-tax benefit to the officer after the application of the excise taxes under Internal Revenue Code Section 4999.

The terms of the change in control agreements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are discussed in more detail under “Post-Termination Benefits” below.

Centuri CEO Employment Agreement. Centuri is currently a party to an employment agreement with Mr. Daily (“Employment Agreement”). Under the terms of the Employment Agreement, Mr. Daily is entitled to payments and

48	Southwest Gas Holdings 2022 Notice and Proxy

benefits upon certain employment termination events both in the absence of and following certain change in control events of Centuri or the Company. The termination provisions of the Employment Agreement provide Mr. Daily with a fixed amount of compensation upon termination as an incentive to forgo other opportunities in order to join or maintain employment with Centuri. At the time of entering into this agreement, we considered our aggregate potential obligations in the context of the desirability of hiring Mr. Daily, as well as the benefits of securing non-competition and other restrictive covenants included in the Employment Agreement. The Employment Agreement does not contain excise tax gross-up provisions and employs a “best net” approach to potential change in control severance payments.

More detailed discussion of the Employment Agreement, as well as an estimate of the compensation that would have been payable had various provisions been triggered as of fiscal year-end, are described in “Post-Termination Benefits” below.

Analysis of Risk in Company Executive Compensation Policies

On an annual basis, Company management reviews, analyzes and considers whether the Company’s compensation policies and practices encourage unnecessary or excessive risk taking that is reasonably likely to have a material adverse effect on the Company. One of the primary purposes of this review is to ensure that our incentive compensation programs do not inappropriately encourage unnecessary or excessive risk taking at any level in the organization that would be reasonably likely to have a material adverse effect on the Company. The Committee oversees the risk review process. In 2021, management concluded, and discussed with the Committee, that the Company’s compensation policies and practices do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code currently imposes a $1 million limit on the amount that a public company may deduct for compensation paid to certain current and former executive officers in any one year. The Tax Cuts and Jobs Acts of 2017 eliminated the “performance-based compensation” exception under Section 162(m) effective January 1, 2018, subject to a special rule that “grandfathers” certain awards or arrangements that were in effect on or before November 2, 2017. There can be no assurance that compensation structured prior to 2018 with the intent of qualifying as performance-based compensation will be deductible under Section 162(m). Additionally, compensation awarded in 2018 and future years to covered employees in excess of $1 million will generally not be deductible. The Committee retains the discretion to establish the compensation as the Committee may determine is in the best interest of the Company and its stockholders, and without regard to any limitation provided in Section 162(m). This discretion is an important feature of the Committee’s compensation practices because it provides the Committee with sufficient flexibility to respond to specific circumstances facing the Company.

Southwest Gas Holdings 2022 Notice and Proxy	49

COMPENSATION COMMITTEE REPORT

As a part of the Committee’s duties, it is charged with the responsibility of producing a report on executive compensation for inclusion in the Annual Report on Form 10-K and this Proxy Statement. This report is based on the Committee’s review of the Compensation Discussion and Analysis and the discussion of its content with management.

The Committee, based on its review of the Compensation Discussion and Analysis and its discussions with management, recommended to the Board (and the Board has approved and directed) that this Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and this Proxy Statement.

Compensation Committee

Jane Lewis-Raymond (Chair)

José A. Cárdenas

Stephen C. Comer

E. Renae Conley

Anne L. Mariucci

Michael J. Melarkey

A. Randall Thoman

50	Southwest Gas Holdings 2022 Notice and Proxy

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table (2021, 2020 and 2019)

The following table includes information concerning compensation during 2021, 2020 and 2019 for the named executive officers, whom we refer to as the “NEOs.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)	Total ($)

John P. Hester	2021	1,081,233	—	2,921,469	1,091,250	519,562	61,065	5,674,579

President and Chief Executive Officer	2020	1,005,943	—	2,558,720	1,249,500	1,636,794	60,820	6,511,777
	2019	933,493	—	1,944,941	1,150,500	1,783,655	58,135	5,870,724

Gregory J. Peterson	2021	451,658	—	651,673	299,488	228,431	33,689	1,664,939

Senior Vice President/ Chief Financial Officer	2020	418,646	—	575,314	336,473	829,999	35,625	2,196,057
	2019	387,790	—	402,127	312,292	771,233	31,544	1,904,986

Paul M. Daily	2021	755,231	—	1,220,797	1,554,192	5,603	96,883	3,632,706

President and Chief Executive Officer for Centuri Group, Inc.	2020	736,828	—	938,187	1,747,272	40,471	92,388	3,555,146
	2019	704,905	—	364,658	872,109	3,032	87,131	2,031,835

Karen S. Haller	2021	494,301	—	789,542	411,765	329,860	41,075	2,066,543

Executive Vice President/Chief Legal and Administrative Officer	2020	465,426	—	716,568	424,830	964,385	24,655	2,595,864
	2019	436,970	—	635,347	405,330	936,175	39,427	2,453,249

Eric DeBonis	2021	374,496	—	353,482	256,410	172,384	36,060	1,192,832

Senior Vice President/ Operations Southwest Gas Corporation	2020	362,888	—	327,011	240,018	684,479	36,615	1,651,011
	2019	346,096	—	325,778	230,400	682,383	40,100	1,624,757

(1)	Amounts shown in this column include any amounts deferred by the NEOs into 401(k) and nonqualified deferral plans.

(2)	Amounts shown in this column represent the aggregate grant date fair value of awards of Performance Shares, time-lapse RSUs, and Non-threshold Performance Shares granted in 2019, 2020 and 2021. In each case, the amounts were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the Common Stock share price on the date of grant. The value ultimately realized by the NEO upon actual vesting of the awards may or may not be equal to this determined value. The assumptions used to calculate these amounts are included in “Note 9 – Share-Based Compensation” of Exhibit 13.01 to our 2021 Annual Report on Form 10-K. However, as required, the amounts shown exclude the impact of estimated forfeitures. Performance Share values were calculated based on the probable outcome of the performance condition as of the grant date, which was determined to equal target performance. For the Southwest Officers, Performance Shares generally vest upon completion of a three-year performance period, with the amount that vests based on the achievement of certain company financial targets and stockholder returns. The final amount of earned Performance Shares can range from 0% to a maximum of 195% (assuming the highest level of performance) of the amount of unearned Performance Shares granted, and upon settlement, shares of Common Stock are issued for each earned Performance Share. The value of Performance Shares granted in 2021, assuming achievement of the highest level of performance for the three-year performance period ending December 31, 2023, and using the closing price of Common Stock as of the date of grant in accordance with ASC Topic 718, would be as follows: for Mr. Hester, $4,163,045; for Mr. Peterson, $907,735; for Ms. Haller, $1,092,623; and for Mr. DeBonis, $459,491. The time-lapse RSUs vest in three annual installments of 40%, 30%, 30% respectively following the grant, assuming the NEO continues to meet the requirements for vesting. Award agreements for Performance Shares and time-lapse RSUs give holders the right to receive dividend equivalent payments as and when dividends are paid on Common Stock, which dividends are reallocated into additional equity awards of the same type and with the same vesting schedule as the original award.

(3)

For Mr. Daily, Performance Share and Non-threshold Performance Share values were calculated based on the probable outcome of the performance condition as of the grant date, which was determined to equal target performance. Performance Shares generally vest upon completion of a three-year performance period, with the amount that vests based on the achievement of certain Centuri financial targets. The final amount of earned Performance Shares can range from 0% to a maximum of 200% (assuming the highest level of performance) of the amount of unearned Performance Shares granted, and upon settlement, shares of Common Stock are issued for each earned Performance Share. For Mr. Daily, the value of Performance Shares and Non-threshold Performance Shares granted in 2021, assuming achievement of the highest level of performance for the three-year performance period ending December 31, 2023, and using the closing price of Common Stock as of the date of grant in accordance with ASC Topic 718, would be $2,196,580. The Non-threshold Performance Shares vest three years after grant, assuming Mr. Daily continues to meet the requirements for vesting. The award of Non-threshold Performance Shares is not subject to a threshold to generate payment, but they are impacted by the change in Centuri EV at the end of the performance period. Non-Threshold Performance Shares are capped at 133.1% of the target award amount (the target award is $342,240 for 2021). Mr. Daily’s award agreement for Performance Shares and Non-threshold Performance Shares gives him the right to receive dividend equivalent payments as and when dividends are paid on

Southwest Gas Holdings 2022 Notice and Proxy	51

Common Stock, which dividends are reallocated into additional equity awards of the same type and with the same vesting schedule as the original award.

(4)	Amounts shown in this column represent the cash awards paid in 2020, 2021 and 2022 for services performed in 2019, 2020 and 2021, respectively. For Mr. Daily, the amounts shown in this column also include the cash portion of his long-term incentive awards for the performance periods beginning in 2019, 2018 and 2017 and paid in 2022, 2021 and 2020, respectively. Mr. Daily’s 2021 annual incentive cash award amount was $776,835, while his long-term incentive cash award amount for the three year performance period beginning in 2019 was $777,357.

(5)	The aggregate change in the actuarial present value of the Southwest Officers’ accumulated benefit under the Retirement Plan and the SERP for 2021 and the above-market interest (in excess of 120% of the applicable federal long-term rate with compounding) earned by NEOs on executive deferral plan balances for 2021 are as follows:

	Increase in Pension Values ($)	Above-Market Interest ($)

Mr. Hester	381,587	137,975

Mr. Peterson	192,105	36,326

Mr. Daily	—	5,603

Ms. Haller	285,783	44,077

Mr. DeBonis	138,057	34,327

No amounts are payable from the pension plans before a participant attains age 55 and experiences a separation in service from the Company.

(6)	Employer matching contributions under the EDP for Southwest Officers and Centuri’s 401(k) and nonqualified deferral plan for Mr. Daily in 2021 were as follows:

Matching Contributions ($)

Mr. Hester	36,750

Mr. Peterson	15,689

Mr. Daily	53,734

Ms. Haller	16,660

Mr. DeBonis	12,845

Centuri matches 100% of Mr. Daily’s pre-tax contributions up to the first 3% of his base salary under its 401(k) plan. Thereafter, Centuri matches 50% of Mr. Daily’s pre-tax contributions up to the next 4% of his base salary. All matching contributions are subject to certain limits as determined by law, and Mr. Daily received $14,500 of matching contributions in the 401(k). Employer matching contributions in Centuri’s nonqualified deferral plan are equal to the first 5% of the compensation deferred under the plan, and Mr. Daily received $39,234 of matching contributions in the nonqualified deferral plan. Matching contributions to Southwest Officers under the EDP equal 50% of the amount deferred by each officer up to 3.5% of the officer’s respective annual salary.

(7)	The aggregate incremental costs of the perquisites and personal benefits to the NEOs are based on the cost to the Company. The life insurance benefit provided to the Southwest Officers is available generally to all salaried employees, so cost information is omitted from the table below. For Mr. Daily, the life insurance cost relates to purchase of coverage for him by Centuri. The perquisites and personal benefits, by type and amount, for 2021 are as follows:

	Car Allowance ($)	Club Dues ($)	Physicals ($)	Financial Planning ($)	Life Insurance ($)

Mr. Hester	21,600	2,715	—	—	—

Mr. Peterson	18,000	—	—	—	—

Mr. Daily	29,450	5,316	1,995	—	6,388

Ms. Haller	19,200	2,715	2,500	—	—

Mr. DeBonis	18,000	2,715	2,500	—	—

52	Southwest Gas Holdings 2022 Notice and Proxy

Grants of Plan-Based Awards (2021)

The following table sets forth information regarding each grant of an award made under our Incentive Plans to our NEOs during the fiscal year ended December 31, 2021. All awards were granted on February 24, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards (#)		Grant Date Fair Value of Stock Awards ($)(4)
Name	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John P. Hester	Annual Cash(1)	787,500	1,125,000	1,575,000	—	—	—	—		—
	Performance Shares	—	—	—	16,420	32,840	64,037	—		2,134,928
	RSUs	—	—	—	—	—	—	12,099	(5)	786,541
Gregory J. Peterson	Annual Cash(1)	216,125	308,750	432,250	—	—	—	—		—
	Performance Shares	—	—	—	3,580	7,160	13,963	—		465,472
	RSUs	—	—	—	—	—	—	2,864	(5)	186,201
Paul M. Daily	Annual Cash(1)	510,900	786,000	1,336,200	—	—	—	—		—
	Performance Shares	—	—	—	3,286	13,145	26,290	—		854,558
	Non-threshold Performance Shares(6)	—	—	—	—	5,634	7,498	—		366,239
	Long-Term Cash(7)	90,160	515,200	927,000	—	—	—	—		—
Karen S. Haller	Annual Cash(1)	297,150	424,500	594,300	—	—	—	—		—
	Performance Shares	—	—	—	4,309	8,619	16,807	—		560,321
	RSUs	—	—	—	—	—	—	3,526	(5)	229,220
Eric DeBonis	Annual Cash(1)	161,700	231,000	323,400	—	—	—	—		—
	Performance Shares	—	—	—	1,812	3,625	7,068	—		235,661
	RSUs	—	—	—	—	—	—	1,812	(5)	117,821
(1)	The amounts reflect the estimated payments which could have been made under the annual cash component of our incentive compensation program, based upon the participant’s annual salary. The program provides that executive officers may receive annual cash incentive awards based on performance and profitability measures. The Committee establishes annual target awards for each such officer. The actual amounts received by the NEOs for 2021 performance under the program are set forth under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” Annual cash incentives are described in further detail under “Compensation Discussion and Analysis – Incentive Compensation – Annual Incentive Compensation.”

(2)	For the Southwest Officers, the amounts shown represent the number of shares of Common Stock that could be earned with respect to Performance Shares granted in 2021 under the long-term performance component of our incentive compensation program. The number of Performance Shares that will become earned and vested, and the resulting number of shares of Common Stock to be issued, will be determined after completion of the three-year performance period ending December 31, 2023, and the number of shares can range from 50% at threshold to a maximum of 150% of the target number, subject to 30% upward or downward adjustment based on a total shareholder return modifier. When threshold performance is achieved, the number of shares earned will not be adjusted below 50% of the target number. When total shareholder return is negative, but the Company’s relative total shareholder return performance is at or above the 75th percentile, the cap is 140% of target. When the Company’s relative total shareholder return performance is between the 50th and 75th percentiles, the cap is 115% of target. When the Company’s relative total shareholder return performance is at or below the 50th percentile, the cap is 100% of target.

(3)	For Mr. Daily, the amounts shown represent the number of shares of Common Stock that could be earned with respect to Performance Shares granted in 2021 under the long-term performance component of the Centuri incentive compensation program. The number of Performance Shares that will become earned and vested, and the resulting number of shares of Common Stock to be issued, will be determined after completion of the three-year performance period ending December 31, 2023, and the number of shares can range from 25% at threshold to a maximum of 200% of the target number. If Centuri EV growth does not achieve threshold, then no amount is paid.

(4)	The amounts shown reflect the aggregate grant date fair value (based on the closing price of Common Stock on the date of grant) of time-lapse RSUs, Performance Shares, or Non-threshold Performance Shares granted on February 24, 2021, to the NEOs, calculated in accordance with FASB ASC Topic 718. With respect to the Performance Shares and Non-threshold Performance Shares granted, the amount represents the grant date fair value of the target award.

(5)	The amounts shown represent the number of time-lapse RSUs that were granted in 2021 under the long-term component of our incentive compensation program. The RSUs awarded vest over three years, 40% at the end of the first year and 30% at the end of each of the second and third years, assuming the NEO continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2022. For further details regarding the long-term components of our incentive compensation program, see “Compensation Discussion and Analysis – Incentive Compensation – Long-Term Incentive Compensation.”

Southwest Gas Holdings 2022 Notice and Proxy	53

(6)	The amounts shown represent the number of Non-threshold Performance Shares that were granted in 2021 under the long-term component of Centuri’s incentive compensation program. The Non-threshold Performance Shares awarded vest at the end of the three year performance period, assuming Mr. Daily meets the requirements for vesting. Non-threshold Performance Shares are not subject to a threshold to generate an award, but they can be increased or decreased based on the percentage change of Centuri’s EV. If EV increases over the performance period, the award is increased by the percent of increase. Similarly, the Non-threshold Performance Share award is decreased by the same percent of decrease if EV decreases over the performance period. Non-threshold Performance Shares are capped at 133.1% of the target award amount (the target award is $342,240 for 2021). True Performance Shares make up 70% of Mr. Daily’s long term equity incentive, while 30% is made up of Non-threshold Performance Shares.

(7)	The amounts reflect the estimated payments which could be made under the long-term cash component of Mr. Daily’s incentive compensation, based upon his annual salary as of December 31, 2020, as required under the Centuri Long-Term Incentive Plan for 2021. The program provides that Mr. Daily may receive a cash incentive award based on performance and profitability measures, with 70% of the award as Performance Cash and 30% of the award as Non-threshold Performance Cash. The amount of the award that will become earned and payable will be determined after completion of the three-year performance period ending December 31, 2023. The value for the Performance Cash award can range from 25% of the target value at threshold to a maximum of 200% of the target value (the target award is $360,640 for 2021). Non-threshold Performance Cash awards are not subject to a threshold to generate an award, but they can be increased or decreased based on the percentage change of Centuri’s EV. Non-threshold Performance Cash awards are capped at 133.1% of the target award amount (the target award is $154,560 for 2021). This program is described in further detail under “Compensation Discussion and Analysis – Incentive Compensation – Long-Term Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End 2021

The following table sets forth information regarding unvested time-lapse RSUs, Performance Share, and Non-threshold Performance Share awards for each of the NEOs, in each case, outstanding as of December 31, 2021, and assuming target performance.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

John P. Hester	20,631	1,445,168	60,127	4,211,898

Gregory J. Peterson	4,825	338,001	13,156	921,575

Paul M. Daily	—	—	32,552	2,280,300

Karen S. Haller	6,119	428,637	16,029	1,122,818

Eric DeBonis	3,224	225,815	6,799	476,276
(1)	There were no securities underlying either unexercised stock options, which were exercisable or unexercisable, or unexercised unearned options granted under any equity incentive plan at the end of fiscal 2021.

(2)	Represents time-lapse RSUs, which vest in annual installments over the course of the three years following the grant, assuming the NEO continues to meet the requirements for vesting, as reflected in the following tables. Grants in 2021 reflected below include amounts discussed in footnote (5) to the “Grants of Plan-Based Awards (2021)” table.

54	Southwest Gas Holdings 2022 Notice and Proxy

Outstanding time-lapse RSUs vesting over three years, 40% at the end of the first year and 30% at the end of each of the second and third years, granted in 2019, 2020 and 2021, including dividends reinvested, vest as follows:

	Grant Year	Vests January 2022 (#)	Vests January 2023 (#)	Vests January 2024 (#)
Mr. Hester	2021	5,012	3,759	3,759
	2020	2,886	2,886	—
	2019	2,327	—	—
Mr. Peterson	2021	1,187	890	890
	2020	689	689	—
	2019	481	—	—
Mr. Daily	2021	—	—	—
	2020	—	—	—
	2019	—	—	—
Ms. Haller	2021	1,461	1,096	1,096
	2020	872	872	—
	2019	724	—	—
Mr. DeBonis	2021	751	563	563
	2020	457	457	—
	2019	433	0	—

Vesting provisions of time-lapse RSUs following certain termination events are discussed below under “Post-Termination Benefits.”

(3)	The market value of Common Stock was $70.05 per share, the closing price on the last trading day of 2021.

(4)	Represents Performance Shares and Non-threshold Performance Shares awarded for the performance period beginning January 1, 2020 and January 1, 2021. See footnotes (2), (3), and (6) to the “Grants of Plan-Based Awards (2021)” table and “Post-Termination Benefits” for a discussion of the vesting terms of our Performance Shares and Non-threshold Performance Shares. Assuming achievement of target performance, the number of Performance Shares and Non-threshold Performance Shares indicated (plus accumulated dividends reinvested) will vest following the three-year performance period ending December 31, 2022, and/or December 31, 2023 subject to meeting all vesting requirements.

Stock Vested During 2021

The number of shares of Common Stock that vested during 2021 and the value realized on vesting (the market price at vesting) are shown in the table. There were no options to purchase Common Stock outstanding during 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

John P. Hester	25,167	1,678,329

Gregory J. Peterson	5,057	338,304

Paul M. Daily	4,652	325,888

Karen S. Haller	8,012	537,012

Eric DeBonis	4,661	311,663

Southwest Gas Holdings 2022 Notice and Proxy	55

Pension Benefits

We offer two defined benefit retirement plans to the Southwest Officers. They include the Retirement Plan, which is available to all employees of Southwest who were hired before January 1, 2022, and the SERP, which is available to officers of Southwest who were hired before January 1, 2022.

Benefits under the Retirement Plan are based on each Southwest Officer’s (i) years of service with Southwest, up to a maximum of 30 years, and (ii) highest average annual salary over a period of five consecutive years within the final 10 years of service, not to exceed an annual maximum compensation level of $305,000 established by the Internal Revenue Service. Vesting in the Retirement Plan occurs after five years of service with Southwest.

The SERP is designed to supplement the benefits under the Retirement Plan to a level of 50-60% of salary, as shown in the “Salary” column of the Summary Compensation Table. Salary is based on the 12-month average of the highest consecutive 36 months of salary at the time of retirement. Vesting in the SERP occurs at age 55, with 20 years of service, or at age 65 with 10 years of service with Southwest.

Upon retirement, the plans will provide a lifetime annuity to the Southwest Officers, with a 50% survivor benefit to their spouses and an option to choose a 75% survivor benefit to their spouses. No lump sum payments are permitted under the plans except when the amount is less than $5,000.

Messrs. Hester and Peterson are vested in both plans and both would receive full benefits if they were to retire as of the date of this Proxy Statement. Ms. Haller is vested in both plans, and her benefits would be reduced by 4.75% if she retired as of the date of this Proxy Statement. Mr. DeBonis is vested only in the Retirement Plan and, if he left the Company as of the date of this Proxy Statement, his accrued benefit under the Retirement Plan would be reduced by 58.56% assuming benefits commenced at age 55. Mr. DeBonis would also receive a limited benefit under the SERP of $15,521 annually.

Pension Benefits as of December 31, 2021

The following table sets forth the number of years of credited service and present value of accumulated benefits as of December 31, 2021, and payments received during the last fiscal year, under both the Retirement Plan and the SERP for each NEO.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

John P. Hester	Retirement Plan	30	2,480,422	—

	SERP	30	8,372,965	—

Gregory J. Peterson	Retirement Plan	26	1,919,255	—

	SERP	26	2,197,330	—

Paul M. Daily	N/A	N/A	N/A	N/A

Karen S. Haller	Retirement Plan	24	2,056,992	—

	SERP	24	2,799,880	—

Eric DeBonis	Retirement Plan	28	2,382,612	—

	SERP	28	1,406,621	—
(1)	The valuation method and all material assumptions applied in quantifying the present value of the accrued benefits are described in “Note 11—Pension and Other Postretirement Benefits” of Exhibit 13.01 to our 2021 Annual Report on Form 10-K.

56	Southwest Gas Holdings 2022 Notice and Proxy

Nonqualified Deferred Compensation (2021)

We maintain nonqualified deferred compensation plans under which our NEOs are permitted to defer base salary and other cash compensation. These plans are described in detail under “Compensation Discussion & Analysis—Retirement Benefits.” The following table describes the nonqualified deferred compensation activity for each of our NEOs during fiscal year 2021.

Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
John P. Hester	100,000	36,750	232,857	—	5,599,371
Gregory J. Peterson	112,333	15,689	59,287	—	1,392,682
Paul M. Daily	450,631	39,234	66,477	—	2,828,502
Karen S. Haller	60,000	16,660	73,197	—	1,724,274
Eric DeBonis	60,005	12,845	56,531	—	1,317,154
(1)	Amounts shown in this column are included in the “Salary” and “Non-Equity Incentive Compensation” columns of the “Summary Compensation Table.”

(2)	Deferred compensation earnings, which were above-market, and Company contributions are also reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the “All Other Compensation” columns, respectively, of the “Summary Compensation Table.” Those amounts for the NEOs are as follows:

	Above-Market Interest	Company Contributions	Total
Mr. Hester	$137,975	$36,750	$174,725
Mr. Peterson	36,326	15,689	52,015
Mr. Daily	5,603	39,234	44,837
Ms. Haller	44,077	16,660	60,737
Mr. DeBonis	34,327	12,845	47,172

(3)	The amounts reported in this column that were previously reported as compensation to the NEOs in the Summary Compensation Table for previous years are as follows:

	2019	2020	2021
Mr. Hester	$756,983	$272,955	$274,725
Mr. Peterson	233,795	153,496	164,348
Mr. Daily	248,240	367,246	495,468
Ms. Haller	289,699	186,869	120,737
Mr. DeBonis	127,555	140,875	107,177

Post-Termination Benefits

Each Southwest Officer has a change in control agreement, which provides benefits upon certain termination events following a change in control. Centuri is party to an employment agreement with Mr. Daily pursuant to which he is entitled to benefits upon the occurrence of specified termination events, both following and in the absence of a change in control. Incentive programs for the NEOs also provide for vesting of awards upon the occurrence of specified termination events in the absence of a change in control. Regardless of the manner in which an NEO’s employment is terminated, the officer is entitled to receive the amount of any accrued but unpaid base salary, amounts contributed (or otherwise vested) under 401(k) or nonqualified deferral plans, and amounts accrued and vested through Southwest’s Retirement Plan and SERP.

Following Change in Control

The Southwest Officers’ change in control agreements are triggered by certain termination events following a change in control of either the Company or Southwest, and the change in control provision of Mr. Daily’s employment agreement is triggered by certain termination events following a change in control of either the Company or Centuri. Covered termination events include (i) the termination of employment by the employer without cause and (ii) termination by the employee as a result of a significant reduction in duties, responsibilities or compensation or a

Southwest Gas Holdings 2022 Notice and Proxy	57

change in location. If a termination event occurs within two years after a change in control (collectively referred to as a “Double Trigger Event”), the affected NEOs would receive the following benefits (as applicable):

▪	Salary for three years for our CEO, two and one-half years for all other Southwest Officers and two years for Mr. Daily;
▪	Annual incentive compensation for three years for our CEO, two and one-half years for all other Southwest Officers, and two years of all cash incentive compensation for Mr. Daily;
▪	Welfare benefits including the cost of medical, dental, disability, and life insurance coverage under the current employer plans (for three years for our CEO, two and one-half years for all other Southwest Officers and two years for Mr. Daily);
▪	Vesting of unvested time-lapse RSUs for the Southwest Officers and vesting of Performance Shares and Non-threshold Performance Shares for Mr. Daily;
▪	Additional credit that may affect eligibility, vesting and the calculation of benefits under the SERP; and
▪	Outplacement services of up to $30,000.

A change in control with respect to the Company includes: approval by the stockholders of the Company of the dissolution or liquidation of the Company; a merger or similar transaction resulting in more than a 50% change of ownership of the Company; a sale of substantially all of the Company’s business and/or assets to a person or entity that is not a subsidiary of the Company; acquisition by one person or a group of persons of at least 30% of the combined voting power of the Company; and during any two year period replacement of at least 50% of the directors unless the election of each new director was approved by a vote of at least three-fourths of the directors then still in office who were directors at the beginning of such period. A change in control event could occur this year depending on the result of the contested election of directors. Any of the foregoing events with respect to Southwest constitutes a change in control of Southwest, and any of the foregoing events with respect to Centuri constitutes a change in control of Centuri.

Pursuant to their change in control agreements, Southwest Officers agreed not to publicly disparage the Company. In addition, severance payable under the agreements is subject to the Southwest Officers’ execution of a release of claims against the Company, which includes a covenant prohibiting disclosure of the Company’s confidential information. Mr. Daily’s employment agreement contains non-compete and non-solicitation provisions, which apply during his employment and for a period of two years after his employment ends, and also contains confidentiality and non-disparagement provisions. Mr. Daily’s severance payments are also subject to a release of claims against Centuri.

In addition to benefits provided under the change in control agreements, Performance Share, Non-threshold Performance Share, and time-lapse RSU awards provide for vesting of awards following a change in control (as described in footnote (1) to the following table).

Under the assumption that a Double Trigger Event occurred on December 31, 2021, based on the terms of the change in control agreements for the Southwest Officers and the Employment Agreement for Mr. Daily, it is estimated that the NEOs would have received the compensation presented in the following table.

Name	Salary	Incentive Compensation	Welfare Benefits	Stock Acceleration(1)	Outplacement Services	Additional SERP Benefits(2)	Total
John P. Hester	$3,375,000	$3,375,000	$55,071	$3,458,895	$30,000	—	$10,293,966
Gregory J. Peterson	1,187,500	771,875	44,788	779,212	30,000	—	2,813,375
Paul M. Daily	1,572,000	2,602,400	64,406	1,066,051	30,000	N/A	5,334,858
Karen S. Haller	1,415,000	1,061,250	44,933	968,738	30,000	438,646	3,958,567
Eric DeBonis	962,500	577,500	55,153	455,671	30,000	1,975,434	4,056,258
(1)	All time-lapse RSUs of the Southwest Officers would vest upon a Double Trigger Event. A pro rata portion of the target number of Performance Shares based on the number of months of service relative to the 2020-2022 and 2021-2023 three-year performance periods would vest upon a Double Trigger Event. For Mr. Daily, a pro-rata portion of the target number of 2020-2022 and 2021-2023 Performance Shares and Non-threshold Performance Shares would vest upon a Double Trigger Event. As of December 31, 2021, the pro rata amount equaled one-third of the target number for the 2021-2023 performance period and two-thirds of the target number for the 2020-2022 performance period. The value of Performance Shares, Non-threshold Performance Shares and time-lapse RSUs set forth above is based on the closing price of Common Stock on the last trading day of 2021 ($70.05).

(2)	Additional SERP benefits are shown on a present value basis, using the valuation method and all material assumptions described in “Note 11—Pension and Other Postretirement Benefits” of Exhibit 13.01 to our 2021 Annual Report on Form 10-K.

58	Southwest Gas Holdings 2022 Notice and Proxy

Absent a Change in Control

Southwest Officers. Incentive programs for the Southwest Officers provide for vesting of awards upon the occurrence of specified termination events in the absence of a change in control.

▪	Annual Incentive Plan. Southwest’s annual cash incentive plan states that if employment terminates as a result of death or disability, or when the officer is eligible for retirement under our Retirement Plan, the officer will receive a prorated incentive plan payout for the portion of the performance period that the officer was employed. As of December 31, 2021, Messrs. Hester and Peterson and Ms. Haller were age 55 or older and eligible for retirement, but Mr. DeBonis was not. Accordingly, if any Southwest Officer had terminated employment on December 31, 2021, as a result of death, disability or, other than in the case of Mr. DeBonis, retirement, the officer would have been entitled to receive a full incentive plan award because December 31, 2021 was the final day of the applicable performance period. The values for these payouts are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
▪	RSUs. As of December 31, 2021, each Southwest Officer held unvested time-lapse RSUs. The respective award agreements generally require the officer to be employed by us on the applicable vesting dates to receive the awarded shares, but if employment terminates earlier as a result of death or disability, or when the officer is eligible for retirement under our Retirement Plan, the officer will receive all of the unvested shares. Accordingly, if any Southwest Officer had terminated employment on December 31, 2021, as a result of death, disability or, other than in the case of Mr. DeBonis, retirement, the value of the time-lapse RSUs, based on a stock price of $70.05 per share (the closing price of Common Stock on the last trading day of 2021), that the officer would have been entitled to is: for Mr. Hester, $1,445,168; for Mr. Peterson, $338,001; for Ms. Haller, $428,637; and for Mr. DeBonis, $225,815.
▪	Performance Shares. As described above under “Grants of Plan-Based Awards During 2021,” we granted Performance Share awards to the Southwest Officers in February 2021 under which shares of Common Stock (plus accumulated cash dividends) will be issued to them based on Company performance from 2021 through 2023. The award agreements generally require the officer to be employed by us on the last day of the performance period to receive an award payout, but if employment terminates earlier as a result of death, disability, or retirement after reaching age 55, the officer will be entitled to a prorated award payout. In the case of disability or death, a pro rata portion of the target number of Performance Shares would be paid promptly. Following retirement, an officer would receive a payout at the end of the applicable performance period based on the Company’s actual performance against the performance goals. If any Southwest Officer had terminated employment on December 31, 2021, as a result of death, disability or, other than in the case of Mr. DeBonis, retirement, his or her target award for the performance period from 2021 through 2023 would have been reduced to one-third of the original target award reflecting employment for one year of the three-year performance period. Additionally, the Southwest Officers were granted Performance Shares in February 2020 under which shares of Common Stock (plus accumulated cash dividends) will be issued to them based on Company performance from 2020 through 2022. Assuming termination of employment as described above, the target award for the performance period from 2020 through 2022 would have been reduced to two-thirds of the original target award reflecting employment for two years of the three-year performance period. The value of the prorated award payouts for both tranches of Performance Shares, based on a stock price of $70.05 per share (which was the closing price of Common Stock on the last trading day of 2021), for each Southwest Officer is: for Mr. Hester, $2,013,727; for Mr. Peterson, $441,211; for Ms. Haller, $540,101; and for Mr. DeBonis, $229,856. For purposes of the retirement scenario, whereby pro rata payouts would occur based on actual performance at the end of the three-year performance period, the above amounts assume achievement of target performance and do not include any estimated amounts for accumulated dividends.

Centuri. In the event of termination of Mr. Daily’s employment by reason of retirement, death, disability, termination for cause or without good reason, or termination without cause or for good reason, he would be provided with the benefits described below.

▪

Cash Incentive Payments Made Upon Retirement, Death or Disability. Centuri’s annual incentive and long-term incentive plans generally require the officer to be employed by Centuri on the date that the awards are paid to receive the cash awards, but if employment terminates earlier as a result of death or disability, or when the officer is retirement age, the officer may receive a prorated award at the Centuri CEO’s discretion. As of December 31, 2021, Mr. Daily was eligible for retirement under both Centuri incentive plans. If Mr. Daily had terminated employment on December 31, 2021, as a result of death, disability or retirement, he would have been eligible to receive a full annual incentive plan award because December 31, 2021, was the final day of the applicable performance period. The value for this payout is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. If Mr. Daily had terminated employment on December 31, 2021, as a result of death, disability or retirement, his target award under Centuri’s long-term incentive plan for the performance

Southwest Gas Holdings 2022 Notice and Proxy	59

period from 2021 through 2023 would have been reduced to one-third of the original target award reflecting employment for one year of the three-year performance period and his target award under Centuri’s long-term incentive plan for the performance period from 2020 through 2022 would have been reduced to two-thirds of the original target award reflecting employment for two years of the three-year performance period. He would have been eligible to receive a payout at the end of the applicable performance periods based on Centuri’s actual performance. Assuming achievement of target performance for the performance period from 2021 through 2023 and the performance period from 2020 through 2022, the value of the cash long-term incentive that Mr. Daily would be entitled to receive would be $505,400. In addition, in the event of termination for disability, Mr. Daily’s employment agreement provides for a severance benefit equal to one year of base salary. Under the assumption that termination occurred on December 31, 2021 due to disability, Mr. Daily would have been entitled to a benefit of $786,000 pursuant to his employment agreement.
▪	Payments Made Upon Termination for Cause or Without Good Reason. In the event of termination for cause by Centuri or voluntary resignation by Mr. Daily without good reason, his employment agreement and incentive plans provide for no severance benefits. The employment agreement defines “good reason” as (i) any requirement that Mr. Daily relocate, (ii) material failure by the employer to comply with the compensation provisions of the employment agreement or (iii) a significant reduction in duties, responsibilities or compensation.
▪	Payments Made Upon Termination Without Cause or For Good Reason. In the event of a voluntary termination for good reason or termination by Centuri without cause, Mr. Daily’s employment agreement provides for a severance benefit equal to two years of base salary, the value of any unpaid annual incentive from the year prior to the termination and two years of welfare benefits, including the cost of medical, dental and vision insurance coverage under the current Centuri plans. Under the assumption that termination occurred on December 31, 2021, Mr. Daily would have been entitled to a benefit of $1,623,228, including $1,572,000 in base salary and $51,228 in welfare benefits.
▪	Performance Shares and Non-Threshold Performance Shares. In the event of Mr. Daily’s death, disability, job elimination or termination following a change in control, restrictions on Performance Shares and Non-threshold Performance Shares are removed and a pro-rata portion of the unvested shares become vested. The number of shares that vest is determined by multiplying the ratio of actual months of service in the three-year performance period by the number of shares earned at target performance. The value of the shares, based on a stock price of $70.05 per share (the closing price of Common Stock on the last trading day of 2021), that Mr. Daily would have been entitled to based on a December 31, 2021, termination date is $1,066,051. In the event of Mr. Daily’s retirement, the number of Performance Shares and Non-threshold Performance Shares that vest is determined by multiplying the ratio of actual months of service in the three-year performance period by the shares earned based on actual performance at the end of the performance period. Assuming Mr. Daily retired on December 31, 2021, based on a stock price of $70.05 per share (the closing price of Common Stock on the last trading day of 2021), the value of the shares Mr. Daily would have received is $1,066,051. For purposes of the retirement scenario, whereby pro rata payouts would occur based on actual performance at the end of the three-year performance period, the above amounts assume achievement of target performance and do not include any estimated amounts for accumulated dividends.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. John P. Hester, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For 2021, our last completed fiscal year:

▪	The median annual total compensation of all employees of the Company and its consolidated subsidiaries (other than our CEO) was $115,501; and
▪	The annual total compensation of our CEO was $5,674,579.
▪	Based on this information, for 2021 the ratio of the annual total compensation of Mr. Hester, our Chief Executive Officer and President, to the median annual total compensation of all employees, as determined pursuant to Item 402(u) of Regulation S-K, was 49 to 1, which is a reasonable estimate calculated consistent with applicable rules.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

▪

Given the distribution of our employee population between the United States and Canada and both of our business segments, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of the employees, we selected elements of compensation that represent “base salary” (compensation paid at the normal hourly rate, excluding overtime, for

60	Southwest Gas Holdings 2022 Notice and Proxy

hourly employees and base cash salary for salaried employees) as the most appropriate measure of compensation to reflect annual compensation of our employees. Such compensation elements represent the fixed portion of each employee’s compensation arrangements and are paid without regard to our financial or operational performance or individual employee workloads in a given year. This compensation measure was consistently applied to all of our employees.
▪	We identified the median employee as of December 31, 2021. The median employee is different than in 2020 due to a change in that employee’s circumstances involving a large decrease in overtime compensation. All of our employees are located in either the United States or Canada and our CEO is based in the United States. Therefore, we did not make any cost-of-living adjustments in identifying the “median employee.”
▪	Because the number of our Canadian employees was less than 5% of the total number of employees, the Canadian employees were excluded from the median employee calculation. Employees of Riggs Distler and MountainWest were also excluded because those companies were acquired in fiscal year 2021. The approximate number of Riggs Distler and MountainWest employees omitted is 1,558.
▪	For our median employee, we combined all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $115,501. The difference between such employee’s base salary and the employee’s annual total compensation represents the value of such employee’s overtime and other premium pay, employer contributions to a 401(k) plan, the change between December 31, 2020 and December 31, 2021 in actuarial present value of the employee’s accumulated benefit under the Retirement Plan, and the value of the employer’s portion of such employee’s health care, disability and life insurance benefits (estimated for the employee and such employee’s eligible dependents at $5,401).
▪	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement plus $13,932 for the employer paid portion of our CEO’s health care, disability and life insurance benefits.

Southwest Gas Holdings 2022 Notice and Proxy	61

DIRECTOR COMPENSATION

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Robert L. Boughner	104,175	139,121	38,584	105	281,985

José A. Cárdenas	119,175	139,121	—	105	258,401

Stephen C. Comer	111,925	139,121	47,351	105	298,502

Jane Lewis-Raymond	111,925	139,121	—	105	251,151

Anne L. Mariucci	104,175	139,121	38,254	105	281,655

Michael J. Melarkey	191,988	139,121	51,966	105	383,180

A. Randall Thoman	124,175	139,121	30,847	105	294,248

Thomas A. Thomas	104,175	139,121	30,938	105	274,339

Leslie T. Thornton	104,175	139,121	7,408	105	250,809
(1)	On February 24, 2021, each director serving at that time received 2,140 restricted stock units. The Company does not issue option awards.

(2)	The restricted stock units are valued at the closing price of Common Stock on the date of grant. The grant date fair value of the restricted stock units granted in 2021 was based on the closing price of Common Stock of $65.01 on February 24, 2021. The amounts were determined in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are included in “Note 9 – Share-Based Compensation” of Exhibit 13.01 to our 2021 Annual Report on Form 10-K.

(3)	Stock awards outstanding at December 31, 2021, for each of the listed directors are as follows. There are no outstanding option awards.

Stock Awards(#)
Mr. Boughner	31,642
Mr. Cárdenas	18,336
Mr. Comer	27,297
Ms. Lewis-Raymond	5,916
Ms. Mariucci	29,129
Mr. Melarkey	29,470
Mr. Thoman	27,172
Mr. Thomas	31,642
Ms. Thornton	5,916

(4)	The amounts in this column also reflect above-market interest on nonqualified deferred compensation balances for 2021.

(5)	The All Other Compensation column represents the cost of life insurance for directors ($105 for each of the directors).

62	Southwest Gas Holdings 2022 Notice and Proxy

Director Compensation Narrative

In 2021, the Compensation Committee conducted a review of the types and amounts of director compensation. The independent compensation consultant conducted a benchmarking analysis of peer company director pay practices. Based on that analysis, the Committee decided that an increase to director compensation, as a balance of cash and equity compensation, was needed to move compensation closer to the median. The Committee uses a retainer-based model for director cash compensation (without regular individual meeting fees) and determines the value of annual equity grants for directors based on a set dollar amount.

The annual cash retainer for non-employee directors increased to $90,000. Additional annual cash retainers for the Chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees are $20,000, $15,500 and $15,000, respectively. The additional annual cash retainer paid to our Chair of the Board increased to $100,000. Individual cash meeting fees of $1,650 are only payable when the number of meetings of the Board or a committee exceeds regularly scheduled meetings by three or more.

Cash compensation received by the non-employee directors may be deferred until retirement or termination of their status as directors pursuant to the Directors Deferral Plan. Amounts deferred bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate (“Bond Rate”). At retirement or termination, such deferrals will be paid out over 5, 10, 15 or 20 years, and will be credited during the applicable payment period with interest at 150% of the average of the Bond Rate on January 1 for the five years prior to retirement or termination.

A fixed dollar value ($130,000 for 2022) will be granted annually in the form of equity compensation under the Company’s Omnibus Incentive Plan during the February Board meeting. The fixed dollar value is converted into awards representing a number of shares of Common Stock based on the closing share price for the last trading session of the most recently completed fiscal year. Under this program, each member of the Board was granted the equivalent of 1,856 shares of Common Stock on February 24, 2022.

Non-employee director equity compensation vests immediately upon grant, and the directors are provided the option to defer receipt of equity compensation until they leave the Board. Deferred stock units are credited with notional dividends at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on Common Stock. Such notional dividends are valued as of the date on which they are credited to the director and are reallocated into additional deferred stock units. When a director leaves the Board, any deferred stock units of such director will be converted into shares of Common Stock.

By Board policy, each non-employee director is required to retain at least five times the value of his or her annual cash retainer in Common Stock (or equivalents). Each non-employee director is required to fulfill this requirement within five years of being elected to the Board.

The maximum number of shares of Common Stock which may be awarded to any non-employee director during any fiscal year is 5,000 shares, which taken together with any cash fees paid by the Company to such non-employee director shall not exceed $500,000 in total value (calculating the value of any award based on the fair market value of the shares on the grant date of such award). These limitations were approved by stockholders on May 4, 2017.

Directors are prohibited by Company policy from pledging or engaging in financial hedging of their investment risk in our Common Stock.

Directors are entitled to participate in the same gift matching program that is available to all of our employees. Under this program, the Company matches contributions to qualified charitable organizations up to a maximum of $2,500 in any calendar year.

Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for serving on the Board.

Southwest Gas Holdings 2022 Notice and Proxy	63

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

(Proposal 2 on the WHITE Proxy Card)

The Board Recommends a Vote “FOR” The Proposal to Approve the Company’s Executive Compensation on the WHITE Proxy Card

General

The Company seeks your advisory vote on our executive compensation programs as described in this Proxy Statement. The Board has determined to submit an annual advisory vote on our executive compensation programs to our stockholders at each annual meeting until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation. The Board asks that you support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying tables and narratives contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Accordingly, the Board recommends that our stockholders vote “FOR” on the WHITE proxy card, on an advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and adopt the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby APPROVED.

The Company’s compensation program is designed and administered by the Compensation Committee of the Board, which is composed entirely of Independent Directors and carefully considers many different factors, as described in the Compensation Discussion and Analysis, in order to provide appropriate compensation for the Company’s executives. As discussed in the Compensation Discussion and Analysis, the compensation package for the Company’s NEOs (who are the officers listed in the Summary Compensation Table in the Executive Compensation section) is designed to support the Company’s objectives of attracting, motivating and retaining the executive talent required to achieve our corporate objectives and increase stockholder value.

The compensation program is based on the Board-approved executive compensation philosophy of (i) paying base salary at the median (50th percentile) of the amounts paid by our peer group of companies (the “relative market”), (ii) providing annual and long-term incentive awards that are designed to motivate the NEOs to focus on specific annual and long-term financial and operational performance goals and achieve superior performance while placing a significant amount of total compensation at risk, and (iii) paying total direct compensation (base salary and annual and long-term incentive awards) to be competitive with the relative market.

Consistent with the SEC rule implementing the requirement that the Company periodically include a say-on-pay proposal in its proxy statement, the vote on this proposal is advisory and is not binding on the Company, the Compensation Committee or the Board. The Compensation Committee and the Board value the opinions that stockholders express in their votes and to the extent there is any significant vote against the NEO compensation, we will consider the outcome of the vote when making future executive compensation decisions and evaluate whether any actions are necessary to address stockholder concerns expressed by such vote. It is expected that the next advisory vote on executive compensation will occur at the 2023 Annual Meeting of Stockholders.

We encourage you to review the complete description of the Company’s executive compensation programs provided in this Proxy Statement, including the Compensation Discussion and Analysis and the accompanying compensation tables.

64	Southwest Gas Holdings 2022 Notice and Proxy

AUDIT COMMITTEE INFORMATION

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3 on the WHITE Proxy Card)

The Board Recommends a Vote “FOR” Auditor Ratification on the WHITE Proxy Card

General

The Audit Committee (“Committee”) selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2022, subject to ratification of the selection by the stockholders. PricewaterhouseCoopers LLP has been the Company’s independent public accounting firm since 2002. To the Committee’s knowledge, at no time has PricewaterhouseCoopers LLP had any direct or indirect financial interest in or connection with the Company or any of our subsidiaries other than for services rendered to the Company as described below.

The Committee is composed of Independent Directors and meets periodically with the Company’s internal auditors and independent registered public accounting firm to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Committee reviews both the audit scope and proposed fees for the coming year.

The affirmative vote of a majority of the shares represented and voting at the Annual Meeting or by proxy is necessary to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company. If the selection of PricewaterhouseCoopers LLP is not ratified by stockholders, the Committee will review its future selection of the independent registered public accounting firm in light of that vote result. Even if the selection is ratified, the Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Committee determines that such change would be appropriate.

During fiscal years 2020 and 2021, PricewaterhouseCoopers LLP provided the following audit, audit-related and other professional services for the Company. The cost and description of these services are as follows:

	2020	2021

Audit Fees(1)	$3,403,000	$4,671,000

Audit-Related Fees(2)	448,800	190,000

Tax Fees(3)	226,100	532,000

All Other Fees(4)	3,000	1,000
(1)	The services include the audit of the annual financial statements included in the Company’s Annual Report on Form 10-K; the reviews of unaudited quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q; subsidiary audits, consultation, and comfort letters and consents for various financings and SEC filings; and the assessment of the Company’s internal control over financial reporting; expanded procedures for business acquisitions; and expanded procedures following the implementation of technology system deployments.

(2)	The services include regulatory audits and regulatory compliance, evaluations of the adoption of new accounting standards, and pre-implementation reviews for new systems.

(3)	The services include corporate tax return reviews and corporate tax planning and advice, including pre-acquisition tax diligence. The independent registered public accounting firm’s independence is assessed with respect to tax planning and advice services to be provided, including in light of the prohibition on representing the Company on tax matters before any regulatory or judicial proceeding or providing tax services to Company executives or directors.

(4)	The services include permitted advisory services with regard to use of automated tools such as a disclosure checklist, which were not the subject of audit or audit-related services performed.

Under the Committee’s charter, the Committee must pre-approve all Company engagements of PricewaterhouseCoopers LLP, unless an exception exists under the provisions of the Exchange Act or applicable SEC rules. At the beginning of each audit cycle, the Committee evaluates the anticipated engagements of the independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approves or rejects each service, consistent with its preapproval policy, taking into account whether the services are permissible under applicable laws and the possible impact of each nonaudit service on

Southwest Gas Holdings 2022 Notice and Proxy	65

PricewaterhouseCoopers LLP’s independence from management. The Committee also considers whether the independent registered public accounting firm is best positioned to provide effective and efficient service, and whether the service may enhance the Company’s ability to manage and control risk or improve audit quality. Throughout the year, the Committee reviews updates of the services actually provided and fees charged by PricewaterhouseCoopers LLP.

Requests for the independent registered public accounting firm to provide additional services are presented to the Committee by the Company’s Chief Financial or Accounting Officer, on an as-needed basis. The Committee has delegated to the chairperson of the Committee the authority to evaluate and approve engagements on the Committee’s behalf in the event that a need arises for preapproval between Committee meetings. Approval of additional services will be made consistent with the preapproval policy and will be reported to the Committee at its next scheduled meeting.

Since the effective date of the preapproval process, the Committee has approved, in advance, each new engagement of PricewaterhouseCoopers LLP, and none of those engagements made use of the de minimis exception to the preapproval requirement contained in the SEC rules.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

66	Southwest Gas Holdings 2022 Notice and Proxy

PROPOSAL REGARDING BYLAW RESTORATION

(Proposal 4 on the WHITE Proxy Card)

The Board Recommends a Vote “AGAINST” the Proposal Regarding Bylaw Restoration on the WHITE Proxy Card

The Icahn Group has given notice that it intends to present for action at the Annual Meeting a proposal which would have the effect of repealing any amendments to the Company’s Bylaws that are duly adopted by the Board, or by the stockholders of the Company, after October 19, 2021 and prior to the Annual Meeting, if such amendments “could” be deemed to interfere with the seating of the Icahn Group’s director nominees (the “Bylaw Restoration Proposal”). Specifically, the Icahn Group has given notice that it intends to bring forth the following resolution at the Annual Meeting:

“RESOLVED, that any provision, change, amendment, modification or alteration of the Amended and Restated Bylaws of Southwest Gas Holdings, Inc. (the “Bylaws”) that exists as of the effectiveness of this resolution and that occurred on or after October 19, 2021, that could interfere with the seating of the directors nominated by Icahn Partners LP (the “Icahn Slate”) for election to the Southwest Gas Holdings, Inc. Board of Directors at the 2022 Annual Meeting or any subsequently called Special Meeting called for the purpose of electing the Icahn Slate to the Board, be and is hereby repealed.”

The Company’s Response

The Board carefully considered the Bylaw Restoration Proposal and concluded, for the reasons noted below, that a blanket prohibition on Bylaw amendments prior to the Annual Meeting that “could” be deemed to interfere with the seating of the Icahn Group’s director nominees would not be in the best interests of the Company and our stockholders.

Each of the members of the Board has fiduciary duties to the Company’s stockholders, regardless of who designated such member as a nominee to the Board. Specifically, the Board is responsible for managing, or directing the management of, the business and affairs of the Company. In meeting this responsibility, the Board has a fiduciary duty to act in the best interests of the Company and all of its stockholders. Further, the Company has adopted policies and practices designed to ensure and encourage its independent exercise of such duty. As a result, the Company’s Bylaws expressly provide that the Bylaws may be amended by the Board. It is important that the Board’s ability to act in the best interests of the Company and all stockholders not be limited.

The Board believes that the Bylaw Restoration Proposal would undermine the ability of the Board to control the business and affairs of the Company and to protect all of the Company’s stockholders, as it would limit the Board’s ability to adopt changes to the Bylaws (which is expressly permitted by the Bylaws), even in cases where the Board determines that the changes are in the best interests of the Company and its stockholders.

While the Board has not adopted any amendments to the Bylaws after October 19, 2021 and does not currently expect to adopt any amendments to the Bylaws prior to the Annual Meeting, including any amendments that “could” be deemed to interfere with the seating of the Icahn Group’s director nominees, the Board may determine that an amendment is necessary and in the best interest of the stockholders. The Board believes that the automatic repeal of any duly adopted Bylaw amendment, irrespective of its content, because, in the view of the Icahn Group, it “could” interfere with the seating of the Icahn Group’s director nominees, could have the effect of repealing one or more properly adopted Bylaw amendments that the Board determined to be in the best interests of the Company and its stockholders and that was adopted in furtherance of the Board’s fiduciary duties, including in response to future events not yet known to the Company.

In addition to the reasons stated above, in the view of the Board, the wording of the Bylaw Restoration Proposal is sufficiently vague in limiting amendments that “could” interfere with the seating of the Icahn Group’s director nominees, so as to be potentially open to misinterpretation and broadly applicable to amendments that advance the best of interests of the Company’s stockholders. Further, the Board notes that the Bylaw Restoration Proposal does not differentiate between an amendment to the Bylaws that is duly adopted by the Board or by the stockholders of the Company. As a result, if passed, it would have the effect of superseding the ability of you, our stockholders, to exercise discretion over the governance of the Company.

The Board, in accordance with its fiduciary duties, as well as the stockholders, are fully empowered by the Company’s governing documents and applicable law to alter, amend or repeal provisions of the Bylaws. The Board believes that the Bylaw Restoration Proposal has no purpose other than to limit the Board’s and the stockholders’ actions that the Icahn Group may find disadvantageous in its efforts to assert control over the Company, even if such amendments would be beneficial to the Company’s stockholders.

Southwest Gas Holdings 2022 Notice and Proxy	67

For all of the foregoing reasons, the Board unanimously recommends that stockholders vote “AGAINST” the Bylaw Restoration Proposal on the WHITE proxy card.

The affirmative vote of a majority of the shares represented and voting at the Annual Meeting or by proxy is necessary to approve the Bylaw restoration proposal.

68	Southwest Gas Holdings 2022 Notice and Proxy

AUDIT COMMITTEE REPORT

The Committee is composed of eight members of the Board. The Board determined that each member of the Committee qualifies as independent under the independence standards of the NYSE and the SEC.

The Committee assists the Board in fulfilling its oversight responsibility by reviewing the financial information provided to stockholders and others, the system of internal control which management and the Board have established, and the audit process. Management is responsible for the Company’s consolidated financial statements, for maintaining internal control over the Company’s financial reporting, and for assessing the effectiveness of that control. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an integrated audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards, attesting to the effectiveness of the Company’s internal control over financial reporting based on the audit, and issuing a report thereon. The Committee’s role and responsibilities are to monitor and oversee these processes as set forth in a written Committee charter adopted by the Board. The Committee charter is available on the Company’s website at www.swgasholdings.com. The Committee reviews and assesses the adequacy of the charter at least annually and recommends any changes to the Board for approval.

In fulfilling the Committee’s responsibilities for 2021, the Committee:

▪	Reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2021, with management and PricewaterhouseCoopers LLP;
▪	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
▪	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding their communications with the Committee concerning independence, and the Committee has discussed with PricewaterhouseCoopers LLC its independence.

Based on the review and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2021, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC.

Audit Committee

A. Randall Thoman (Chair)

Robert L. Boughner

Stephen C. Comer

E. Renae Conley

Jane Lewis-Raymond

Carlos A. Ruisanchez

Thomas A. Thomas

Leslie T. Thornton

Southwest Gas Holdings 2022 Notice and Proxy	69

COSTS OF SOLICITATION

The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of our Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street-name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. The Company has retained Innisfree M&A Incorporated (“Innisfree”) to solicit proxies. Under our agreement with Innisfree, Innisfree will receive a fee of up to $[        ] plus the reimbursement of reasonable expenses. Innisfree expects that approximately [        ] of its employees will assist in the solicitation. The Company also agreed to indemnify Innisfree against certain liabilities relating to, or arising out of, its retention. Innisfree will solicit proxies by mail, telephone, facsimile and email. Our aggregate expenses, including those of Innisfree, our outside legal counsel and other outside advisors, related to our solicitation of proxies in excess of expenses normally spent for an annual meeting of stockholders in which there is not a proxy contest and salaries and wages of our regular employees and officers, are expected to be approximately $[        ], of which approximately $[        ] has been incurred as of the date of this Proxy Statement.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Bylaws establish an advance notice procedure for stockholders to make director nominations for consideration at the Company’s annual meetings of stockholders. Director nominee proposals for the 2023 Annual Meeting must be received in writing by the Company on or before [                    ], 2022. Any proposal to nominate a director to our Board of Directors must set forth the information required by the Company’s Bylaws. See “GOVERNANCE OF THE COMPANY - Selection of Directors” for a summary of these requirements.

Stockholders may submit other business proposals for consideration at the Company’s annual meetings of stockholders. In order for a stockholder business proposal to be considered for inclusion in the Company’s proxy statement for the 2023 Annual Meeting, it must be in such form as is required by Rule 14a-8 of the Exchange Act and received by the Company on or before [                    ], 2022. Additionally, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than [                    ], 2023.

A business proposal submitted by a stockholder pursuant to our Bylaws and outside of the process of Rule 14a-8 for the 2023 Annual Meeting must be received by us no later than [                    ], 2022, and must set forth the information required by the Company’s Bylaws.

OTHER MATTERS TO COME BEFORE THE MEETING

If any business not described in this Proxy Statement should come before the Annual Meeting for your consideration, it is intended that the shares represented by our proxies will be voted at their discretion. The Company has been notified that the Icahn Group intends to present the Special Meeting Proposal at the Annual Meeting. See “ADDITIONAL BACKGROUND OF THE SOLICITATION.” The Board believes that the Special Meeting Proposal does not constitute proper business to be brought forth at the Annual Meeting on the basis that it is illegal under Delaware law as well as not permitted by the Company’s organizational documents, and therefore we do not expect stockholders will vote on the Special Meeting Proposal at the Annual Meeting. However, if the Special Meeting Proposal is properly presented at the Annual Meeting, the persons named as proxies in the accompanying form of proxy have informed the Company that they intend to exercise their discretionary authority to vote against the Special Meeting proposal. As of the date of this Proxy Statement, we know of no other matter which might be presented for stockholder action at the meeting.

By Order of the Board of Directors

Thomas E. Moran Vice President, Corporate Secretary/Legal Counsel

70	Southwest Gas Holdings 2022 Notice and Proxy

ANNEX A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain officers and other employees of the Company are deemed “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are deemed “participants.”

Directors and Nominees

The names of the Company’s directors and nominees are set forth below. Except as set forth below, the principal occupations of our directors and nominees are set forth under Proposal No. 1 of this Proxy Statement, titled “Election of Directors.”

Name	Business Address
Robert L. Boughner	c/o Southwest Gas Holdings, Inc. 8360 S. Durango Dr. Las Vegas, Nevada 89113
José A. Cárdenas
Stephen C. Comer*
E. Renae Conley
John P. Hester
Jane Lewis-Raymond
Anne L. Mariucci
Michael J. Melarkey*
Carlos A. Ruisanchez
A. Randall Thoman
Thomas A. Thomas
Leslie T. Thornton
*	Messrs. Comer and Melarkey will retire from the Board immediately prior to the Annual Meeting. As of the date of this Proxy Statement, the principal occupation of Mr. Comer is Director and the principal occupation of Mr. Melarkey is Director and Chairman of the Board. The principal occupation refers to such person’s position with the Company.

Officers and Employees

The following table sets forth the name and principal occupation of the Company’s officers and employees who are “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is c/o Southwest Gas Holdings, Inc., 8360 S. Durango Dr., Las Vegas, Nevada 89113.

Name	Principal Occupation
John P. Hester	President and Chief Executive Officer
Karen S. Haller	Executive Vice President/Chief Legal and Administrative Officer
Gregory J. Peterson	Senior Vice President/Chief Financial Officer
Eric DeBonis	Senior Vice President/Operations, Southwest Gas Corporation
Lori L. Colvin	Vice President/Controller/Chief Accounting Officer
Kenneth J. Kenny	Vice President/Finance/Treasurer
Boyd S. Nelson	Vice President/Strategy and Corporate Development
Thomas E. Moran	Vice President/Corporate Secretary/Legal Counsel
Paul M. Daily	President and Chief Executive Officer, Centuri Group, Inc.

72	Southwest Gas Holdings 2022 Notice and Proxy

Information Regarding Ownership of Company Securities by Participants

The number of Company securities beneficially owned by directors and NEOs as of February 15, 2022, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, is set forth under the “Securities Ownership by Directors, Director Nominees, Executive Officers, and Certain Beneficial Owners” section of this Proxy Statement. The number of Company securities beneficially owned as of the same date, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, for the Company’s other officers and employees who are deemed “participants” is set forth below.

Name	Position	Shares Beneficially Owned
Lori L. Colvin	Vice President/Controller/Chief Accounting Officer	6,411.9401	*
Kenneth J. Kenny	Vice President/Finance/Treasurer	23,181.3505	**
Thomas E. Moran	Vice President/Corporate Secretary/Legal Counsel	924
Boyd S. Nelson	Vice President/Strategy and Corporate Development	2,962
*	Includes 2,423.891 shares held indirectly by Ms. Colvin’s 401(k).

**	Includes 5,304.958 shares held indirectly by Mr. Kenny’s 401(k) and 34.346 shares held indirectly by Mr. Kenny as custodian for his child.

Southwest Gas Holdings 2022 Notice and Proxy	73

Information Regarding Transactions in Company Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years, between February 15, 2020 and February 15, 2022. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description*
Gregory J. Peterson	January 11, 2022	824.76		F
	June 1, 2021	41.637		A
	June 1, 2021	10.013		A
	June 1, 2021	39.346		A
	June 1, 2021	9.387		A
	June 1, 2021	43.775		A
	June 1, 2021	10.367		A
	June 1, 2021		44.844	A (By 401(k))
	June 1, 2021		42.509	A (By 401(k))
	June 1, 2021		45.4731	A (By 401(k))
	March 1, 2021	41.726		A
	March 1, 2021	9.833		A
	March 4, 2021	188.244		F
	March 1, 2021		45.04	A (By 401(k))
	February 23, 2021	2,864.198		A
	February 23, 2021	503.999		A
	January 12, 2021	525.816		F
	March 2, 2020		37.504	A
	March 2, 2020		25.379	A
	June 1, 2020		36.06	A
	June 1, 2020		24.402	A
	September 1, 2020		44.315	A
	September 1, 2020		29.988	A
	December 1, 2020		42.17	A
	December 1, 2020		28.537	A
	March 2, 2020		39.32	A (By 401(k))
	June 1, 2020		36.5239	A (By 401(k))
	September 1, 2020		45.418	A (By 401(k))
	December 1, 2020		43.333	A (By 401(k))
	February 24, 2020	2,143.794		A
	February 24, 2020	603.504		A
	February 24, 2020	269.464		F

74	Southwest Gas Holdings 2022 Notice and Proxy

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description*
Kenneth J. Kenney	January 11, 2022	237.659		F
	June 1, 2021	141.82		A
	June 1, 2021	14.217		A
	September 1, 2021	134.018		A
	September 1, 2021	13.435		A
	December 1, 2021	149.103		A
	December 1, 2021	14.948		A
	June 1, 2021		45.936	A (By 401(k))
	September 1, 2021		43.5509	A (By 401(k))
	December 1, 2021		46.582	A (By 401(k))
	June 1, 2021		0.296	A (By custodian for child)
	September 1, 2021		0.28	A (By custodian for child)
	December 1, 2021		0.312	A (By custodian for child)
	March 1, 2021	139.049		A
	March 1, 2021	14.247		A
	March 4, 2021	165.673		F
	March 1, 2021		46.1401	A (By 401(k))
	March 1, 2021		0.297	A (By custodian for child)
	February 23, 2021	1,106.996		A
	February 23, 2021	512.126		A
	January 12, 2021	158.881		F
	December 1, 2020	134.636		A
	December 1, 2020	8.771		A
	December 1, 2020		44.3969	A (By 401(k))
	December 1, 2020		0.287	A (By custodian for child)
	March 2, 2020	116.691		A
	March 2, 2020	7.801		A
	June 1, 2020	115.129		A
	June 1, 2020	7.5		A
	September 1, 2020	141.484		A
	September 1, 2020	9.219		A
	November 13, 2020	400		S
	March 2, 2020	40.278		A (By 401(k))
	June 1, 2020	37.427		A (By 401(k))
	September 1, 2020	46.526		A (By 401(k))
	March 2, 2020	0.255		A (By custodian for child)
	June 1, 2020	0.246		A (By custodian for child)
	September 1, 2020	0.302		A (By custodian for child)
	February 24, 2020	618.721		A
	February 24, 2020	521.258		A
	February 24, 2020	232.948		F

Southwest Gas Holdings 2022 Notice and Proxy	75

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description*
John P. Hester	January 11, 2022	3,783.459		F
	June 1, 2021	178.022		A
	September 1, 2021	168.23		A
	December 1, 2021	187.164		A
	June 1, 2021	37.0531		A (By 401(k))
	September 1, 2021	35.1279		A (By 401(k))
	December 1, 2021	37.572		A (By 401(k))
	March 1, 2021	178.405		A
	March 4, 2021	5,972.882		F
	March 1, 2021		37.2199	A (By 401(k))
	February 23, 2021	15,178.861		A
	February 23, 2021	12,098.765		A
	January 12, 2021	1,754.294		F
	June 1, 2020	116.906		A
	June 1, 2020	14.963		A
	September 1, 2020	143.668		A
	September 1, 2020	18.7087		A
	December 1, 2020	136.713		A
	December 1, 2020	17.8554		A
	June 1, 2020		30.204	A (By 401(k))
	September 1, 2020		37.5329	A (By 401(k))
	December 1, 2020		35.8151	A (By 401(k))
	March 2, 2020	121.585		A
	March 13, 2020	2,000		P
	March 2, 2020		32.494	A (By 401(k))
	February 24, 2020	16,714.749		A
	February 24, 2020	8,983.809		A
	February 24, 2020	6,577.045		F

76	Southwest Gas Holdings 2022 Notice and Proxy

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description*
Karen S. Haller	January 11, 2022	916.88		F
	June 1, 2021	240.315		A
	June 1, 2021	52.802		A
	September 1, 2021	227.094		A
	September 1, 2021	49.897		A
	December 1, 2021	252.655		A
	December 1, 2021	55.513		A
	June 1, 2021		18.8119	A (By 401(k))
	September 1, 2021		17.8352	A (By 401(k))
	December 1, 2021		19.0769	A (By 401(k))
	March 1, 2021	220.003		A
	March 1, 2021	52.914		A
	March 4, 2021	1,121.943		F
	March 1, 2021		18.8911	A (By 401(k))
	February 23, 2021	3,525.92		A
	February 23, 2021	3,468.139		A
	January 12, 2021	684.195		F
	March 2, 2020	156.382		A
	March 2, 2020	35.894		A
	June 1, 2020	169.997		A
	June 1, 2020	34.513		A
	September 1, 2020	208.913		A
	September 1, 2020	42.413		A
	December 1, 2020	198.8		A
	December 1, 2020	40.36		A
	March 2, 2020		16.481	A (By 401(k))
	June 1, 2020		15.297	A (By 401(k))
	September 1, 2020		19.045	A (By 401(k))
	December 1, 2020		18.1729	A (By 401(k))
	February 24, 2020	3,978.109		A
	February 24, 2020	2,712.913		A
	February 24, 2020	1,392.323		F

Southwest Gas Holdings 2022 Notice and Proxy	77

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description*
Eric DeBonis	January 11, 2022	699.727		F
	June 1, 2021	27.817		A
	September 1, 2021	26.287		A
	December 1, 2021	29.246		A
	June 1, 2021		55.713	A (By 401(k))
	September 1, 2021		52.816	A (By 401(k))
	December 1, 2021		56.492	A (By 401(k))
	May 10, 2021	1,100		S
	May 10, 2021	1,700		S
	March 1, 2021	27.877		A
	March 4, 2021	1,030		F
	March 1, 2021		55.963	A (By 401(k))
	February 23, 2021	2,617.534		A
	February 23, 2021	1,812.346		A
	January 12, 2021	596.546		F
	December 1, 2020	23.361		A
	December 1, 2020		53.9139	A (By 401(k))
	June 1, 2020	19.976		A
	September 1, 2020	24.55		A
	June 1, 2020		15.574	A (By 401(k))
	September 1, 2020		19.355	A (By 401(k))
	November 10, 2020		4,047	A (By 401(k))
	March 2, 2020		20.776	A
	May 29, 2020		100	S
	May 29, 2020		300	S
	March 2, 2020		16.757	A (By 401(k))
	February 24, 2020	3,134.175		A
	February 24, 2020	1,421.614		A
	February 24, 2020	1,233.298		F

78	Southwest Gas Holdings 2022 Notice and Proxy

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description*
Lori L. Colvin	January 11, 2022	282.809		F
	June 1, 2021	24.85		A
	June 1, 2021	12.003		A
	September 1, 2021	23.483		A
	September 1, 2021	11.344		A
	December 1, 2021	26.126		A
	December 1, 2021	12.62		A
	June 1, 2021		20.978	A (By 401(k))
	September 1, 2021		19.887	A (By 401(k))
	December 1, 2021		21.2701	A (By 401(k))
	March 1, 2021	22.864		A
	March 1, 2021	12.029		A
	March 4, 2021	133.182		F
	March 1, 2021		21.0729	A (By 401(k))
	February 23, 2021	950.617		A
	February 23, 2021	362.934		A
	January 12, 2021	158.206		F
	March 2, 2020	17.945		A
	March 2, 2020	5.945		A
	June 1, 2020	17.254		A
	June 1, 2020	5.716		A
	September 1, 2020	21.204		A
	September 1, 2020	7.025		A
	December 1, 2020	20.178		A
	December 1, 2020	6.684		A
	March 2, 2020		18.383	A (By 401(k))
	June 1, 2020		17.0739	A (By 401(k))
	September 1, 2020		21.2361	A (By 401(k))
	December 1, 2020		20.273	A (By 401(k))
	February 24, 2020	427.076		A
Carlos A. Ruisanchez	N/A	N/A	N/A	N/A
E. Renae Conley	N/A	N/A	N/A	N/A
Robert L. Boughner	March 1, 2021	273.6259		A
	June 1, 2021	273.0403		A
	September 1, 2021	258.0183		A
	December 1, 2021	287.0632		A
	February 24, 2021	2,139.918		A
	June 1, 2020	210.2902		A
	September 1, 2020	258.43		A
	December 1, 2020	245.9204		A
	March 12, 2020	5,000		P
	March 2, 2020	218.7088		A
	March 9, 2020	2,500		P
	February 24, 2020	1,711.202		A

Southwest Gas Holdings 2022 Notice and Proxy	79

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description*
Paul M. Daily	March 1, 2021	47.8852		A
	June 1, 2021	47.5207		A
	September 1, 2021	44.1356		A
	December 1, 2021	48.3457		A
	December 1, 2021	45.2489		A
	September 24, 2020	100		P
	September 24, 2020	100		P
	September 2, 2020	38.3764		A
	September 16, 2020	70		P
	September 17, 2020	130		P
	September 17, 2020	90		P
	September 1, 2020	395		P
	September 1, 2020	5		P
	September 2, 2020	95		P
	June 4, 2020	30		P
	March 24, 2020	175		P
	March 12, 2020	2,000		P
	March 12, 2020	750		P
	March 2, 2020	7.809		A
	March 3, 2020	150		P
	March 3, 2020	25		P
José A. Cárdenas	March 1, 2021	158.566		A
	March 1, 2021	41.054		A
	June 1, 2021	158.227		A
	June 1, 2021	40.966		A
	September 1, 2021	149.521		A
	September 1, 2021	38.713		A
	December 1, 2021	166.353		A
	December 1, 2021	43.07		A
	February 24, 2021	2,139.918		A
	June 1, 2020	131.042		A
	June 1, 2020	18.088		A
	September 1, 2020	161.04		A
	September 1, 2020	22.229		A
	December 1, 2020	153.245		A
	December 1, 2020	21.153		A
	March 2, 2020	136.288		A
	March 2, 2020	27.499		A
	March 4, 2020	1,100		S
	February 24, 2020	1,711.202		A

80	Southwest Gas Holdings 2022 Notice and Proxy

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description*
Leslie T. Thornton	March 1, 2021	51.16		A
	June 1, 2021	51.05		A
	September 1, 2021	48.242		A
	December 1, 2021	53.673		A
	February 24, 2021	2,139.918		A
	March 2, 2020	27.499		A
	June 1, 2020	26.44		A
	September 1, 2020	32.493		A
	December 1, 2020	30.92		A
	February 24, 2020	1,711.202		A
Anne L. Mariucci	March 1, 2021	251.8994		A
	March 1, 2021	34.731		A
	June 1, 2021	251.3604		A
	June 1, 2021	34.657		A
	September 1, 2021	237.5309		A
	September 1, 2021	32.75		A
	December 1, 2021	264.2684		A
	December 1, 2021	36.437		A
	February 24, 2021	2,139.918		A
	March 2, 2020	216.5075		A
	March 2, 2020	13.378		A
	June 1, 2020	208.1738		A
	June 1, 2020	12.863		A
	September 1, 2020	255.8296		A
	September 1, 2020	15.808		A
	December 1, 2020	243.4452		A
	December 1, 2020	15.043		A
	February 24, 2020	1,711.202		A

Southwest Gas Holdings 2022 Notice and Proxy	81

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description*
Michael J. Melarkey	March 1, 2021	254.8464		A
	March 1, 2021	17.83		A
	June 1, 2021	254.3014		A
	June 1, 2021	17.792		A
	September 1, 2021	240.3099		A
	September 1, 2021	16.813		A
	December 1, 2021	267.3614		A
	December 1, 2021	18.706		A
	February 24, 2021	2,139.918		A
	March 2, 2020	202.5675		A
	March 2, 2020	15.325		A
	June 1, 2020	208.1148		A
	June 1, 2020	14.735		A
	September 1, 2020	239.3576		A
	September 1, 2020	18.108		A
	December 1, 2020	227.7712		A
	December 1, 2020	17.232		A
	February 24, 2020	1,711.202		A
Jane Lewis-Raymond	March 1, 2021	51.16		A
	June 1, 2021	51.05		A
	September 1, 2021	48.242		A
	December 1, 2021	53.673		A
	February 24, 2021	2,139.918		A
	June 1, 2020	26.44		A
	September 1, 2020	32.493		A
	December 1, 2020	30.92		A
	March 2, 2020	27.499		A
	March 3, 2020	1,500		P
	February 24, 2020	1,711.202		A

82	Southwest Gas Holdings 2022 Notice and Proxy

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description*
A. Randall Thoman	March 1, 2021	234.9675		A
	March 1, 2021	25.058		A
	June 1, 2021	234.4646		A
	June 1, 2021	25.004		A
	September 1, 2021	221.5648		A
	September 1, 2021	23.629		A
	December 1, 2021	246.5068		A
	December 1, 2021	26.288		A
	February 24, 2021	2,139.918		A
	March 2, 2020	185.482		A
	March 2, 2020	21.537		A
	June 1, 2020	178.3421		A
	June 1, 2020	20.708		A
	September 1, 2020	219.1684		A
	September 1, 2020	25.449		A
	December 1, 2020	208.5595		A
	December 1, 2020	24.217		A
	February 24, 2020	1,711.202		A
Thomas A. Thomas	March 1, 2021	273.6259		A
	June 1, 2021	273.0403		A
	September 1, 2021	258.0183		A
	December 1, 2021	287.0632		A
	February 24, 2021	2,139.918		A
	March 2, 2020	218.7088		A
	June 1, 2020	210.2902		A
	September 1, 2020	258.43		A
	December 1, 2020	245.9204		A
	February 24, 2020	1,711.202		A
Stephen C. Comer	March 1, 2021	236.0524		A
	March 1, 2021	19.166		A
	June 1, 2021	235.5474		A
	September 1, 2021	222.5879		A
	December 1, 2021	247.6434		A
	February 24, 2021	2,139.918		A
	March 2, 2020	202.8865		A
	March 2, 2020	13.621		A
	June 1, 2020	195.0778		A
	September 1, 2020	239.7356		A
	December 1, 2020	228.1302		A
	February 24, 2020	1,711.202		A

Southwest Gas Holdings 2022 Notice and Proxy	83

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Transaction Description*
Boyd S. Nelson	January 12, 2022	645.670		A
	December 1, 2021	21.015		A
	September 1, 2021	18.889		A
	June 1, 2021	19.989		A
	March 4, 2021	545.466		A
	March 1, 2021	15.189		A
	January 20, 2021	543.257		A
	December 1, 2020	9.977		A
	September 1, 2020	10.485		A
	June 1, 2020	8.532		A
	March 2, 2020	4.458		A
	February 24, 2020	559.137		A
Thomas E. Moran	January 12, 2022	135.990		A
	December 1, 2021	0.666		A
	September 1, 2021	0.599		A
	June 1, 2021	0.633		A
	January 20, 2021	71.498		A

* Transaction Code	Transaction
A	Grant, award, or other acquisition of securities from the company (such as an option)
P	Purchase of securities on an exchange or from another person
S	Sale of securities on an exchange or to another person
F	Payment of exercise price or tax liability using portion of securities received from the company

Miscellaneous Information Regarding Participants

Except as described in this Annex A or in this Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2021 or has knowledge of any current proposed transaction (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in this Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex A or in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or in this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in this Proxy Statement, and excluding any Director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to

84	Southwest Gas Holdings 2022 Notice and Proxy

which a nominee for election as Director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

Except as described in this Annex A or in this Proxy Statement, there are no material legal proceedings to which any participant or Participant Affiliate or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.

Southwest Gas Holdings 2022 Notice and Proxy	85

PRELIMINARY COPY—SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, AND SIGN, DATE AND RETURN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — –

SOUTHWEST GAS HOLDINGS, INC.

Annual Meeting of Stockholders [●], 2022

This Proxy is Solicited on Behalf of the Board of Directors

This proxy will be voted in the manner directed by the stockholder(s). If no direction is made, this proxy will be voted FOR the listed director nominees (Proposal 1), FOR the Approval, on a non-binding, advisory basis, of the Company’s executive compensation (Proposal 2), FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2022 (Proposal 3) and AGAINST the Bylaw restoration proposal (Proposal 4).

The undersigned hereby revokes all previously granted proxies and appoints Karen S. Haller and Thomas E. Moran as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated by telephone, online or by mail, all the shares of Common Stock of the undersigned at the 2022 Annual Meeting of Stockholders of Southwest Gas Holdings, Inc., and at any adjournments or postponements thereof; and at their discretion, with authorization to vote such shares on any other matters as may properly come before the meeting or any adjournment or postponement thereof.

YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY

(continued on the reverse side)

Southwest Gas Holdings 2022 Notice and Proxy 86

SOUTHWEST GAS HOLDINGS, INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Southwest Gas Holdings, Inc.

for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet

Please access https://www.proxyvotenow.com/ [●] (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

Submit your proxy by Telephone

Please call toll-free in the U.S. or Canada at [●] on a touch-tone telephone. (If outside the U.S. or Canada, call [●].) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER:

You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the Proxyholder(s) to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Submit your proxy by Mail

If you do not have access to a touch-tone telephone or to the internet, please complete, sign, date and return the proxy card in the postage paid envelope provided to: Southwest Gas Holdings, Inc., c/o 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, AND SIGN, DATE AND RETURN PROXY CARD IN THE POSTAGE-PAID PAID ENVELOPE PROVIDED ▼

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — –

Please mark vote as in this sample

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 & 3 AND AGAINST PROPOSAL 4.

1. Election of directors:

(01) Robert L. Boughner	(06) Anne L. Mariucci
(02) José A. Cárdenas	(07) Carlos A. Ruisanchez
(03) E. Renae Conley	(08) A. Randall Thoman
(04) John P. Hester	(09) Thomas A. Thomas
(05) Jane Lewis-Raymond	(10) Leslie T. Thornton

FOR ALL	WITHHOLD ALL	*FOR ALL EXCEPT
☐	☐	☐

*	NOTE: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2. To approve, on a non-binding, advisory basis, the Company’s executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2022.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.  To approve a proposal by the Icahn Group to repeal any Bylaw amendments adopted after October 19, 2021 and prior to the Annual Meeting that could interfere with the seating of Icahn’s director nominees for election at the Annual meeting or any subsequent special meeting of stockholders, if such proposal is properly brought before the meeting.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: , 2022

Signature

Signature (if jointly held)

Title(s)

Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Southwest Gas Holdings 2022 Notice and Proxy 87